UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to Rule 14a-12

DEVELOPERS DIVERSIFIED REALTY CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑  No fee required:

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined:

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐  Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

DEVELOPERS DIVERSIFIED REALTY CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Notice is hereby given that the Annual Meeting of Shareholders of Developers Diversified Realty Corporation, an Ohio corporation, which is referred to as the Company, will be held at the Company’s corporate headquarters, 3300 Enterprise Parkway, Beachwood, Ohio 44122, on June 25, 2009, at 9:00 a.m., local time, for the following purposes:

1. To elect the following eleven directors, each to serve until the next annual meeting of shareholders and until a successor has been duly elected and qualified: Dean S. Adler, Terrance R. Ahern, Robert H. Gidel, Daniel B. Hurwitz, Volker Kraft, Victor B. MacFarlane, Craig Macnab, Scott D. Roulston, Barry A. Sholem, William B. Summers, Jr. and Scott A. Wolstein;

2. To amend the Company’s Second Amended and Restated Articles of Incorporation to increase the number of authorized common shares, $0.10 par value per share, from 300,0000,000 to 500,000,000, which results in an increase in the total number of authorized shares of the Company from 311,000,000 to 511,000,000;

3. To approve the Amended and Restated 2008 Developers Diversified Realty Corporation Equity-Based Award Plan;

4. To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants for the Company’s fiscal year ending December 31, 2009; and

5. To transact such other business as may properly come before the meeting.

Only shareholders of record at the close of business on April 29, 2009 will be entitled to notice of and to vote at the Annual Meeting or any adjournment of the Annual Meeting. Shareholders are urged to complete, date and sign the enclosed proxy and return it in the enclosed envelope or vote their shares by telephone or over the Internet as described in the attached proxy statement.

By order of the Board of Directors,

Joan U. Allgood
Secretary

Dated: May 20, 2009

YOUR VOTE IS IMPORTANT. PLEASE VOTE YOUR SHARES PROMPTLY. YOU CAN FIND VOTING INSTRUCTIONS ON THE ENCLOSED PROXY.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 25, 2009

The Proxy Statement, Annual Report to Shareholders and Proxy Card are available free of charge at www.proxydocs.com/ddr.

Page

About the Meeting	1
Security Ownership of Certain Beneficial Owners and Management	4
Proposal One: Election of the Following Eleven Directors, Each To Serve Until the Next Annual Meeting of Shareholders and Until a Successor Has Been Duly Elected and Qualified: Dean S. Adler, Terrance R. Ahern, Robert H. Gidel, Daniel B. Hurwitz, Volker Kraft, Victor B. MacFarlane, Craig Macnab, Scott D. Roulston, Barry A. Sholem, William B. Summers, Jr. and Scott A. Wolstein	7
Executive Compensation	16
Certain Transactions	48
Section 16(a) Beneficial Ownership Reporting Compliance	49
Proposal Two: Approval of an Amendment to Our Second Amended and Restated Articles of Incorporation to Increase the Number of Authorized Common Shares from 300,000,000 to 500,000,000, Which Results in an Increase in the Total Number of Authorized Shares from 311,000,000 to 511,000,000	50
Proposal Three: Approval of the Amended and Restated 2008 Developers Diversified Realty Corporation Equity-Based Award Plan	52
Proposal Four: Ratification of the Selection of PricewaterhouseCoopers LLP as Our Independent Accountants for Our Fiscal Year Ending December 31, 2009	63
Shareholder Proposals for 2010 Annual Meeting	64
Householding	64
Other Matters	64
Appendix A: Amended and Restated 2008 Developers Diversified Realty Corporation Equity-Based Award Plan	A-1

ii

DEVELOPERS DIVERSIFIED REALTY CORPORATION

PROXY STATEMENT

ABOUT THE MEETING

Why did you send me this proxy statement?

Developers Diversified Realty Corporation, which is referred to as the “Company,” “we,” “our” or “us,” sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at our 2009 Annual Meeting of Shareholders, or the Annual Meeting. This proxy statement summarizes information you need to know in order to vote at the Annual Meeting. The Annual Meeting will be held at our corporate headquarters, 3300 Enterprise Parkway, Beachwood, Ohio 44122, on June 25, 2009, at 9:00 a.m., local time. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may vote by telephone, over the Internet or by completing and mailing the enclosed proxy card.

We will begin mailing this proxy statement, the attached Notice of Annual Meeting of Shareholders and the enclosed proxy card on or about May 20, 2009 to all shareholders entitled to vote. Shareholders who owned our common shares at the close of business on April 29, 2009, the record date for the Annual Meeting, are entitled to vote. On the record date, there were approximately 137,585,964 common shares outstanding. We are also enclosing our 2008 annual report to shareholders, which includes our financial statements, with this proxy statement.

Who is soliciting my proxy?

This solicitation of proxies is made by and on behalf of our Board of Directors. We will bear the cost of the solicitation of proxies. In addition to the solicitation of proxies by mail, certain of our employees may solicit proxies by telephone, facsimile or email. Those employees will not receive any additional compensation for their participation in the solicitation. We retained Georgeson, Inc., at an estimated cost of $10,500, plus reimbursement of expenses, to assist in the solicitation of proxies from brokers, nominees, institutions and individuals.

How many votes do I have?

You are entitled to one vote for each of our common shares that you owned on the record date. The enclosed proxy card indicates the number of shares that you owned on the record date.

If written notice is given by any shareholder to our President, any Vice President or the Secretary at least 48 hours before the Annual Meeting that the shareholder desires that cumulative voting be used for the election of directors, and if an announcement of the giving of that notice is made when the Annual Meeting is convened by the Chairman, the President or the Secretary or by or on behalf of the shareholder giving such notice, then each shareholder will have the right to cumulate the voting power that the shareholder possesses in the election of directors. This means that each shareholder will be able to give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares owned by such shareholder, or to distribute the shareholder’s votes on the same principle among two or more candidates, as the shareholder may elect.

If voting for the election of directors is cumulative, the persons named in the enclosed proxy card will vote the shares represented by proxies given to them in such manner so as to elect as many of the nominees named in this proxy statement as possible.

How do I vote by proxy?

Shareholders may vote either by completing, properly signing and returning the accompanying proxy card via mail, by telephone or over the Internet, or by attending and voting at the Annual Meeting. If you properly complete and timely return your proxy card or properly and timely follow the telephone or Internet voting instructions described below, your proxy (meaning one of the individuals named in the proxy card) will vote your shares as you have directed. If you sign and return the proxy card but do not indicate specific choices as to your vote, your proxy will vote your shares as recommended by our Board of Directors: (i) to elect Dean S. Adler, Terrance R. Ahern,

Robert H. Gidel, Daniel B. Hurwitz, Volker Kraft, Victor B. MacFarlane, Craig Macnab, Scott D. Roulston, Barry A. Sholem, William B. Summers, Jr. and Scott A. Wolstein as directors, (ii) to approve an amendment to our Second Amended and Restated Articles of Incorporation, or our Articles, to increase the number of authorized common shares from 300,000,000 to 500,000,000, which results in an increase in the total number of authorized shares from 311,000,000 to 511,000,000; (iii) to approve the Amended and Restated 2008 Developers Diversified Realty Corporation Equity-Based Award Plan; and (iv) to ratify the selection of PricewaterhouseCoopers LLP as our independent accountants for our fiscal year ending December 31, 2009.

Shareholders of record may vote by calling 1-888-693-8683 or over the Internet by accessing the following website: www.cesvote.com. Voting instructions, including your shareholder account number and personal proxy control number, are contained on the attached proxy. Those shareholders of record who choose to vote by telephone or over the Internet must do so by not later than 11:59 p.m., eastern time, on June 24, 2009.

A number of banks and brokerage firms participate in a program that also permits shareholders whose shares are held in “street name” to direct their vote by telephone or over the Internet. If your shares are held in an account at a bank or brokerage firm that participates in such a program, you may direct the vote of these shares by telephone or over the Internet by following the voting instructions enclosed with the proxy from the bank or brokerage firm. The Internet and telephone proxy procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their proxy voting instructions and to confirm that those instructions have been properly recorded. Votes directed by telephone or over the Internet through such a program must be received by 11:59 p.m., eastern time on June 24, 2009.

If any other matter is presented at the Annual Meeting, your proxy will vote your shares in accordance with his or her best judgment. As of the date of this proxy statement, we are not aware of any matter to be acted on at the Annual Meeting other than those matters described in this proxy statement.

May I revoke my proxy?

You may revoke your proxy at any time before it is exercised by giving written notice to us at our principal executive offices located at 3300 Enterprise Parkway, Beachwood, Ohio 44122, by submitting to us a duly executed proxy bearing a later date or by giving us notice in open meeting. It is important to note that your presence at the Annual Meeting, without any further action on your part, will not revoke your previously granted proxy.

What constitutes a quorum?

The presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the aggregate number of common shares outstanding on the record date will represent a quorum permitting the conduct of business at the meeting. Proxies that we receive marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining a quorum.

What vote is required to approve each proposal assuming that a quorum is present at the Annual Meeting?

Proposal One: Election of the Following Eleven Directors, Each To Serve Until the Next Annual Meeting of Shareholders and Until a Successor Has Been Duly Elected and Qualified: Dean S. Adler, Terrance R. Ahern, Robert H. Gidel, Daniel B. Hurwitz, Volker Kraft, Victor B. MacFarlane, Craig Macnab, Scott D. Roulston, Barry A. Sholem, William B. Summers, Jr. and Scott A. Wolstein
To be elected, directors must receive a majority of the votes cast (the number of shares voted “FOR” a director nominee must exceed the number of votes cast “AGAINST” that nominee). Broker non-votes and abstentions will not be considered votes cast at the shareholder meeting and will be excluded in determining the number of votes cast at the shareholder meeting.

Proposal Two: Approval of an Amendment to Our Second Amended and Restated Articles of Incorporation to Increase the Number of Authorized Common Shares from 300,000,000 to 500,000,000, Which Results in an Increase in the Total Number of Authorized Shares from 311,000,000 to 511,000,000
Assuming a quorum is present at the Annual Meeting, the proposal to approve the amendment to our Articles requires the affirmative vote of the holders of a majority of our outstanding common shares. Broker non-votes and abstentions will have the same effect as votes against Proposal Two.

Proposal Three: Approval of the Amended and Restated 2008 Developers Diversified Realty Corporation Equity-Based Award Plan	Assuming a quorum is present at the Annual Meeting, the proposal to approve the Amended and Restated 2008 Developers Diversified Realty Corporation Equity-Based Award Plan requires the affirmative vote of the holders of a majority our common shares having voting power present at the meeting in person or by proxy and entitled to vote on the proposal. Broker non-votes will have no effect on the outcome of Proposal Three, but abstentions will have the same effect as a vote against Proposal Three.

Proposal Four: Ratification of the Selection of PricewaterhouseCoopers LLP as Our Independent Accountants for Our Fiscal Year Ending December 31, 2009	Although our independent registered public accounting firm may be selected by the Audit Committee of the Board of Directors without shareholder approval, assuming a quorum is present at the Annual Meeting, the Audit Committee will consider the affirmative vote of the holders of a majority our common shares having voting power present at the meeting in person or by proxy and entitled to vote on the proposal to be a ratification by the shareholders of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm. Broker non-votes will have no effect on the outcome of Proposal Four, but abstentions will have the same effect as a vote against Proposal Four.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common shares as of April 20, 2009, except as otherwise disclosed in the notes below, by (i) each person who is known by us to own beneficially more than 5% of our outstanding common shares based on a review of filings with the Securities and Exchange Commission, or SEC, (ii) our directors, (iii) our named executive officers and (iv) our executive officers and directors as a group. Except as otherwise described in the following notes, the following beneficial owners have sole voting power and sole investment power with respect to all common shares set forth opposite their respective names.

	Number of
	Common Shares		Percentage
	Beneficially Owned		Ownership

FMR LLC 82 Devonshire Street Boston, Massachusetts 02109	18,041,848	(1)	13.9%
The Vanguard Group Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	11,062,629	(2)	8.6%
Capital Growth Management Limited Partnership One International Place Boston, Massachusetts 02110	10,200,000	(3)	7.9%
Barclays Global Investors, NA 45 Fremont Street San Francisco, California 94105	9,622,118	(4)	7.4%
State Street Bank and Trust Company One Lincoln Street Boston, Massachusetts 02111	6,834,573	(5)	5.3%
Scott A. Wolstein	1,123,594	(6)	*
Timothy J. Bruce	205,865	(7)(8)	*
Daniel B. Hurwitz	382,270	(7)(9)	*
David J. Oakes	472,534	(7)(10)	*
William H. Schafer	135,182	(11)	*
Dean S. Adler	2,386	(7)(12)	*
Terrance R. Ahern	692,053	(7)(12)(13)	*
Robert H. Gidel	46,188	(15)	*
Volker Kraft	30,000		*
Victor B. MacFarlane	13,279	(7)(12)(14)(17)	*
Craig Macnab	85,252	(7)(12)(16)	*
Scott D. Roulston	8,280	(12)(17)	*
Barry A. Sholem	48,579	(18)	*
William B. Summers, Jr.	13,111		*
All Current Executive Officers and Directors as a Group (20 persons)	3,842,997	(19)	2.9%

*	Less than 1%

(1)	Information for common shares owned as of December 31, 2008, is based on a report on Schedule 13G/A filed with the SEC on February 17, 2009 by FMR LLC, a parent holding company, and Edward C. Johnson 3d, an individual. The report indicated that members of Mr. Johnson’s family may be deemed to form a controlling group with respect to FMR LLC under the Investment Company Act of 1940. According to the information provided in the report, Fidelity Management & Research Company, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under the Investment Advisers Act of 1940, is the beneficial owner of 16,183,167 shares. FMR LLC and Mr. Johnson each have sole dispositive power with respect to these

16,183,167 shares. Also according to the report, Pyramis Global Advisors, LLC, an indirect wholly-owned subsidiary of FMR LLC and an investment adviser registered under the Investment Advisers Act of 1940, is the beneficial owner of 140,845 shares. FMR LLC and Mr. Johnson each have sole dispositive power with respect to and sole voting power over these shares. The report indicates that Pyramis Global Advisors Trust Company, an indirect-wholly owned subsidiary of FMR LLC and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, or Exchange Act, is the beneficial owner of 959,236 shares. FMR LLC and Mr. Johnson each have sole dispositive power with respect to and sole voting power over these shares. According to the information provided in the report, FIL Limited, a qualified institution under Section 240.13d-1(b)(1) pursuant to the SEC No-Action letter dated October 5, 2000, is the beneficial owner of 758,600 shares. Partnerships controlled by Mr. Johnson’s family, or trusts for their benefit, own shares of FIL voting stock with the right to cast approximately 47% of the total votes that may be cast. FMR LLC and FIL are separate and independent corporate entities and their Boards of Directors are generally composed of different individuals. FMR LLC and FIL disclaimed beneficial ownership in the report indicating that they believe that they are not acting as a “group” for purposes of Section 13(d) under the Exchange Act and that they are not otherwise required to attribute to each other the “beneficial ownership” of securities “beneficially owned” by the other corporation within the meaning of Rule 13d-3 under the Exchange Act. FMR LLC reported that the filing was on a voluntary basis as if all of the shares were beneficially owned by FMR LLC and FIL on a joint basis. They reported that FIL has sole dispositive power over 758,600 shares and has sole power to vote 747,900 shares and no power to vote or direct the voting of 10,700 shares.

(2)	Information for common shares owned as of December 31, 2008, is based on a report on Schedule 13G filed with the SEC on February 13, 2009 by The Vanguard Group Inc., an investment adviser registered under the Investment Advisers Act of 1940. According to the information provided in the report, The Vanguard Group Inc. has sole voting power over 135,901 common shares and sole dispositive power with respect to 10,926,728 common shares. Pursuant to the instructions of Item 7 of Schedule 13G, Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner and directs the voting of 135,901 shares as a result of its serving as investment manager of collective trust accounts.

(3)	Information for common shares owned as of December 31, 2008, is based on a report on Schedule 13G filed with the SEC on February 10, 2009 by Capital Growth Management Limited Partnership, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. According to the information provided in the report, Capital Growth Management Limited Partnership has sole voting power over 10,200,000 shares and shared dispositive power of 10,200,000 shares. Capital Growth Management Limited Partnership disclaims any beneficial interest in the shares and views that the client accounts it manages are not acting as a “group” for purposes of Section 13(d) under the Exchange Act and it and such clients are not otherwise required to attribute to each other the “beneficial ownership” of securities “beneficially owned” under Rule 13d-3 of the Exchange Act. Therefore, Capital Growth Management Limited Partnership is of the view that the shares held in such accounts should not be aggregated for purposes of Section 13(d) and that the filing of the Schedule 13G is on a voluntary basis as if all the shares are beneficially owned by Capital Growth Management Limited Partnership.

(4)	Information for common shares owned as of December 31, 2008, is based on a report on Schedule 13G filed with the SEC on February 5, 2009 by Barclays Global Investors, NA, a bank as defined in Section 3(a)(6) of the Exchange Act, Barclays Global Fund Advisors, an investment adviser registered under the Investment Advisers Act of 1940, Barclays Global Investors Ltd., a bank as defined in Section 3(a)(6) of the Exchange Act, Barclays Global Investor Canada Limited, an investment adviser registered under the Investment Advisers Act of 1940, and Barclays Global Investors Japan Limited, an investment adviser registered under the Investment Advisers Act of 1940. According to the information provided in the report, Barclays Global Investors, NA, has sole voting power over 3,604,636 common shares and sole dispositive power with respect to 4,366,883 common shares; Barclays Global Fund Advisors has sole voting power over 4,041,389 common shares and sole dispositive power with respect to 4,048,892 common shares; Barclays Global Investors, Ltd. has sole voting power over 620,225 common shares and sole dispositive power with respect to 700,275 common shares; Barclays Global Investors Japan Limited has sole voting power over 434,655 common shares and sole dispositive power with respect to 434,655 common shares; and Barclays Global Investor Canada Limited power has sole voting power over 71,413 common shares and sole dispositive power with respect to

71,413 common shares. Also according to the Schedule 13G, the shares reported are held by such entities in trust accounts for the economic benefit of the beneficiaries of those accounts.

(5)	Information for common shares owned as of December 31, 2008, is based on a report on Schedule 13G filed with the SEC on February 13, 2009 by State Street Bank and Trust Company, a bank as defined in Section 3(a)(6) of the Exchange Act. According to the information provided in the report, State Street Bank and Trust Company has sole voting power over 6,834,573 common shares and shared dispositive power with respect to 6,834,573 common shares.

(6)	Includes 431,789 common shares subject to options currently exercisable or exercisable within 60 days. This number also includes 691,805 common shares pledged as security by Mr. Wolstein.

(7)	Does not include 129,475, 1,029, 1,362, 695, 30,749 and 2,311 stock units credited to the accounts of Messrs. Hurwitz, Adler, Ahern, Macnab, Oakes and Bruce, respectively, when such individuals elected to defer the vesting of restricted common shares pursuant to our equity deferred compensation plan. The stock units represent the right to receive common shares at the end of the deferral period, but do not confer current dispositive or voting control of any common shares.

(8)	Includes 156,284 common shares subject to options currently exercisable or exercisable within 60 days.

(9)	Includes 204,394 common shares subject to options currently exercisable or exercisable within 60 days.

(10)	Includes 386,728 common shares subject to options currently exercisable or exercisable within 60 days.

(11)	Includes 96,273 common shares subject to options currently exercisable or exercisable within 60 days. This number also includes 24,917 common shares pledged as security by Mr. Schafer.

(12)	Does not include 31,479, 37,472, 23,545, 15,679 and 8,102 units credited to the accounts of Messrs. Adler, Ahern, MacFarlane, Macnab and Roulston pursuant to our directors’ deferred compensation plan. Each unit is the economic equivalent of one common share, but does not confer current dispositive or voting control of any common shares.

(13)	Includes 15,000 common shares subject to options currently exercisable or exercisable within 60 days.

(14)	Includes 10,000 common shares subject to options currently exercisable or exercisable within 60 days.

(15)	Includes 6,515 common shares owned by a partnership in which Mr. Gidel and his wife each have a one-half interest.

(16)	Includes 77,589 common shares as to which Mr. Macnab shares voting and dispositive power with his wife. This number also includes 79,724 common shares pledged as security by Mr. Macnab.

(17)	Includes 3,209 common shares held in an individual retirement account.

(18)	Includes 6,000 common shares subject to options currently exercisable or exercisable within 60 days.

(19)	Includes 408,453 common shares subject to options currently exercisable or exercisable within 60 days owned by executive officers not named in the table and 31,736 common shares pledged as security by executive officers not named in the table, in addition to the information set forth in the footnotes above regarding each individual director’s and executive officer’s holdings. Does not include 7,761 stock units credited to the accounts of other executive officers not named in the table.

PROPOSAL ONE: ELECTION OF THE FOLLOWING ELEVEN DIRECTORS, EACH TO SERVE UNTIL THE NEXT ANNUAL MEETING OF SHAREHOLDERS AND UNTIL A SUCCESSOR HAS BEEN DULY ELECTED AND QUALIFIED: DEAN S. ADLER, TERRANCE R. AHERN, ROBERT H. GIDEL, DANIEL B. HURWITZ, VOLKER KRAFT, VICTOR B. MACFARLANE, CRAIG MACNAB, SCOTT D. ROULSTON, BARRY A. SHOLEM, WILLIAM B. SUMMERS, JR. AND SCOTT A. WOLSTEIN

At the Annual Meeting, unless you specify otherwise, the common shares represented by your proxy will be voted to elect the following eleven directors nominated herein to serve until the next annual meeting of shareholders and until a successor has been duly elected and qualified: Dean S. Adler, Terrance R. Ahern, Robert H. Gidel, Daniel B. Hurwitz, Volker Kraft, Victor B. MacFarlane, Craig Macnab, Scott D. Roulston, Barry A. Sholem, William B. Summers, Jr. and Scott A. Wolstein.

A majority vote standard applies in uncontested elections and a plurality vote standard applies in contested elections. An election is contested when the number of nominees for election as a director exceeds the number of directors to be elected. Under a majority vote standard, each vote is specifically counted “for” or “against” the director’s election. An affirmative majority of the total number of votes cast “for” or “against” a director nominee will be required for election. Shareholders are entitled to abstain with respect to the election of a director. Broker non-votes and abstentions will not be considered votes cast at the Annual Meeting and will be excluded in determining the number of votes cast at the Annual Meeting.

If written notice is given by any shareholder to our President, any Vice President or the Secretary at least 48 hours before the Annual Meeting that the shareholder desires that cumulative voting be used for the election of directors, and if an announcement of the giving of that notice is made when the Annual Meeting is convened by the Chairman, the President or the Secretary or by or on behalf of the shareholder giving that notice, then each shareholder will have the right to cumulate the voting power that the shareholder possesses in the election of directors. This means that each shareholder will be able to give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares owned by such shareholder, or to distribute the shareholder’s votes on the same principle among two or more candidates, as the shareholder may elect.

If voting for the election of directors is cumulative, the persons named in the enclosed proxy card will vote the common shares represented by proxies given to them in such manner so as to elect as many of the nominees as possible.

If for any reason any of the nominees is not a candidate when the election occurs (which is not expected), then the Board of Directors intends that proxies will be voted for the election of a substitute nominee designated by the Board of Directors as recommended by the Nominating and Corporate Governance Committee. The following information is furnished with respect to each person nominated for election as a director.

Nominees for Election at the Annual Meeting

Period of
Service as
Name and Age	Principal Occupation	Director

Dean S. Adler 52	Chief Executive Officer, Lubert-Adler Partners, L.P. (real estate investments)	5/97-Present
Terrance R. Ahern 53	Co-Founder and Principal, The Townsend Group (institutional real estate consulting)	5/00-Present
Robert H. Gidel 57	Managing Member, Liberty Partners, LP (real estate investments)	5/00-Present
Daniel B. Hurwitz 45	Our President and Chief Operating Officer	5/02-5/04
Volker Kraft 36	Director, ECE Projektmanagement International G.m.b.H. & Co. KG (commercial real estate)	5/09-Present
Victor B. MacFarlane 57	Managing Principal, Chairman and Chief Executive Officer, MacFarlane Partners (real estate investments)	5/02-Present
Craig Macnab 53	Chief Executive Officer, National Retail Properties (real estate investment trust)	3/03-Present
Scott D. Roulston 51	Chief Executive Officer, Fairport Asset Management (investment advisor)	5/04-Present
Barry A. Sholem 53	Partner, MDS Capital, L.P. (venture capital company)	5/98-Present
William B. Summers, Jr. 58	Retired	5/04-Present
Scott A. Wolstein 56	Our Chairman of the Board of Directors and Chief Executive Officer	11/92-Present

Dean S. Adler is currently the Chief Executive Officer of Lubert-Adler Partners, L.P., or Lubert-Adler, a private equity real estate investment company which he co-founded in 1997. Lubert-Adler currently manages over $4 billion in equity and $15 billion in assets in five real estate funds. It recently commenced a new $2.5 billion fund. Lubert-Adler is a key member of Independence Capital Partners, a family of investment funds totaling over $10 billion in equity. Mr. Adler is an attorney and a certified public accountant. Mr. Adler currently serves on several boards of directors, including Bed Bath & Beyond, Inc., Chrysler Financial Board of Managers, LNR Property Corporation and Electronics Boutique, Inc., as well as several advisory boards. Mr. Adler also serves on several community and philanthropic boards.

Terrance R. Ahern is a Founder and Principal of The Townsend Group, an institutional real asset advisory firm formed in 1986. Townsend consults or advises domestic and offshore public and private pension plans, endowments and foundations, sovereign wealth funds and multi-manager funds. Mr. Ahern is a past member of the Board of Directors of the Pension Real Estate Association, or PREA, and the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. Prior to founding The Townsend Group, Mr. Ahern was engaged in the private practice of law.

Robert H. Gidel has been the Managing Member of Liberty Partners, LP, a partnership that makes investments in both private and publicly traded real estate and finance focused operating companies, since 1998. Mr. Gidel was President of Ginn Development Company, LLC, one of the largest privately held developers of resort communities and private clubs in the Southeast, from July 2007 until April 2009. Mr. Gidel was Chairman of the Board of Directors of LNR Property Holdings, a private multi-asset real estate company, from 2005 until 2007. Until January 2007, he was a member of the Board of Directors and lead director of Global Signal Inc., a REIT, of which he was lead director, chairman of the governance committee and a member of the compensation committee. He has been a trustee of Fortress Registered Investment Trust and a director of Fortress Investment Fund II, LLC since 1999, both of which are registered investment companies. From 1998 until 2005, Mr. Gidel was the independent member of the investment committee of the Lone Star Funds I, II, III, IV and V. Mr. Gidel was also a member of the Board of

Directors of U.S. Restaurant Properties, Inc. until 2005 and a member of the Board of Directors of American Industrial Properties REIT until 2001.

Daniel B. Hurwitz has served as our President and Chief Operating Officer since May 2007. Mr. Hurwitz was our Senior Executive Vice President and Chief Investment Officer from May 2005 through May 2007 and an Executive Vice President from June 1999 through April 2005. He was a member of our Board of Directors from May 2002 to May 2004. Prior to joining us, Mr. Hurwitz served as Senior Vice President and Director of Real Estate and Development for Boscov’s Department Store, Inc., a privately held department store chain, from 1991 until he joined us in 1999. Prior to Boscov’s, Mr. Hurwitz served as Development Director for The Shopco Group, a New York City based developer of regional shopping malls. Mr. Hurwitz is a member of the Board of Trustees of U-Store-It Trust and serves on both its Audit and Compensation Committees. Mr. Hurwitz is also a member of the Board of Trustees of Hawken School, a member of the Board of Regents for the University System of Ohio, and member of the Leadership Board for the Neurological Institute at the Cleveland Clinic. He is a member of ICSC and ULI and serves as a member of ICSC’s Open Air Centers Committee. In addition, he is a member of the Samuel Zell and Robert Lurie Real Estate Center at The Wharton School, University of Pennsylvania, where he serves in the Career Mentor Program. Mr. Hurwitz has also served on the Board of Directors of the Colgate University Alumni Corporation, Colgate University Maroon Council, Berks County Food Bank and the Reading Jewish Community Center, Boscov’s Department Store Inc., and the Network and Vice Chairman of the Board for Summer on the Cuyahoga, a civic internship program.

Volker Kraft is a Director of ECE Projektmanagement International G.m.b.H. & Co. KG, a fully integrated international developer, owner and manager of shopping centers based in Hamburg, Germany, where he is responsible for commercial real estate project management in Central and Eastern Europe. Dr. Kraft is also a Managing Director of ECE Investment International, G.m.b.H., with responsibility for the development of an institutional real estate fund management platform in Europe. Prior to joining ECE in 2008, Dr. Kraft was a Director of Allianz Capital Partners GmbH, a private equity firm located in Munich, Germany, where he was a member of the management team and the internal investment committee from 2001. During that time, Dr. Kraft served as a member of the Advisory Board and Shareholders’ Committee of Bartec GmbH, Bad Mergentheim, an electronic components company, and as a member of the Supervisory Board of Scandlines AG, Rostock, a ferry services company.

Victor B. MacFarlane is Managing Principal, Chairman and Chief Executive Officer of MacFarlane Partners, which he founded in 1987 to provide real estate investment management services to institutional investors. Mr. MacFarlane has 29 years of real estate experience. He serves on the Board of Directors of the Robert Toigo Foundation, the Real Estate Executive Council, the Initiative for a Competitive Inner City, Stanford Hospital & Clinics and The Dignity Fund. He also serves on the policy advisory board of the Fisher Center for Real Estate at the University of California, Berkeley. He is a member and trustee of the Urban Land Institute; a member and former director of PREA; and a member of the International Council of Shopping Centers, the Chief Executives Organization and the World Presidents’ Organization.

Craig Macnab has served as the Chief Executive Officer and a Director of National Retail Properties, a publicly traded REIT, since February 2004 and as Chairman of the Board since February 2008. Mr. Macnab was the Chief Executive Officer, President and a Director of JDN Realty Corporation, or JDN, from 2000 to 2003, when we acquired JDN. Mr. Macnab is a director of Eclipsys Corporation, a provider of clinical and financial software to the healthcare industry.

Scott D. Roulston has been the Chief Executive Officer of Fairport Asset Management, a registered investment advisor providing investment management and wealth management services and an affiliate of Wealth Trust LLC, since December 2007. From 2004 to 2007, he was Managing Partner and Director of Fairport Asset Management, LLC, and from 2001 to 2004, he was the firm’s Chief Executive Officer. From 1990 until 2001, Mr. Roulston was the President and Chief Executive Officer of Roulston & Company, until it merged with The Hickory Group in 2001 to form Fairport Asset Management, LLC.

Barry A. Sholem became a partner of MSD Capital, L.P., an investment fund, and head of its real estate fund in July 2004. From 1995 until August 2000, Mr. Sholem was the Chairman of Donaldson, Lufkin & Jenrette, Inc. Real Estate Capital Partners, a $2 billion real estate fund that invested in a broad range of real estate-related assets, which he formed in January 1995, and, from August 2000 to November 2003, he was a Managing Director of Credit Suisse First Boston. Mr. Sholem is currently active in the Urban Land Institute (RCMF Council), the International Council of Shopping Centers, the University of California, Berkeley Real Estate Advisory Board and the Business Roundtable.

William B. Summers, Jr. was the Non-Executive Chairman of McDonald Investments Inc., an investment banking, brokerage and investment advisory firm, from 2000 until retiring in 2006. From 1994 until 1998, Mr. Summers was the President and Chief Executive Officer of McDonald Investments Inc., and from 1998 until 2000, Mr. Summers was the Chairman and Chief Executive Officer of McDonald Investments Inc. Mr. Summers is also currently a director of Greatbatch, Inc. and RPM International, Inc.

Scott A. Wolstein has served as our Chief Executive Officer and a Director since our organization in 1992. Mr. Wolstein has been the Chairman of our Board of Directors since May 1997. Prior to our organization, Mr. Wolstein was a principal and executive officer of Developers Diversified Group, our predecessor. He graduated cum laude from both the Wharton School at the University of Pennsylvania and the University of Michigan Law School. Following law school, Mr. Wolstein was associated with the law firm of Thompson Hine & Flory. Mr. Wolstein is currently a member of the Board of Governors and Executive Committee of NAREIT; Board of Directors of the Real Estate Roundtable; Board of Trustees of Hathaway Brown School; Board of Trustees for Case Western Reserve University; Board of Directors of University Hospitals Health Systems; the Board of Trustees of the United Way; Board Member of the Greater Cleveland Partnership; Board Member of the Cleveland Development Advisors; and member of the Executive Committee and Board of Trustees of the Zell-Lurie Wharton Real Estate Center. He is also a current member of the Urban Land Institute, PREA, and the World Presidents’ Organization. He has served as past Chairman of the State of Israel Bonds — Ohio Chapter; a past Trustee of the International Council of Shopping Centers; President of the Board of Trustees of the United Cerebral Palsy Association of Greater Cleveland; Board of Directors and Executive Committee Member of the Cleveland Chapter of the Red Cross; Board Member of the Cleveland Chapter of the Anti Defamation League; and a member of the Board of the Great Lakes Theater Festival, The Park Synagogue and the Convention and Visitors Bureau of Greater Cleveland. Mr. Wolstein is a four-time recipient of the Realty Stock Review’s Outstanding CEO Award. In 2007, he received the Malden Mills Corporate Kindness Award.

On February 23, 2009, we entered into a stock purchase agreement with Mr. Alexander Otto (the “Otto Stock Purchase Agreement”) to issue and sell 30,000,000 common shares, which we refer to as the Purchased Shares, and warrants to purchase 10,000,000 common shares to Mr. Otto and certain members of his family, whom we collectively refer to as the Investors. Pursuant to the terms of the Otto Stock Purchase Agreement, we are also required to issue common shares to the Investors representing any dividends that we declare after the date of the Otto Stock Purchase Agreement and prior to the purchase of the Purchased Shares to which the Investors would have been entitled had the Purchased Shares been outstanding on the record dates for any such dividends.

In connection with the sale of common shares and warrants to the Investors, we also elected Dr. Kraft to our Board of Directors and entered into an investor rights agreement with Mr. Otto under which he has a right to nominate individuals for election to our Board of Directors depending on the Investors’ level of ownership in us. During such time as the Investors beneficially own 17.5% or more of our outstanding common shares, our Board of Directors will nominate two persons recommended by the Investors who are suitable to us to become members of our Board of Directors at each annual election of directors, and during such time as the Investors beneficially own less than 17.5% but more than 7.5% of our outstanding common shares, our board of directors will nominate one person recommended by the Investors who is suitable to us to become a member of our Board of Directors at each annual election of directors. Dr. Kraft is Mr. Otto’s initial nominee pursuant to the investor rights agreement.

The Board of Directors Recommends That Shareholders Vote FOR the Election of Each of the Director Nominees.

Corporate Governance

The Board of Directors has adopted Corporate Governance Guidelines that guide the Board of Directors in the performance of its responsibilities to serve the best interests of the Company and its shareholders. Our Corporate Governance Guidelines are posted on our website, www.ddr.com, under “Investor Relations” and are available in print to any shareholder who requests them. The Board of Directors reviews the Corporate Governance Guidelines periodically but not less than on an annual basis.

Codes of Ethics

Code of Ethics for Senior Financial Officers.  We have a Code of Ethics for Senior Financial Officers that applies to the chief executive officer, chief operating officer, chief financial officer, chief accounting officer and other designated senior financial officers, which we collectively refer to as our senior financial officers. This code requires our senior financial officers to act with honesty and integrity; to endeavor to provide information that is full, fair, accurate, timely and understandable in all reports and documents that we file with, or submit to, the SEC and other public filings or communications we make; to endeavor to comply faithfully with all laws, rules and regulations of federal, state and local governments and all applicable private or public regulatory agencies as well as all applicable professional codes of conduct; to not knowingly or recklessly misrepresent material facts or allow their independent judgment to be compromised; to not use for personal advantage confidential information acquired in the course of their employment; to proactively promote ethical behavior among peers and subordinates in the workplace; and to promptly report any violation or suspected violation of this code in accordance with the our Reporting and Non-Retaliation Policy and, if appropriate, directly to the Audit Committee. Only the Audit Committee or the Board of Directors, including a majority of the independent directors, may waive any provision of this code with respect to a senior financial officer. Any such waiver or any amendment to this code will be promptly disclosed on our website as required by applicable rule or regulation. This code is posted on our website, www.ddr.com, under “Investor Relations” and is available in print to any shareholder who requests it.

Code of Business Conduct and Ethics.  We also have a Code of Business Conduct and Ethics that addresses our commitment to honesty, integrity and the ethical behavior of our employees, officers and directors. This code governs the actions and working relationships of our employees, officers and directors with current and potential tenants, fellow employees, competitors, vendors, government and self-regulatory agencies, investors, the public, the media, and anyone else with whom we have or may have contact. Only the Board of Directors or the Nominating and Corporate Governance Committee may waive any provision of this code with respect to an executive officer or director. Any such waiver or any amendment to this code will be promptly disclosed on our website as required by applicable rule or regulation. The Corporate Compliance Officer may waive any provision of this code with respect to all other employees. This code is posted on our website, www.ddr.com, under “Investor Relations” and is available in print to any shareholder who requests it.

Reporting and Non-Retaliation Policy

We are committed to integrity and ethical behavior and have adopted a Reporting and Non-Retaliation Policy. The purpose of the policy is to encourage all employees to disclose any alleged wrongdoing that may adversely impact us, our tenants, shareholders, fellow employees, investors or the public at large without fear of retaliation. The policy sets forth procedures for the reporting of alleged financial (including auditing, accounting and internal control matters) and non-financial wrongdoing by employees on a confidential and anonymous basis and by other interested third parties, and a process for investigating such reported acts of alleged wrongdoing and retaliation. Reports concerning financial wrongdoing may be made directly to our Corporate Compliance Officer, Joan U. Allgood, our Audit Committee Chairman, Scott D. Roulston, our Chairman of the Board of Directors, Scott A. Wolstein, or to Global Compliance Services, an independent third-party service retained on our behalf. Reports concerning non-financial wrongdoing may be made directly to our Senior Vice President of Human Resources, Nan Zieleniec, the Corporate Compliance Officer, or to Global Compliance Services. An inquiry or investigation is then initiated by the Corporate Compliance Officer, Senior Vice President of Human Resources or the Audit Committee Chairman to determine if the report can be sustained or has merit. Results of investigations concerning financial wrongdoing are reviewed by the Chief Executive Officer and/or Chief Financial Officer and reported to the Audit Committee. Results of investigations concerning non-financial wrongdoing are reviewed by the Chief Executive Officer and/or President. This policy is posted on our website, www.ddr.com, under “Investor Relations” and is available in print to any shareholder who requests it.

Independent Directors

The Board of Directors has affirmatively determined that all of the nominated directors, except for Messrs. Adler, Hurwitz, Volker and Wolstein, are “independent directors” within the meaning of the listing standards of the New York Stock Exchange, or NYSE. Our Corporate Governance Guidelines provide that the Board of Directors will be comprised of a majority of independent directors and that only those directors or nominees who meet the listing standards of the NYSE will be considered independent. The Board of Directors reviews annually the relationships that each director or nominee has with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us), and only those directors or nominees whom the Board affirmatively determines have no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) will be considered independent. No transactions, relationships or arrangements occurred in 2008 that were considered by the Board of Directors in making its determination of each director’s independence.

The NYSE listing standards provide that a Director is not independent if:

•	the Director is, or has been within the last three years, one of our employees, or an immediate family member is, or has been within the last three years, one of our executive officers;

•	the Director has received, or has an immediate family member who has received, during any 12-month period within the last three years, more than $120,000 in direct compensation from us, other than Director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•	(1) the Director or an immediate family member is a current partner of a firm that is our internal or external auditor; (2) the Director is a current employee of such firm; (3) the Director has an immediate family member who is a current employee of such firm and personally works on our audit; or (4) the Director or an immediate family member was within the last three years (but is no longer) a partner or employee of such firm and personally worked on our audit within that time;

•	the Director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of our present executive officers at the same time serves or served on that company’s compensation committee; or

•	the Director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

Lead Director

In accordance with the Corporate Governance Guidelines, the Board of Directors has a lead director who must be an independent director and is selected by a majority of the independent directors. The Board of Directors has unanimously selected Mr. Ahern to serve as lead director. The lead director:

•	presides at all meetings of the Board of Directors at which the Chairman of the Board of Directors is not present;

•	serves as liaison between the Chairman of the Board of Directors and the independent directors;

•	reviews and comments on information to be sent to the Board of Directors;

•	reviews and comments on meeting agendas for the Board of Directors;

•	reviews and comments on meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	has the authority to call meetings of independent directors; and

•	if requested by major and institutional shareholders, ensures that he or she is available for consultation and direct communication.

Meetings of Non-Management and Independent Directors

The non-management directors meet in executive session in conjunction with each regularly scheduled Board meeting. These meetings are chaired by the lead director. In 2008, the non-management directors met after each regularly scheduled Board meeting. In addition, as required by our Corporate Governance Guidelines, the independent directors meet at least once a year.

Committees and Meetings of the Board of Directors

During the fiscal year ended December 31, 2008, the Board of Directors held seven meetings. Each director attended more than 90% of the aggregate number of meetings of the Board of Directors and committees on which he served in 2008. As stated in the Corporate Governance Guidelines, all directors are expected to attend the Annual Meeting. All of our directors attended the 2008 annual meeting of shareholders.

During 2008, the following committees of the Board of Directors existed: a Dividend Declaration Committee, an Executive Compensation Committee, a Nominating and Corporate Governance Committee, a Pricing Committee and an Audit Committee. The Board of Directors has approved the written charters of the Audit Committee, the Executive Compensation Committee and the Nominating and Corporate Governance Committee, which are posted on our website at www.ddr.com, under “Investor Relations” and are available in print to any shareholder who requests them. Each of the Audit Committee, Executive Compensation Committee and Nominating and Corporate Governance Committee conducts a self-evaluation and review of its charter annually.

The following table indicates the current members of each committee:

Committee Membership (* Indicates Chair)

Audit Committee	Dividend Declaration Committee

Scott D. Roulston*	Scott A. Wolstein*
Craig Macnab	Dean S. Adler
William B. Summers	Craig Macnab

Executive Compensation Committee	Nominating and Corporate Governance Committee

Robert H. Gidel*	Craig Macnab*
Victor B. MacFarlane	Terrance R. Ahern
Barry A. Sholem	Victor B. MacFarlane

Pricing Committee	Controlled Equity Program Pricing Committee

Scott A. Wolstein*	Scott A. Wolstein
Scott D. Roulston
William B. Summers

Dividend Declaration Committee.  The Dividend Declaration Committee determines if and when we should declare dividends on our capital shares and the amount thereof, consistent with the dividend policy adopted by the Board of Directors. The Dividend Declaration Committee held 11 meetings in 2008.

Executive Compensation Committee.  The Executive Compensation Committee reviews and approves compensation for our executive officers, reviews and recommends to our Board of Directors compensation for directors, oversees the compensation and executive benefit plans under which such executive officers and directors receive benefits, reviews and discusses with management the Compensation Discussion and Analysis and produces the Compensation Committee Report in our annual proxy statement. The Executive Compensation Committee engages a compensation consultant to assist in the design of the compensation program and the review of its effectiveness, as further described below in the Compensation Discussion and Analysis section. The Chief Executive Officer and President communicate to the Executive Compensation Committee decisions regarding compensation for executive officers other than themselves, and the Executive Compensation Committee delegates to senior management the authority to administer certain aspects of the compensation program for non-executive officers. All of the members of the Executive Compensation Committee are independent as independence is currently defined in the NYSE listing standards in accordance with our Corporate Governance Guidelines. The Executive Compensation Committee held six meetings in 2008.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee identifies individuals qualified to become members of the Board of Directors and recommends to the Board of Directors the persons to be nominated as directors at each annual meeting of shareholders; recommends to the Board of Directors qualified individuals to fill vacancies on the Board of Directors; reviews and recommends to the Board of Directors qualifications for committee membership and committee structure and operations; recommends directors to serve on each committee; develops and recommends to the Board of Directors corporate governance policies and procedures in compliance with the Sarbanes-Oxley Act of 2002 and other rules and regulations relating to our corporate governance; oversees compliance and approves any waivers of our Code of Business Conduct and Ethics with respect to officers and directors and leads the Board of Directors in its annual review of the performance of the Board of Directors. All of the members of the Nominating and Corporate Governance Committee are independent as independence is currently defined in the NYSE listing standards in accordance with our Corporate Governance Guidelines. The Nominating and Corporate Governance Committee held three meetings in 2008.

The Nominating and Corporate Governance Committee will consider suggestions forwarded by shareholders to our Secretary concerning qualified candidates for election as directors. To recommend a prospective nominee for the Nominating and Corporate Governance Committee’s consideration, a shareholder may submit the candidate’s name and qualifications to our Secretary, Joan U. Allgood, at the following address: 3300 Enterprise Parkway, Beachwood, Ohio 44122. The Nominating and Corporate Governance Committee has not established specific minimum qualifications that a candidate must have to be recommended to the Board of Directors. However, in determining qualifications for new directors, the Nominating and Corporate Governance Committee will consider potential members’ qualifications as independent under the NYSE listing standards in accordance with our Corporate Governance Guidelines, as well as diversity, age, skill and experience in the context of the needs of the Board of Directors. The Nominating and Corporate Governance Committee will consider a pool of potential Board candidates established from recommendations from shareholders and third parties, including management and current directors. Although the Nominating and Corporate Governance Committee may retain a search consultant to supplement the pool of potential Board candidates, it has not engaged a consultant at this time.

Pricing Committee.  The Pricing Committee is authorized to approve the price and terms of offerings of our debt and equity securities. The Pricing Committee did not hold any meetings in 2008.

Controlled Equity Program Pricing Committee.  In connection with the issuance and sale of up to $200,000,000 of our common shares that we may offer through our Controlled Equity Program with BNY Mellon Capital Markets, LLC, our Controlled Equity Program Pricing Committee is authorized to approve the timing, price, amount and terms of sales and to prepare, execute and deliver issuance notices and other communications. Scott A. Wolstein took written action on three occasions in 2008 with respect to our Controlled Equity Program.

Audit Committee.  The Audit Committee assists the Board of Directors in overseeing the integrity of our financial statements, compliance with legal and regulatory requirements, our independent registered public accounting firm’s qualifications and independence, and the performance of our internal audit function and independent registered public accounting firm, and prepares the Audit Committee Report included in our annual proxy statement. All of the members of the Audit Committee are independent as independence is currently defined in the rules and regulations of the SEC, and the NYSE listing standards in accordance with our Corporate Governance Guidelines. The Board of Directors has determined that each member of the Audit Committee is a “financial expert” within the meaning of Item 407 of Regulation S-K under the federal securities laws. The Audit Committee held eight meetings in 2008.

Audit Committee Report

In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and financial reporting practices. The Audit Committee meets at least quarterly to review quarterly or annual financial information prior to its release and inclusion in SEC filings. As part of each meeting, the Audit Committee has the opportunity to meet independently with management and our independent registered public accounting firm.

In discharging its oversight responsibility as to the audit process, the Audit Committee has received the written disclosures from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, has discussed with the independent registered public accounting firm any relationships that may impact its objectivity and independence, and has satisfied itself as to the independent registered public accounting firm’s independence.

The Audit Committee reviewed and discussed with the independent registered public accounting firm all communications required by generally accepted auditing standards, including the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2008, with management and the independent registered public accounting firm. Management has the responsibility for the preparation of our financial statements, and the independent registered public accounting firm has the responsibility for the examination of those statements.

Based on the above-described review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the SEC.

Audit Committee
Scott D. Roulston, Chairman
Craig Macnab
William B. Summers, Jr.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

In this section of the proxy statement, we discuss in detail our executive compensation program that applied to our senior executive officers for 2008. This discussion includes a description of the principles underlying our executive compensation policies and our most important executive compensation decisions, and provides our analysis of these policies and decisions. This discussion and analysis also gives perspective to the data we present in the compensation tables and related footnotes below, as well as the narratives that accompany the compensation tables.

For 2008, our senior executive officers were Mr. Scott Wolstein, our Chairman and Chief Executive Officer, Mr. Daniel Hurwitz, our President and Chief Operating Officer, Mr. William Schafer, our Executive Vice President and Chief Financial Officer, Mr. David Oakes, our Senior Executive Vice President of Finance and Chief Investment Officer, and Mr. Timothy Bruce, our Executive Vice President of Development. Messrs. Hurwitz, Oakes and Bruce were our three most-highly paid executive officers who were serving as executive officers at December 31, 2008 other than our Chief Executive Officer and Chief Financial Officer. We refer to these five officers as our named executive officers throughout our executive compensation discussion.

We are a self-administered and self-managed real estate investment trust in the business of acquiring, developing, redeveloping, owning, leasing and managing shopping centers. The retail market in the United States weakened in 2008, which has presented challenges to our company. As discussed in greater detail below, due to economic conditions, we did not meet our corporate performance targets established for 2008 for performance-based elements of our executive compensation program. As a result, for 2008, the annual incentive compensation payouts that our named executive officers received were based on their individual performances during the year in helping us react to the challenging economic conditions. Payouts of annual incentive compensation took the form of both cash payments and equity awards for each of our named executive officers. Changes in base salary in early 2008 for our President reflected our termination of perquisites for a company automobile lease and tax planning services. Changes in base salary amounts during late 2008 for our Chief Executive Officer and President were made in connection with the terms of revised employment agreements we entered into with them in October 2008. Our other named executive officers received only modest merit increases to their base salaries during 2008, except for Mr. Bruce, who additionally received a market adjustment to his base salary during 2008. In terms of long-term compensation, we eliminated our 2007 Supplemental Equity Program at the end of 2008 because it no longer supplied motivation or retention value. We also restructured the manner in which we provide personal aircraft use for our Chief Executive Officer during 2008.

The following discussion should be read together with the information we present in the compensation tables, the footnotes and narratives to those tables and the related disclosures appearing elsewhere in this proxy statement.

Compensation Philosophy and Objectives

The Executive Compensation Committee of our Board of Directors, which we refer to as the Committee, is responsible for establishing and administering our executive compensation program. The Committee believes that we must focus on attracting, retaining and motivating superior executive officer talent. To achieve this goal, we compensate our executive officers at a level generally comparable to (or, in some cases, that exceeds) the compensation paid to similarly situated executive officers serving at comparable companies, as adjusted to reflect individual and corporate performance and results. The Committee also believes the compensation packages we provide to our executive officers, including the named executive officers, should include performance-based compensation components. This result is based on our belief that our executives who are most able to affect our performance and results should have a significant portion of their potential total compensation “at risk,” or in other words dependent upon our and their performance. As a result, an important part of our compensation strategy is to “pay for performance,” which to us means paying performance-based compensation to reward the achievement of financial and strategic goals that we established to enable us to achieve our business objectives and enhance shareholder value.

The Committee also believes that as long as each of our executive officers has a significant equity stake in our company, the compensation interests of our executive officers will be aligned with the investment interests of our shareholders. If our executive officers share in the common share gains and losses experienced by our shareholders, we believe that our executive officers will be even more motivated than they already are to work to enhance shareholder value for both themselves and our other shareholders. Our Board of Directors, which we refer to as the Board, shares this interest alignment view and has reinforced this alignment by adopting stock ownership guidelines for our executive officers. We discuss these stock ownership guidelines, as well as the impact of recent economic events on our named executive officers’ compliance with the guidelines, in further detail below.

As a result of the Committee’s “pay for performance” philosophy, a significant percentage of each executive officer’s total compensation consists of incentive opportunities. For 2008, the primary elements of our executive compensation packages were base salaries, annual performance-based compensation payable in the form of cash and equity awards and long-term equity incentives. For our executive officers other than Mr. Wolstein and Mr. Hurwitz, the Committee has no policy for the annual mix between cash and non-cash or short-term and long-term incentive compensation paid to our executive officers. The employment agreements for Messrs. Wolstein and Hurwitz provide that their annual performance-based bonuses will be paid equally in cash and equity awards. Generally, as our officers remain employed with us over time, their total compensation includes an increasing percentage of incentive and equity-based compensation, which results in our most senior executive officers having total pay packages that are significantly dependent on long-term share appreciation.

Over the past few years, the Committee has been focused on a goal of simplifying and strengthening our executive compensation program. The Committee has worked to eliminate certain perquisites and split-dollar life insurance arrangements, emphasize incentive compensation elements, restructure the compensation arrangements for our top two executive officers and provide more analysis and explanation in our discussion of executive compensation matters. In this way, the Committee believes that it has also made our executive compensation program more transparent and understandable for our shareholders.

Compensation Consultant

For 2008, the Committee again retained Gressle & McGinley LLC as its compensation consultant. Gressle & McGinley assisted the Committee in its process of reviewing the peer group of companies used to benchmark market pay practices, reviewing the compensation programs of members of the peer group and making recommendations and providing advice with respect to the compensation of our executive officers and the overall effectiveness of our executive compensation program. As part of our major benchmarking activity for the year, Gressle & McGinley also provided the Committee with detailed comparative compensation data for the most senior executive officers within the AUM sample (as described further below) during the Committee’s renegotiation of the employment and change in control agreements for Messrs. Wolstein and Hurwitz, as described in further detail below.

Peer Group

In 2008, the Committee, with advice from Gressle & McGinley, re-examined its peer group used for 2007 compensation decisions and determined that basing compensation decisions on comparisons with the 2007 peer group was no longer appropriate because measuring peer companies based on market capitalization similarities does not properly capture the size and scope of our business and the responsibilities of our executives. As a result, the 2007 peer group was determined to no longer remain appropriate for benchmarking purposes. In mid-2008, the Committee, with advice from Gressle & McGinley, established the following peer group of companies for benchmarking total compensation for 2008:

AMB Property Corporation	Host Hotels & Resorts, Inc.
Apartment Investment & Management Co.	Kimco Realty Corporation
Avalonbay Communities, Inc.	Macerich
Boston Properties	Public Storage, Inc.
Brookfield Properties	Regency Centers
Equity Residential	SL Green Realty Corp.
General Growth Properties, Inc.	Vornado Realty Trust
HCP, Inc.

In determining the companies to be included in our new peer group, the Committee considered our strategy of pursuing joint venture arrangements to acquire and manage properties. The execution of this strategy has resulted in a significant expansion of our assets under management to approximately $21 billion, measured on a book value basis. As a result, the Committee concluded that it would be appropriate to establish a peer group of companies with comparable real estate assets under management (AUM), which we refer to as the AUM sample or peer group. In constructing the AUM sample, we selected the 15 real estate companies with assets under management ranging between $10 and $40 billion. The Committee believes that the AUM sample represents the group of companies that most closely resembles the nature and complexity of our operations and competes directly with us for management talent. The AUM sample was the primary point of comparison for compensation decisions by the Committee for Messrs. Wolstein and Hurwitz during the latter half of 2008, as further described below.

Compensation Setting Process

The compensation and benefits payable to our executive officers are established by or under the supervision of the Committee. In general, the Committee is ultimately responsible for reviewing and approving the compensation for our named executive officers. Compensation decisions for the named executive officers are made either directly by the Committee or indirectly by Messrs. Wolstein and Hurwitz, who report such decisions to the Committee and ensure that the other named executive officers’ compensation packages are competitive within our industry. As part of its duties, the Committee, among other things, establishes company financial performance metrics and targets used for annual performance-based bonuses, conducts an in-depth review of and approves compensation arrangements for Messrs. Wolstein and Hurwitz and reviews market pay practices when negotiating new employment or other executive agreements. Messrs. Wolstein and Hurwitz generally review and approve, for the other named executive officers, other performance metrics used for annual performance-based bonuses, our incentive compensation plans, base salary and incentive compensation decisions and grants and awards under our equity-based compensation plans. Messrs. Wolstein and Hurwitz’s decisions are then communicated to the Committee.

The executive compensation setting process generally begins in December with Gressle & McGinley’s annual review of our financial results, performance against strategic objectives and our total shareholder returns, on both an absolute basis and relative to our selected peer group of companies for the prior year. Following deliberation by the Committee and consideration of Gressle & McGinley’s report, the Committee Chairman typically meets with Messrs. Wolstein and Hurwitz in January to discuss the Committee’s conclusions and the company financial performance metrics used to determine performance-based awards for the immediately preceding fiscal year.

When discussing performance metrics, the Committee Chairman and Messrs. Wolstein and Hurwitz determine whether the relative achievement of the prior year’s performance metrics actually facilitated the achievement of our business objectives for the year and whether the performance metrics should be modified or replaced for the current fiscal year. Messrs. Wolstein and Hurwitz then make decisions regarding each element of compensation for our other executive officers, including the other named executive officers, based on their review of each executive officer’s individual performance and guidance they receive from the Committee and Gressle & McGinley concerning overall compensation levels and individual performance. Messrs. Wolstein and Hurwitz generally meet with our Senior Vice President of Human Resources to discuss all elements of our executive officers’ compensation packages and to formulate their decisions. These decisions are considered and verified by an internal management committee, including Messrs. Hurwitz and Oakes prior to being communicated to the Committee. As explained in further detail below, the evaluations and decisions made by Messrs. Wolstein and Hurwitz are the key factor in terms of determining the compensation to be paid to the other named executive officers.

After additional discussion and deliberation by the Committee in February, the Committee, in consultation with Gressle & McGinley, then determines the level and form of payment of the incentive awards for the preceding year for Messrs. Wolstein and Hurwitz by evaluating our financial performance, shareholder returns and Messrs. Wolstein and Hurwitz’s performance in achieving the strategic goals and objectives established for the prior year.

Benchmarking

As further described below, our major benchmarking activity for the year was the Committee’s use of the AUM sample as the primary point of comparison when developing new compensation packages and employment agreements for Messrs. Wolstein and Hurwitz. The AUM sample was specifically used to identify new ranges of annual performance bonus opportunities for Messrs. Wolstein and Hurwitz that also account for equity incentives paid by peer companies. The Committee benchmarked against the AUM sample because the Committee determined that these companies use strategies similar to those used by us with respect to operations, development and financing (specifically, using alternative sources of capital such as joint ventures). The Committee viewed the AUM sample as a more challenging group against which to benchmark compensation for Messrs. Wolstein and Hurwitz and against which to determine relative total shareholder return metric results, as further described below. In this way, the Committee believes it has strengthened pay-for-performance aspects of its incentive awards for Messrs. Wolstein and Hurwitz by utilizing the AUM sample. Messrs. Wolstein and Hurwitz also referred to market compensation data and surveys when reviewing the compensation of the other named executive officers during 2008.

Summary of Elements of 2008 Executive Compensation Program

The following table summarizes the elements of our executive compensation program for 2008:

Element		Characteristics		Purpose

Base Salary	•	Fixed annual cash component based on comparative market analysis, contractual commitments and subject to annual merit or cost of living adjustments	•	Provides base level of cash compensation for annual services to recognize individual performance; and helps retain and motivate executive talent

Annual Performance-Based Compensation	• •	Annual performance-based opportunity delivered in the form of cash and equity for our named executive officers
		Payouts earned based on annual company performance targets, business unit performance (in the case of Messrs. Schafer, Oakes and Bruce), and individual performance or discretionary evaluation of individual performance	•	Motivates executives; rewards executives for achieving annual individual and company performance; helps retain executives; aligns executives’ compensation interests with shareholders’ investment interests; and encourages a significant equity stake in the company

Long-Term Equity Incentives
Outperformance Awards	• •	Special long-term, performance-based equity opportunity Common shares earned based on achievement of performance targets over a five-year measurement period	•	Motivates executives; rewards executives for achieving long-term company performance; and helps retain executives

Supplemental Equity Program Awards	• •	Special long-term, performance-based equity opportunity Common shares earned based on achievement of superior share-price performance over a specified period of time	• •	Motivates executives; rewards executives for achieving long-term share-price performance; helps retain executives; and aligns executives’ compensation interests with shareholders’ investment interests
Program terminated at end of 2008 due to loss of motivational and retention value

Retirement Benefits	•	Standard tax-qualified defined contribution (401(k)) plan subject to limitations on compensation under the Internal Revenue Code and cash and equity deferred compensation plan that provides tax-efficient vehicles to accumulate retirement savings	•	Helps attract and retain executives

Health and Other Welfare Benefits	•	Broad-based employee benefits program, including health, life, disability and other insurance and customary fringe benefits providing for basic life and health needs	•	Helps attract and retain executives

Perquisites	•	Personal aircraft use, country club fees and expense reimbursement provided to certain executives	•	Helps attract and retain executives

Analysis of 2008 Executive Compensation Program

Annual Compensation

Base Salaries.  We pay base salaries to our named executive officers to provide them with a base level of income for services rendered by them each year. For 2008, the named executive officers were parties to employment agreements with us that provided for minimum base salary amounts. Base salaries for 2008 for the named executive officers were determined considering these contractual commitments and comparisons to base salaries paid to executives in comparable positions at other real estate companies.

Base salaries for Messrs. Wolstein and Hurwitz at the beginning of 2008 were $1,000,000 and $544,000, respectively. In early 2008, the Committee chose to increase Mr. Hurwitz’s base salary to $648,466 by March 1 to account for discontinuance of perquisites previously provided to Mr. Hurwitz consisting of a company automobile lease and tax planning services. In connection with the Committee’s use of the AUM sample for compensation decisions for Messrs. Wolstein and Hurwitz during 2008, Gressle & McGinley conducted a comprehensive review beginning in mid-2008 of the total compensation packages for Messrs. Wolstein and Hurwitz by focusing primarily on the top two executives at AUM sample companies. Gressle & McGinley also undertook a comprehensive re-evaluation of the mix of compensation elements paid to Messrs. Wolstein and Hurwitz with a goal of streamlining their compensation packages. As further described below, in connection with our negotiation of revised employment agreements with Messrs. Wolstein and Hurwitz, the Committee adjusted total compensation packages for Messrs. Wolstein and Hurwitz, resulting in new salaries for Mr. Wolstein and Mr. Hurwitz as of October 15, 2008 of $800,000 and $616,000, respectively, based on the Gressle & McGinley review.

For 2008, a merit pool was created to provide merit increases in base salary for the other named executive officers of approximately 4% over their 2007 base salaries. In addition to his merit increase, Mr. Bruce also received an extra market adjustment of approximately 10% to bring his base salary more in line with market data for comparable positions based on market compensation data and survey information. None of the other named executive officers received a market increase for 2008. At the end of 2008, the base salaries for our named executive officers other than Messrs. Wolstein and Hurwitz were: Mr. Schafer, $305,000; Mr. Oakes, $364,000; and Mr. Bruce, $355,000. Upon his promotion to Senior Executive Vice President effective January 1, 2009, Mr. Oakes received a promotional increase of approximately 7% over his 2008 base salary. For more information on salaries earned by our named executive officers for 2006, 2007 and 2008, please refer to the 2008 Summary Compensation Table.

Annual Performance-Based Compensation in General.  We pay annual incentive compensation to our named executive officers to attract and motivate them and reward them for helping us to achieve annual financial objectives and company and individual goals that drive shareholder value. All executive officers, including the named executive officers, are eligible to receive annual performance-based compensation in the form of cash payments and equity awards. For Messrs. Wolstein and Hurwitz, their annual performance-based compensation is paid equally in cash and equity awards under the terms of their revised employment agreements. We refer to this entire amount as their annual performance bonus. Each of our other named executive officers receives the full amount of his annual performance-based compensation in the form of a cash bonus payment, which we refer to as the annual performance bonus, and an additional equity award the value of which is based directly on the amount of the annual performance bonus. As further described below, Messrs. Wolstein and Hurwitz do not receive an additional equity award under the terms of their revised employment agreements. Because the annual performance bonuses are based upon performance throughout the entire year and year-end personnel evaluations, and, in some cases, are determined in the light of our final year-end financial statements, the annual performance bonuses and equity awards are not actually paid until our financial statements are completed in the year following the measurement period.

Annual Performance Bonuses for Messrs. Wolstein and Hurwitz.  We establish annual performance bonus opportunities for Messrs. Wolstein and Hurwitz each year based on the terms of their employment agreements, which opportunities reflect their respective levels of responsibility and salary and total compensation amounts paid by the members of the peer group. Annual performance bonuses are paid to Messrs. Wolstein and Hurwitz in the form of cash and equity payments and are earned based on company performance and individual performance during the fiscal year.

As further discussed below, in October 2008, we entered into revised employment and change in control agreements with Messrs. Wolstein and Hurwitz to, in part, document applicable modifications to their respective compensation structures that had been made over recent years that were not reflected in the prior versions of those agreements. In addition, in prior years, Messrs. Wolstein and Hurwitz’s long-term annual incentive awards used performance metrics similar to those taken into account for their annual performance bonuses. In 2008, the Committee decided to simplify Messrs. Wolstein and Hurwitz’s compensation packages by establishing a single annual performance bonus opportunity payable equally in cash and equity and eliminating Messrs. Wolstein and Hurwitz’s long-term annual incentive opportunity. As a result, the annual performance bonus opportunities established for Messrs. Wolstein and Hurwitz are intended to account for the equity incentives paid by peer companies. In making this decision, the Committee relied on Gressle & McGinley’s review of the compensation programs for the chief executive officer and second ranking officer at companies within the AUM sample. In addition to benchmarking actual compensation paid in 2007 and prior years (which reflects actual peer company performance), Gressle & McGinley evaluated the annual incentive award opportunities (annual bonus and annual long-term awards) for a subsample of companies that published the awards available at threshold, target and/or maximum levels of performance. In each case, these award levels were evaluated as a percent of the executive’s annual salary. The Committee then established annual performance bonus opportunities (both at a threshold and maximum level as a percentage of base salary) for Messrs. Wolstein and Hurwitz at the median levels of the subsample of companies reporting this information about their compensation programs.

The revised employment agreements provide that Messrs. Wolstein and Hurwitz are entitled to annual performance-based bonuses equal to a percentage of their base salaries as determined by the Committee. Half of each annual performance bonus for Messrs. Wolstein and Hurwitz will be paid in cash, with the remaining portion of each annual performance bonus paid in the form of equity awards. Any equity awarded is valued based on the fair market value of our common shares on the date of grant using the same methodology and valuation assumptions that we use for financial statement reporting purposes. The revised employment agreements provide that the Committee will from time to time establish the performance factors and criteria relevant for determination of such annual performance bonuses and will timely communicate the applicable performance metrics and targets to Messrs. Wolstein and Hurwitz. For 2008, the annual performance bonuses for Messrs. Wolstein and Hurwitz were based on achievement measured for the following three performance metrics, which were selected by the Committee and communicated to Messrs. Wolstein and Hurwitz:

•	Funds From Operations, or FFO, per common share;

•	relative total shareholder return; and

•	a qualitative assessment of Messrs. Wolstein’s and Hurwitz’s individual contributions and achievements.

The quantitative corporate performance metrics listed in the first two bullet points above were selected by the Committee because they are recognized industry standards, easily quantifiable, incentivize the achievement of short-term company goals that support our long-term success, and, in the case of relative total shareholder return, require superior performance compared to the AUM sample of peer companies. The Committee also believes that individual performance is an important consideration in determining payouts of annual performance bonuses because Messrs. Wolstein and Hurwitz are responsible for leading the execution of our overall operating performance and strategic initiatives. For 2008, the Committee weighed each of FFO per common share and the qualitative assessment at 40%, and relative total shareholder return at 20%, in terms of determining achievement of the annual performance bonuses for Messrs. Wolstein and Hurwitz. A lower weight was assigned to relative total shareholder return because it was the primary performance metric in the 2007 Supplemental Equity Program.

As in past years, for 2008, the specific quantitative performance targets relating to FFO per common share was established by the Committee on a basis consistent with our budgeting and planning process for 2008. For 2008, the structure for the annual performance bonus opportunities and performance against the established metrics for Messrs. Wolstein and Hurwitz was as follows:

Percentage of Bonus	Metric	Threshold	Mid-Point	Maximum	Actual

40%	FFO Per Common Share (diluted)(1)	$3.90	$3.975	$4.05	$1.52
20%	Relative Total Shareholder Return(2)	Third	Second	First	Fourth
40%	Qualitative Assessment(3)	—	—	—	—

(1)	FFO is generally defined and calculated by us as net income, adjusted to exclude:

• preferred share dividends;

• gains from disposition of depreciable real estate property, except for those sold through our merchant building program, which are presented net of taxes;

• extraordinary items; and

• certain non-cash items.

A calculation of FFO for 2008 is included under Item 7 of our Annual Report on Form 10-K. FFO per common share equals FFO divided by average diluted shares outstanding.

(2)	Relative total shareholder return is total shareholder return on an investment in our common shares compared to total shareholder return on an investment in the common shares of each company in the annual performance bonus peer group. Total shareholder return is calculated for us and each member of the annual performance bonus peer group by assuming a one-year hypothetical investment in the common shares of the respective entity. The value of the investment at the end of the one-year period, based on market value of the common shares and assuming the reinvestment of dividends, is compared to the value at the beginning of the period and expressed as a percentage return on the original investment. Based on the results, we are ranked in either the first, second, third or fourth quartile of the AUM sample of peer companies.

(3)	The qualitative criteria used to conduct the qualitative assessment relating to the annual performance bonuses for Messrs. Wolstein and Hurwitz were both established and evaluated by the Committee. The criteria included goals and strategic initiatives related to specific departments and business units, investment funds, corporate partnerships, human resources and corporate financial management. These criteria are qualitative in nature and, as a result, the Committee did not establish measurable performance targets for the qualitative assessment metric.

The annual performance bonus opportunity with respect to 2008 that was available for each of Messrs. Wolstein and Hurwitz, as well as the actual annual performance bonus awarded based on actual performance during the year (expressed as a percentage of year-end base salary), is set forth below:

	Scott A. Wolstein				Daniel B. Hurwitz
Metric	Threshold	Mid-Point	Maximum	Actual	Threshold	Mid-Point	Maximum	Actual

FFO Per Common Share	140%	230%	320%	0%	120%	180%	240%	0%
Relative Total Shareholder Return	70%	115%	160%	0%	60%	90%	120%	0%
Qualitative Metric	140%	230%	320%	230%	120%	180%	240%	240%

Totals	350%	575%	800%	230%	300%	450%	600%	240%

For our quantifiable performance metrics, because our actual performance was below the threshold performance targets established by the Committee, no amount was earned for those performance metrics for 2008. The degree to which each of Messrs. Wolstein and Hurwitz earned his annual performance bonus depended on his year-end qualitative assessment. The Committee determined that, based on its subjective assessment of performance by Messrs. Wolstein and Hurwitz during 2008, Mr. Wolstein achieved his mid-point qualitative metric and Mr. Hurwitz achieved his maximum qualitative metric for 2008. Mr. Hurwitz’s achievement of his maximum qualitative metric was specifically based on the Committee’s determination that his individual performance for 2008 exceeded the Committee’s initial expectations as to the role he would serve with the company when he was promoted in 2007. The Committee chose to pay the equity portion of the annual performance bonus to each of Messrs. Wolstein and

Hurwitz in unrestricted shares. The following table sets forth the cash paid and the number of unrestricted shares granted to Messrs. Wolstein and Hurwitz in January 2009 for their annual performance bonuses earned for 2008:

Form of Payment	Value for Wolstein	Value for Hurwitz

Cash	$920,000	$739,200
Unrestricted Shares(1)	$920,000	$739,200

(1)	Based on the closing price per share of our common shares as of January 12, 2009 of $6.02, Messrs. Wolstein and Hurwitz received 152,823 and 122,790 unrestricted shares, respectively.

Annual Performance Bonuses for Messrs. Schafer, Oakes and Bruce.  We establish annual performance bonus opportunities for Messrs. Schafer, Oakes and Bruce each year in accordance with the executives’ respective levels of responsibility and in consideration of their base salary amounts at the end of the fiscal year. Annual performance bonuses are paid in the form of lump-sum cash payments and are earned based on company performance, business unit performance and individual performance during the fiscal year. If an annual performance bonus is earned, each of Messrs. Schafer, Oakes and Bruce also receives an equity award (which we have referred to in prior years as a long-term equity award) the value of which is based directly on the amount of his annual performance bonus, as further described below.

In recent years, the annual performance bonuses for Messrs. Schafer, Oakes and Bruce were based on the subjective evaluations conducted by Messrs. Wolstein and Hurwitz of the executive officers’ performance specifically related to their areas of control and their individual contributions and efforts toward our strategic and tactical objectives. For 2008, however, the annual performance bonuses for Messrs. Schafer, Oakes and Bruce were based on their achievement measured against the following three equally-weighted performance metrics:

•	Company financial metric of FFO per common share (defined and calculated in the same manner as described above for Messrs. Wolstein and Hurwitz);

•	Business unit performance objectives, including, for example:

-	For Mr. Schafer, raising sufficient capital to address debt maturities, continuously monitoring operating results and re-forecasting timely, accelerated monthly closings;

-	For Mr. Oakes, selling assets to generate merchant build gains, selling non-core assets and improving buy-side and sell-side relationships; and

-	For Mr. Bruce, improving accuracy and pricing on pro formas and delivering development and redevelopment/expansion projects within pro forma and on schedule; and

•	Individual performance objectives, including a qualitative assessment of Messrs. Schafer’s, Oakes’ and Bruce’s individual contributions and achievements on behalf of the company.

For 2008, we used the same specific quantitative performance targets relating to FFO per common share for Messrs. Schafer, Oakes and Bruce that were established by the Committee for Messrs. Wolstein and Hurwitz as follows: Threshold, $3.90; Target, $3.975; and Maximum, $4.05. Actual FFO per common share results for 2008 were $1.52.

The annual performance bonus opportunity with respect to 2008 that was available for each of Messrs. Schafer, Oakes and Bruce, as well as the actual annual performance bonus awarded based on actual performance during the year (expressed as a percentage of year-end base salary), is set forth below:

Named Executive Officer	Threshold	Target	Maximum	Actual

William H. Schafer	20%	40%	80%	40%
David J. Oakes	50%	75%	125%	100%
Timothy J. Bruce	20%	40%	80%	37.8%

The degree to which each of Messrs. Schafer, Oakes and Bruce earned his annual performance bonus depended on his year-end qualitative assessment and the extent to which the quantitative performance target was met. For our quantifiable performance metric, because our actual performance was below the threshold performance target established by the Committee, no amount was earned for that performance metric for 2008. However, based on Messrs. Wolstein and Hurwitz’s subjective assessment that Messrs. Schafer, Oakes and Bruce exceeded expectations during 2008 regarding their business unit performance objectives and individual performance objectives, Mr. Schafer earned his target annual performance bonus, Mr. Oakes earned between his target and maximum annual performance bonus and Mr. Bruce earned just below his target annual performance bonus. As a result, Messrs. Schafer, Oakes and Bruce received the following payouts in January 2009 for their annual performance bonuses for 2008, respectively: Mr. Schafer, $122,000; Mr. Oakes, $364,000; and Mr. Bruce, $134,190.

Annual Equity Awards for Messrs. Schafer, Oakes and Bruce.  Our shareholder-approved, equity-based award plans give the Committee the latitude to make annual awards of stock-based incentives, which we refer to as annual equity awards, to promote strong performance and the achievement of corporate goals, to foster the growth of shareholder value and enable executive officers to participate in our long-term growth and profitability. These annual equity incentives reinforce the Committee’s long-term goal of increasing shareholder value by providing the proper nexus between the compensation interests of our executive officers and the investment interests of our shareholders. In recent years, all of our executive officers, including the named executive officers, have been eligible to receive annual equity awards pursuant to one or more equity-award plans, which were approved by our shareholders. In connection with entering into revised employment agreements with Messrs. Wolstein and Hurwitz in October 2008, we increased their annual performance bonus opportunities, which increase took into account that they will not receive separate annual equity awards. Our other named executive officers, however, will continue to receive separate annual equity awards in connection with their annual performance bonuses, as further described below.

Messrs. Schafer, Oakes and Bruce are eligible to receive annual equity awards based solely on their annual performance bonus results, subject to discretionary adjustment based on individual performance. The Committee does not consider the amount or value of prior annual equity awards when granting new annual equity awards because prior annual equity award payouts relate to prior performance. Because annual equity awards are based on annual performance bonus results, the awards are generally not made until our financial statements are finalized. For 2008, however, the Committee chose to make awards in January 2009 once the annual performance bonus results for Messrs. Schafer, Oakes and Bruce were determined.

The annual equity incentive opportunity that was available for each of Messrs. Schafer, Oakes and Bruce based on performance during 2008 was established as a percentage of his base salary at the end of the year plus his annual performance bonus earned with respect to such year, as set forth opposite his name below (expressed as a percentage of such sum):

Named Executive Officer	Threshold	Target	Maximum

William H. Schafer	12.5%	25%	50%
David J. Oakes	50%	75%	100%
Timothy J. Bruce	12.5%	25%	50%

There are no specific quantitative or qualitative performance metrics that have been established in order to determine the annual equity awards for Messrs. Schafer, Oakes and Bruce other than achievement of the annual performance bonuses. Instead, each officer receives an annual equity award with a value equal to the same proportion of his maximum annual equity award opportunity as the proportion his actual annual performance bonus represents of his maximum annual performance bonus opportunity, subject to discretionary adjustment based on individual performance.

To further clarify, in determining actual annual equity awards for Messrs. Schafer, Oakes and Bruce for 2008, we first determined each officer’s earned annual performance bonus as a percentage of his maximum annual performance bonus opportunity (for example, Mr. Schafer earned an annual performance bonus for 2008 that was 50% of his maximum annual performance bonus opportunity (which was 80%)). We then applied that same percentage to the officer’s maximum annual equity award opportunity identified in the table above to determine the officer’s percentage achievement of his annual equity award (for example, 50% of Mr. Schafer’s maximum annual equity award opportunity (which was 50%) resulted in actual annual equity award achievement of 25%). The achieved percentage was then applied to the sum of the officer’s base salary at the end of 2008 plus his annual performance bonus earned for 2008 (for example, 25% of Mr. Schafer’s year-end base salary ($305,000) plus 2008 annual performance bonus ($122,000) resulted in an annual equity award value of $106,750). There was no discretionary adjustment made to awards for Messrs. Schafer and Bruce for 2008, but Mr. Oakes annual equity award was increased by 7.50% based on his individual performance for 2008. This adjustment was based on Messrs. Wolstein and Hurwitz’s subjective assessment that Mr. Oakes exceeded expectations during 2008 regarding his business unit performance objectives and individual performance objectives described above. Based on the calculations described in this paragraph, Messrs. Schafer, Oakes and Bruce earned annual equity awards for 2008 as follows:

	Actual Annual Equity Award
	(% of Base Salary Plus Annual	Actual Annual
Named Executive Officer	Performance Bonus)	Equity Award ($)

William H. Schafer	25%	$106,754
David J. Oakes	87.5%	$637,029
Timothy J. Bruce	23.6%	$115,582

Consistent with our compensation philosophy of aligning the compensation interests of our executive officers with the investment interests of our shareholders and ensuring that each of Messrs. Schafer, Oakes and Bruce has a significant equity stake in the company, 75% of the value of each annual equity incentive award payable with respect to 2008 was awarded in the form of restricted shares vesting, beginning on the date of grant, in equal annual installments over four years and 25% of the value was awarded in the form of stock options vesting in three equal annual installments. Annual equity awards were paid in restricted shares and stock options because these forms of equity are a reasonable means by which to encourage share ownership and align executive interests with shareholder interests. The following table sets forth the number of restricted shares and stock options granted to each of Messrs. Schafer, Oakes and Bruce in January 2009 based on his annual equity incentive award:

Form of Award	Exercise Price	Schafer	Oakes	Bruce

Stock Options	$6.02	40,437	241,290	43,779
Restricted Shares	—	13,300	79,365	14,400

No restricted shares or stock options were granted to the named executive officers with respect to employment during 2008 other than the annual equity awards described above.

Restricted Shares Used To Settle Annual Equity Awards.  We believe that restricted shares provide significant incentives for our executive officers because they directly align the compensation interests of our executive officers with the investment interests of our shareholders. Our restricted share awards vest annually in 20% increments with the first increment vesting on the date of the award. The holder of restricted shares has the right to receive dividends and to vote with respect to all restricted shares immediately upon their grant.

Stock Options Used To Settle Annual Equity Awards.  We also believe that stock options are a valuable motivating tool and provide a long-term incentive to the executive officers because our executive officers will realize gain on their stock options only if our shareholders also recognize gain on their holdings of our shares. Our stock option awards vest at a rate of 33 1/3% per year over the first three years of the ten-year option term. Prior to the exercise of an option, the holder has no rights as a shareholder with respect to the shares subject to such option, including voting rights and the right to receive dividends. Options are granted with an exercise price equal to the closing price of our common shares on the date of grant. We have never repriced any stock options or issued options with “reload” provisions. The number of options granted was determined by dividing the value of the annual equity incentive award earned by the value of an option based on the Black Scholes valuation model.

Long-Term Equity Incentive Compensation

Outperformance Awards.  In prior years, we awarded performance units as a retention award for our executive officers. In 2006, based on its regular evaluation of our compensation programs, the Committee discontinued its practice of awarding performance units in favor of granting new equity-based performance awards to eleven of our executive officers, including Messrs. Wolstein, Schafer, Hurwitz and Bruce. We refer to these awards as outperformance awards and to the equity plan under which the outperformance awards were made as the 2005 Outperformance Award Plan. The Committee believed both that the outperformance awards were superior to the performance unit awards because, among other reasons, a higher level of company performance is required to trigger payouts under the outperformance awards and that outperformance awards should be made available to a broader group of executives because superior company performance requires a team of superior performers.

Based on the recommendations of our prior compensation consultant and Mr. Wolstein, the Committee chose to use three performance metrics to determine whether an outperformance award should be granted:

•	FFO per common share growth;

•	annualized total shareholder return; and

•	our annualized total shareholder return compared to the annualized total shareholder return of the companies in a specified peer group, which we refer to as comparative annualized total shareholder return (we refer to both of these annualized total shareholder return metrics together as the shareholder return metrics).

For purposes of the outperformance awards, annualized total shareholder return is the return on an investment in our common shares during the applicable measurement period, assuming the reinvestment of dividends. All quantitative metrics were measured over a three-year period ending December 31, 2007 for Messrs. Wolstein and Hurwitz, and payouts were made to Messrs. Wolstein and Hurwitz in early 2008 to reflect their achievement of their applicable performance targets, as reported in our Compensation Discussion and Analysis in our 2008 proxy statement. All quantitative metrics are being measured over a five-year period ending on December 31, 2009 for Messrs. Schafer and Bruce and the other executive officers who were granted outperformance awards (Mr. Oakes was not yet our employee when the outperformance awards were made). The peer group established in 2007 for comparative annualized total shareholder return continues to include the following companies:

CBL & Associates Properties, Inc.	Macerich
Federal Realty Investment Trust	Pennsylvania Real Estate Investment Trust
General Growth Properties, Inc.	Taubman Centers, Inc.
Glimcher Realty Trust	Regency Centers Corporation
Kimco Realty Corporation	Simon Property Group, Inc.
Weingarten Realty Investors

The quantitative metrics for the outperformance awards granted to Messrs. Schafer and Bruce are as follows:

Outperformance Awards Quantitative Metrics	Target

FFO Per Common Share Growth	8.0% per year
Annualized Total Shareholder Return	17.0% per year
Comparative Annualized Total Shareholder Return	Annualized total shareholder return equal to or greater than the annualized total shareholder return of not less than 75% of the companies in the applicable peer group during the applicable measurement period

The Committee will determine whether the applicable performance targets have been achieved once our 2009 year-end financial statements are available in early 2010. Any outperformance award earned by Messrs. Schafer and Bruce will vest on March 1, 2010. In all cases, the outperformance awards relating to the FFO per common share growth metric are expressed as a fixed dollar amount, and the outperformance awards relating to the shareholder return metrics are expressed as a number of our common shares, subject to a cap on the value of the common shares that can actually be received. The Committee currently intends to pay all earned outperformance awards in the form of our common shares, but the Committee has the right to pay the awards in cash. The Committee also retains the flexibility so that if a specific quantitative metric is not achieved in full during the relevant measurement period, but any or all of the quantitative metrics have been substantially achieved during the same period, the Committee may still grant to the participants an award equal to 25% of the total award that would have been earned had all quantitative metrics been achieved in full.

The remaining outperformance award opportunity available for Messrs. Schafer and Bruce based on the earlier grant, expressed in dollars with respect to the FFO per common share growth metric and in our common shares with respect to the other quantifiable metrics, is set forth opposite his name:

	FFO Metric	Shareholder Return	Total Award
Named Executive Officer	Opportunity	Metrics Opportunity	Opportunity

William H. Schafer	$417,000	12,850 shares with a maximum value of $1,028,000	$1,445,000
Timothy J. Bruce	$500,000	15,400 shares with a maximum value of $1,232,000	$1,732,000

2007 Supplemental Equity Program.  The 2007 Supplemental Equity Program was adopted and implemented to address two areas that the Committee, after consultation with Gressle & McGinley, deemed inadequate in the 2005 Outperformance Award Plan. First, the 2005 Outperformance Award Plan did not provide significant enough incentives for higher levels of performance, which we believe is essential to be competitive with the compensation paid by private equity firms and other real estate investment trusts to retain the best executive talent. Second, if our share price were to rise significantly and then decline during the measurement period of the 2005 Outperformance Award Plan, it would be possible that an executive would initially be likely to qualify for a payout under the 2005 Outperformance Award Plan, but then later become ineligible for any payout under the 2005 Outperformance Award Plan without regard to performance by the executive. Furthermore, as we have grown, the number of our executives has increased correspondingly. The Committee, Messrs. Wolstein and Hurwitz, and Gressle & McGinley all believed it was important to incentivize each of our key executives to create shareholder value. Thus, 43 executives, including the named executive officers, were initially chosen to participate in the 2007 Supplemental Equity Program.

The 2007 Supplemental Equity Program provided for the grant of awards to designated participants, which awards were to be earned based on the satisfaction of certain company-based performance goals over a specified period of time. Under the 2007 Supplemental Equity Program, our named executive officers had the opportunity to receive, in the form of common shares, a percentage of an award pool created based on our absolute and relative total shareholder return (measured against entities in the North American Real Estate Investment Trust index) during a series of measurement periods extending into 2012 (or until a change in control of the company). In this way, the 2007 Supplemental Equity Program was designed to incentivize participating executives to help us achieve superior financial and share-price performance over a number of years. As part of the Committee’s ongoing review of our executive compensation program, and based on the recommendation of Gressle & McGinley, on December 31, 2008, the Committee authorized and approved the termination of the 2007 Supplemental Equity Program. The Committee decided to terminate the 2007 Supplemental Equity Program because it determined that the program no longer provides any motivational or retention value, and therefore would not help achieve the two goals for which it was created. No shares have been or will be issued under the 2007 Supplemental Equity Program.

Impact of April 2009 Special Meeting of Shareholders.  On April 9, 2009, our shareholders approved the transaction contemplated by the Otto Stock Purchase Agreement, which transaction is further described above under “Proposal One.” Shareholder approval of the Otto transaction was deemed a “potential change in control” under our equity-based award plans and the related equity award agreements. As a result, all outstanding unvested stock options became fully exercisable, all restrictions on unvested restricted shares lapsed, and all outperformance awards became vested (which means that each outperformance award holder’s right to receive a payment if the performance criteria are met is no longer subject to forfeiture upon a termination of the holder’s employment). The outperformance awards will still be earned depending on our performance against the targets established under the outperformance awards for the performance period (which generally ends on December 31, 2009).

Other Benefits

Perquisites.  Pursuant to their employment agreements, the named executive officers receive certain additional benefits. The Committee believes that these benefits are reasonable and consistent with its overall compensation program to better enable us to attract and retain superior executive talent.

Mr. Wolstein, for purposes of security and efficiency, has the right to use for personal purposes any airplane that we lease or in which we own an interest, but only after giving first priority to our business needs. For 2008, Mr. Wolstein was originally permitted to use up to 100 flight hours for personal use. As further described below, however, in connection with our negotiation of a revised employment agreement with Mr. Wolstein in October 2008, we changed the manner in which we provide this perquisite to Mr. Wolstein. For the first 9.5 months of 2008, Mr. Wolstein was permitted to use up to approximately 80 hours of personal flight time (the pro rated amount of the 100 flight hours). For the first 9.5 months of 2008, Mr. Wolstein used approximately 78 flight hours, and we were obligated to pay Mr. Wolstein approximately $8,800 for the unused flight hours, representing the annual average cost per flight hour multiplied by his unused flight hours for that portion of the year. Mr. Wolstein, however, agreed to waive our obligation to pay this amount.

Beginning in mid-October 2008, however, for each hour of personal flight time that Mr. Wolstein uses, he will reimburse us based on applicable Standard Industry Fare Level rules in accordance with Internal Revenue Code and Department of the Treasury regulations. In addition, Mr. Wolstein will reimburse us to the extent that the full cost of Mr. Wolstein’s personal use of company aircraft during any year, but offset by Mr. Wolstein’s reimbursements to us, exceeds $300,000. As a result, Mr. Wolstein is receiving from us a perquisite of personal use of company aircraft each year in an amount up to $300,000. Mr. Wolstein will reimburse us for personal use of company aircraft, however, only to the extent permitted under applicable Federal Aviation Administration rules and regulations.

Under their employment agreements, Messrs. Hurwitz, Schafer and Oakes are entitled to the payment by us of regular membership fees, assessments, and dues for a local country club. In addition, the employment agreements for each of our executive officers provide for participation in health, life, disability and other insurance plans, sick leave, reasonable vacation time and other customary fringe benefits.

Retirement Benefits.  We have established a 401(k) plan for our employees pursuant to which we make semi-monthly, matching contributions equal to 50% of each participant’s contribution, up to 6% of the sum of his or her base salary plus annual performance bonus, not to exceed the sum of 3% of the participant’s base salary plus annual performance bonus.

Deferred Compensation Plan.  Our executive officers, including the named executive officers, are entitled to participate in our elective deferred compensation plan and our equity deferred compensation plan. Pursuant to the elective deferred compensation plan, executive officers can defer up to 100% of their base salaries and annual performance bonuses, less applicable taxes and authorized benefits deductions. The elective deferred compensation plan is a non-qualified plan and is an unsecured, general obligation of the company. We provide a matching contribution to any participant in a given year who has contributed the maximum permitted under our 401(k) plan. This matching contribution is equal to the difference between (1) 3% of the sum of the executive’s base salary and annual performance bonus deferred under the 401(k) plan and the elective deferred compensation plan, combined, and (2) the actual employer matching contribution provided under the 401(k) plan. Earnings on a participant’s deferred account are based on the results of the investment measurement options available in the plan that are selected by the participant. Settlement is generally made in cash at a date determined by the participant at the time a deferral election is made. All of the named executive officers elected to defer a portion of their 2008 total annual cash compensation pursuant to the elective deferred compensation plan. Messrs. Wolstein, Hurwitz, Schafer and Bruce each elected to have certain deferrals of compensation distributed to him during 2008 or 2009 in accordance with either the hardship rules (in the case of Mr. Wolstein) or the transition rules under Section 409A of the Internal Revenue Code. For information on the value of annual cash compensation deferred by the named executive officers in 2008, please refer to the 2008 Summary Compensation Table and to the 2008 Nonqualified Deferred Compensation Table below.

Equity Deferred Compensation Plan.  Pursuant to the equity deferred compensation plan, our executive officers, including the named executive officers, have the right to defer the receipt of restricted shares earned under any equity compensation plan and, for compensation earned prior to December 31, 2004, the gain otherwise recognizable upon the exercise of stock options. The value of participants’ deferrals is converted into units, based on the market value of our common shares at the time of the deferral, so that each unit is equivalent in value to one common share. We have established and funded a “rabbi” trust, which holds our common shares, to satisfy our payment obligations under this plan. Common shares equal to the number of units credited to the participants’

accounts under the plans are placed in the “rabbi” trust. In the event of our insolvency, the assets of the “rabbi” trust are available to general creditors. Settlement of units is generally made in our common shares at a date determined by the participant at the time a deferral election is made. In 2008, Messrs. Hurwitz, Oakes and Bruce deferred receipt of 69,625, 7,438 and 3,055 restricted shares, respectively. Messrs. Wolstein, Schafer and Bruce each elected to have certain deferrals distributed to him during 2008 or 2009 in accordance with either the hardship rules (in the case of Mr. Wolstein) or the transition rules under Section 409A of the Internal Revenue Code.

As described above under “Proposal One,” on February 23, 2009, we entered into the Otto Stock Purchase Agreement with Mr. Alexander Otto to issue and sell the Purchased Shares and warrants to purchase 10,000,000 common shares to the Investors. If the Investors collectively become the beneficial owners of 20% or more of our outstanding common shares, a “change in control” will be deemed to have occurred under our equity deferred compensation plan in which some of our executive officers and directors participate. Under both our Equity Deferred Compensation Plan (Effective January 1, 2003), which we refer to as the original equity deferred compensation plan, and our 2005 Equity Deferred Compensation Plan (January 1, 2009 Restatement), which we refer to as the new equity deferred compensation plan, in the event of a change in control, all unvested deferred stock units held for each participant would become vested and no longer subject to forfeiture upon a termination of employment. Vested deferred stock units under the original equity deferred compensation plan would be distributed to participants on a one-for-one basis in the form of our common shares at the time of the change in control. Vested deferred stock units under the new equity deferred compensation plan would not be distributed to participants until the end of the deferral period selected by each participant.

Employment Agreements

We have entered into employment agreements with several executive officers, including each of the named executive officers. Prior to 2008, Messrs. Wolstein and Hurwitz had last entered into employment agreements with us in 2001 and 1999, respectively. During the past several years, we have adopted various policies and programs relating to executive compensation. Many of those policies and programs have since been modified, and we have continued to implement additional compensation policies and programs. In early 2008, we determined that the employment agreements with Messrs. Wolstein and Hurwitz should be reviewed because of the number of executive compensation changes we had implemented since 1999. We determined that it would be in our best interests to enter into new employment agreements with Messrs. Wolstein and Hurwitz to document all applicable modifications to their respective compensation structures, which were last set forth in their existing employment agreements, and to bring the agreements into compliance with Section 409A of the Internal Revenue Code. Following a period of negotiations, and with the approval of both the Board and the Committee, and under the advisement of an independent compensation consulting company for each of Messrs. Wolstein and Hurwitz, on the one hand, and us, on the other hand (namely Gressle & McGinley for us), on October 15, 2008, we entered into new employment agreements with Messrs. Wolstein and Hurwitz. For more information about our employment agreements with Messrs. Wolstein and Hurwitz, please see the narrative to the 2008 Grants of Plan-Based Awards Table below.

The employment agreements for the other executive officers, including Messrs. Schafer, Oakes and Bruce, were last amended in December 2008 to bring such agreements into compliance with Section 409A of the Internal Revenue Code, but no material changes were made to their agreements at that time. Additional information concerning the terms of the employment agreements and the amounts payable pursuant to the employment agreements for Messrs. Schafer, Oakes and Bruce is also provided in the narrative to the 2008 Grants of Plan-Based Awards Table below.

Change in Control Agreements

We have entered into a change in control agreement with each of several executive officers, including each of the named executive officers. The change in control agreements are designed to promote stability and continuity of senior management. Under these agreements, certain benefits are payable by us if a “Triggering Event” occurs within two years (or three years for Mr. Wolstein) after a “Change in Control.” In general, the Committee believes that the use of change in control agreements is appropriate because such agreements help insure a continuity of management during a threatened takeover and help insure that management remains focused on completing a transaction that is likely to maximize shareholder value. Payments would only be triggered if a change in control occurs and the officer is terminated or effectively terminated, or if actions are taken that materially and adversely impact the executive officer’s position with us or his or her compensation. The Committee believes that the payment of change in control compensation would be appropriate because the executive officer may have forgone other opportunities at the time of the change in control, and it may be difficult for an executive officer to find a comparable position within a reasonable period of time.

The change in control agreements for Messrs. Wolstein and Hurwitz were last amended in October 2008 in connection with the changes made to their employment agreements, including amendments to bring such agreements into compliance with Section 409A of the Internal Revenue Code. The change in control agreements for the other executive officers, including the other named executive officers, were last amended in December 2008 to bring such agreements into compliance with Section 409A of the Internal Revenue Code, but no material changes were made to those agreements at that time.

As described above, if the Investors collectively become the beneficial owners of 20% or more of our outstanding common shares in connection with the Otto transaction, a change in control will be deemed to have occurred under the change in control agreements. In satisfaction of a condition to the completion of the transaction with the Investors, however, we have entered into waiver agreements with our officers with change in control agreements by which the officers agreed that the acquisition by the Investors of beneficial ownership of 20% or more of our outstanding common shares does not constitute a change in control under the terms of the change in control agreements. Additional information concerning the terms of the change in control agreements and the amounts payable pursuant to the change in control agreements for the named executive officers upon the occurrence of a “Triggering Event” and a “Change in Control” are contained under the Potential Payments Upon Termination or Change in Control subsection below.

Stock Ownership Guidelines

Under the stock ownership guidelines established by the Board, each executive officer, including the named executive officers, must own common shares or common share equivalents with an aggregate market value of no less than the sum of the officer’s annual salary and annual performance bonus for the immediately preceding year no later than the fourth anniversary of the March 15th on which the officer received his or her first grant of common share equivalents, and on each anniversary date thereafter. The Board established this particular level of stock ownership for our executive officers because it is reasonable evidence of our continuing commitment to have the interests of our executive officers aligned with the investment interests of our shareholders. During the initial four-year phase-in period, each executive officer is expected to acquire 20% of the amount of required common shares or common share equivalents during each year in order to satisfy the stock ownership guidelines in a timely manner. Unvested restricted shares and shares deferred into our equity deferred compensation plan, but not unvested options, will count as common share equivalents toward satisfying the stock ownership guidelines.

Due to the recent economic downturn in the United States, which has negatively impacted our stock price, as well as certain margin calls experienced by some of our executive officers, most of our executive officers who met their stock ownership guidelines as of March 15, 2008 did not meet such guidelines as of March 15, 2009. Due to these extraordinary economic conditions and events, the Board has granted a waiver of the stock ownership guidelines for 2009 for all our directors and officers who are subject to Section 16 of the Securities Exchange Act of 1934, including our named executive officers. The Board plans on re-evaluating the stock ownership guidelines in 2009 to determine if any modifications in the guidelines are appropriate.

Tax and Accounting Implications

Impact of Section 162(m) of the Internal Revenue Code of 1986

We have made an election to qualify as a real estate investment trust under the Internal Revenue Code, and as such generally will not be subject to federal income tax. Thus, the deduction limit for compensation paid to our Chief Executive Officer and the three other most highly compensated executive officers of a public company contained in Section 162(m) of the Internal Revenue Code is not material to the design and structure of our executive compensation program.

Compensation Committee Report

The Executive Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Executive Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and the Proxy Statement for the 2009 Annual Meeting of Shareholders for filing with the Securities and Exchange Commission.

Executive Compensation Committee
Terrance R. Ahern, Chairman
Victor B. MacFarlane
Barry A. Sholem
William B. Summers, Jr.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves or has served on the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Executive Compensation Committee.

Executive Compensation

2008 Summary Compensation Table

						Non-
						Equity
						Incentive
				Stock	Option	Plan	All Other
		Salary	Bonus	Awards	Awards	Compensation	Compensation		Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)		($)
(a)	(b)	(c)(1)	(d)	(e)(2)	(f)(3)	(g)(1)(4)	(i)		(j)

Scott A. Wolstein	2008	$957,583 (5)	—	$1,708,628	$552,091	$920,000	$486,351	(6)	$4,624,653
Chairman and Chief	2007	$880,449	$700,000	$2,528,826	$628,812	$1,000,000	$1,414,314		$7,152,401
Executive Officer	2006	$641,667	—	$2,440,858	$691,277	$1,614,380	$752,295		$6,140,477

William H. Schafer	2008	$302,878	—	$272,634	$45,024	$122,000	$52,928	(7)	$795,464
Executive Vice President	2007	$290,395	—	$266,014	$46,277	$175,361	$28,704		$806,751
and Chief Financial Officer	2006	$266,667	—	$249,756	$51,113	$140,514	$40,146		$748,196

Daniel B. Hurwitz	2008	$632,247 (8)	—	$690,833	$261,386	$739,200	$55,168	(9)	$2,378,834
President and Chief	2007	$507,131	$627,300	$1,034,972	$235,727	$476,000	$53,400		$2,934,530
Operating Officer	2006	$425,171	—	$972,633	$235,904	$505,900	$62,710		$2,202,318

David J. Oakes	2008	$361,667	—	$425,638	$452,188	$364,000	$49,970	(10)	$1,653,463
Senior Executive Vice	2007	$247,917	—	$215,333	$234,832	$350,000	$41,428		$1,089,510
President of Finance and Chief Investment Officer

Timothy J. Bruce	2008	$347,784	—	$301,460	$41,886	$134,190	$37,104	(11)	$862,424
Executive Vice President	2007	$309,706	—	$277,130	$55,426	$187,022	$12,771		$842,055
of Development	2006	$288,042	—	$261,844	$73,844	$116,000	$14,125		$753,855

(1)	The amounts reported in columns (c) and (g) for 2008 include amounts deferred into our 401(k) plan (a qualified plan) and our elective deferred compensation plan (nonqualified plan) by Messrs. Wolstein, Schafer, Hurwitz, Oakes and Bruce for the year ended December 31, 2008 as follows: Mr. Wolstein, $110,281; Mr. Schafer, $47,394; Mr. Hurwitz, $42,700; Mr. Oakes, $50,500 and Mr. Bruce, $73,981. Under our elective deferred compensation plan, deferred amounts are payable to the named executive officer at a date specified by the named executive officer at the time of his deferral election in accordance with the provisions of the plans.

(2)	The amounts reported in column (e) reflect the dollar amounts recognized for financial statement reporting purposes in accordance with FAS 123(R), excluding the effect of certain forfeiture assumptions, for stock awards granted in and prior to such year. Assumptions used in the calculation of these amounts are included in

Footnote 18 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on February 27, 2009.

(3)	The amounts reported in column (f) reflect the dollar amounts recognized for financial statement reporting purposes in accordance with FAS 123(R), excluding the effect of certain forfeiture assumptions, for option awards granted in and prior to such year. Assumptions used in the calculation of these amounts are included in Footnote 18 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on February 27, 2009.

(4)	The amounts reported in column (g) reflect cash amounts earned by such executives as annual performance bonuses.

(5)	The amount reported reflects annual base salary rates for Mr. Wolstein of $1,000,000 for January 2008 through October 15, 2008 and $800,000 for October 15, 2008 through December 2008.

(6)	The amount reported as “All Other Compensation” for Mr. Wolstein includes matching contributions to the deferred compensation plan and 401(k) plan of $30,650. The amount shown in column (i) for Mr. Wolstein also includes $450,342, which is attributable to Mr. Wolstein’s personal use of company aircraft as further described above under Compensation Discussion and Analysis. None of the other amounts in column (i), if not a perquisite or personal benefit, exceeds $10,000 or, if a perquisite or personal benefit, exceeds the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for Mr. Wolstein.

(7)	The amount reported as “All Other Compensation” for Mr. Schafer includes: matching contributions to the deferred compensation plan and 401(k) plan of $13,708; amounts paid for a long-term disability policy; amounts paid for life insurance coverage; and amounts paid for business and country club memberships. None of the amounts in column (i), if not a perquisite or personal benefit, exceeds $10,000 or, if a perquisite or personal benefit, exceeds the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for Mr. Schafer.

(8)	The amount reported reflects annual base salary rates for Mr. Hurwitz of $544,000 for January 2008, $592,466 for February 2008, $648,466 for March 2008 through October 15, 2008 and $616,000 for October 15, 2008 through December 2008.

(9)	The amount reported as “All Other Compensation” for Mr. Hurwitz includes: matching contributions to the deferred compensation plan and 401(k) plan of $20,500; amounts paid for a long-term disability policy; amounts paid for life insurance coverage; and amounts paid for business and country club memberships. None of the other amounts in column (i), if not a perquisite or personal benefit, exceeds $10,000 or, if a perquisite or personal benefit, exceeds the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for such officer.

(10)	The amount reported as “All Other Compensation” for Mr. Oakes includes: matching contributions to the deferred compensation plan and 401(k) plan of $21,350; and amounts paid for business and country club memberships. None of the other amounts in column (i), if not a perquisite or personal benefit, exceeds $10,000 or, if a perquisite or personal benefit, exceeds the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for such officer.

(11)	The amount reported as “All Other Compensation” for Mr. Bruce includes: matching contributions to the deferred compensation plan and 401(k) plan of $16,044. None of the amounts in column (i), if not a perquisite or personal benefit, exceeds $10,000 or, if a perquisite or personal benefit, exceeds the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for such officer.

2008 Grants of Plan-Based Awards Table

								All Other	All Other
								Stock	Option
								Awards:	Awards:	Exercise	Grant
								Number	Number of	or Base	Date
		Estimated Possible Payouts			Estimated Possible Payouts			of Shares	Securities	Price of	Fair Value
		Under Non-Equity Incentive			Under Equity Incentive			of Stock	Underlying	Option	of Stock
	Grant	Plan Awards(1)(2)			Plan Awards(3)(4)			or Units	Options	Awards	and Option
Name	Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	(#)(5)	(#)(5)	($/Sh)	Awards(6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Scott A. Wolstein	—	$280,000	—	$3,200,000	—	—	—	—	—	—	—
	10/15/08	—	—	—	$280,000	—	$3,200,000	—	—	—	—
	2/21/08	—	—	—	—	—	—	43,385	—	—	$1,635,181
	2/21/08	—	—	—	—	—	—	—	161,724	$37.69	$536,827

William H. Schafer	—	$20,334	$122,000	$244,000	—	—	—	—	—	—	—
	2/21/08	—	—	—	$40,667	$106,750	$274,500	—	—	—	—
	2/21/08	—	—	—	—	—	—	3,490	—	—	$131,538
	2/21/08	—	—	—	—	—	—	—	13,011	$37.69	$43,189

Daniel B. Hurwitz	—	$184,800	—	$1,848,000	—	—	—	—	—	—	—
	10/15/08	—	—	—	$184,800	—	$1,848,000	—	—	—	—
	2/21/08	—	—	—	—	—	—	23,820	—	—	$897,776
	2/21/08	—	—	—	—	—	—	—	88,785	$37.69	$294,713

David J. Oakes	—	$60,679	$273,000	$455,000	—	—	—	—	—	—	—
	2/21/08	—	—	—	$212,339	$477,750	$819,000	—	—	—	—
	2/21/08	—	—	—	—	—	—	12,190	—	—	$459,441
	2/21/08	—	—	—	—	—	—	—	45,438	$37.69	$150,827

Timothy J. Bruce	—	$23,667	$142,000	$284,000	—	—	—	—	—	—	—
	2/21/08	—	—	—	$47,333	$124,250	$319,500	—	—	—	—
	2/21/08	—	—	—	—	—	—	3,725	—	—	$140,395
	2/21/08	—	—	—	—	—	—	—	13,875	$37.69	$46,057

(1)	Amounts for Messrs. Wolstein and Hurwitz reflect the cash portion of annual performance bonus opportunities established for 2008 under their employment agreements at the threshold and maximum levels. The amounts shown in column (c) represent the minimum amount payable in cash (35% and 30% of base salary, respectively) for minimum performance (threshold achievement of the relative total shareholder return performance metric). The amounts shown in column (e) represent the maximum amount payable in cash (400% and 300% of base salary, respectively) for maximum performance (maximum achievement of the FFO per common share, relative total shareholder return and qualitative performance metrics), for 2008 under their employment agreements. The amounts actually earned by Messrs. Wolstein and Hurwitz are included in the “Non-Equity Incentive Plan Compensation” column (column (g)) of the 2008 Summary Compensation Table above. See “Compensation Discussion and Analysis — Analysis of 2008 Executive Compensation Program — Annual Compensation” above for additional information about the annual performance bonuses.

(2)	Amounts for Messrs. Schafer, Oakes and Bruce reflect the cash portion of annual performance bonus opportunities established for 2008 under our annual cash incentive plan at the threshold, target and maximum levels. The amounts shown in column (c) represent the minimum amount payable in cash (6 2/3% of base salary for Messrs. Schafer and Bruce, and 16 2/3% of base salary for Mr. Oakes) for minimum performance under the performance metrics. The amounts shown in column (d) represent the target amount payable in cash (40% of base salary for Messrs. Schafer and Bruce, and 75% of base salary for Mr. Oakes) for target performance under the performance metrics. The amounts shown in column (e) represent the maximum amount payable in cash (80% of base salary for Messrs. Schafer and Bruce, and 125% of base salary for Mr. Oakes) for maximum performance under the performance metrics for 2008. The amounts actually earned by Messrs. Schafer, Oakes and Bruce are included in the “Non-Equity Incentive Plan Compensation” column (column (g)) of the 2008 Summary Compensation Table above. See “Compensation Discussion and Analysis — Analysis of 2008 Executive Compensation Program — Annual Compensation” above for additional information about the annual performance bonuses.

(3)	Amounts for Messrs. Wolstein and Hurwitz reflect the equity portion of annual performance bonus award opportunities established for 2008 under their employment agreements at the threshold and maximum levels. The amounts shown in column (f) represent the minimum amount payable in equity (35% and 30% of base salary, respectively) for minimum performance (threshold achievement of the relative total shareholder return performance metric). The amounts shown in column (h) represent the maximum amount payable in equity (400% and 300% of base salary, respectively) for maximum performance (maximum achievement of the FFO per common share, relative total shareholder return and qualitative performance metrics), for 2008 under their employment agreements. See “Compensation Discussion and Analysis — Analysis of 2008 Executive Compensation Program — Annual Compensation” above for additional information about the annual performance bonuses.

(4)	Amounts for Messrs. Schafer, Oakes and Bruce reflect the annual equity award opportunities established for 2008 under our annual equity award program at the threshold, target and maximum levels. The amounts shown in column (f) represent the minimum amount payable in equity (12.5% of base salary plus minimum annual performance bonus for Messrs. Schafer and Bruce, and 50% of base salary plus minimum annual performance bonus for Mr. Oakes). The amounts shown in column (g) represent the target amount payable in equity (25% of base salary plus target annual performance bonus for Messrs. Schafer and Bruce, and 75% of base salary plus target annual performance bonus for Mr. Oakes). The amounts shown in column (h) represent the maximum amount payable in equity (50% of base salary plus maximum annual performance bonus for Messrs. Schafer and Bruce, and 100% of base salary plus maximum annual performance bonus for Mr. Oakes). See “Compensation Discussion and Analysis — Analysis of 2008 Executive Compensation Program — Annual Compensation” above for additional information about the annual equity awards.

(5)	The numbers of restricted shares and stock options shown in columns (i) and (j) represent the actual numbers of restricted shares and stock options granted to the named executive officers on February 21, 2008 with respect to performance in 2007, and do not represent compensation for performance in 2008. Assumptions used in the calculation of these amounts are included in Footnote 18 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on February 27, 2009.

(6)	Amounts computed in accordance with FAS 123(R).

Employment Agreements

We have entered into separate employment agreements with each of the named executive officers. Our employment agreements with Messrs. Wolstein and Hurwitz were last amended and restated in October 2008, as described above.

The term of each employment agreement with Messrs. Wolstein and Hurwitz initially runs through December 31, 2009, but the term is subject to a “evergreen” provision that provides for an automatic extension of the remaining term for an additional year at the end of each calendar year, subject to the parties’ termination rights or the earlier termination of the executive. The employment agreements provide for minimum base salaries, subject to increases approved by the Board, of $800,000 for Mr. Wolstein and $616,000 for Mr. Hurwitz. The executives are entitled to participate in our broad-based retirement and other benefit plans, including our 401(k) plan and our deferred compensation program, and are also entitled to receive life, medical, dental and other insurance coverage and benefits similar to that provided to our other executive officers. We will also provide disability insurance coverage (or self-insure such coverage) for Mr. Wolstein during the employment term of at least $46,500 per month through age 65, and for Mr. Hurwitz during the employment term of at least $25,000 per month through age 65. The executives are also entitled to the limited perquisites and other benefits as described above.

Under the employment agreements, Messrs. Wolstein and Hurwitz are entitled to annual performance bonuses and long-term equity incentives as described above. Each employment agreement may be terminated under a variety of circumstances, including the executive’s death. We may terminate each employment agreement for “cause” if the executive engages in certain specified conduct, if the executive is disabled for a specified period of time or at any other time without cause by giving the executive 90 days’ prior written notice. Each executive may also terminate his employment agreement for “good reason” in certain specified circumstances or at any other time without good reason by giving us 90 days’ prior written notice.

Messrs. Wolstein and Hurwitz are entitled under the employment agreements to certain additional payments and benefits in the event of certain termination circumstances. If either Mr. Wolstein or Mr. Hurwitz is terminated by us without cause or the executive terminates his employment for good reason, he is entitled to receive: (1) accrued but unpaid base salary and his prior year’s annual bonus to the extent not paid; (2) for Mr. Wolstein, a lump sum amount equal to the greater of (A) $5 million or (B) the sum of his base salary plus his prior year’s annual performance bonus, and for Mr. Hurwitz, a lump sum amount equal to the greater of (X) $3 million or (Y) the sum of his base salary plus his prior year’s annual performance bonus; (3) one year of continued health and welfare benefits for the executive and his family; and (4) immediate accelerated vesting of the executive’s non-performance-based equity awards (specifically excluding awards made under any outperformance award plans and supplemental equity award plans). If an executive dies during the term of the employment agreement, his estate or beneficiaries are entitled to receive his accrued but unpaid base salary and his prior year’s annual performance bonus to the extent not paid, and his family is entitled to receive one year of continued health and welfare benefits. Additionally, Mr. Hurwitz’s estate or beneficiaries are entitled to receive a lump sum amount equal to $2.5 million either from us or as a life insurance payment. If an executive is terminated due to disability, he is entitled to receive: (1) his accrued but unpaid based salary and his prior year’s annual performance bonus to the extent not paid; (2) a lump sum amount equal to two times his base salary; (3) a pro rata portion of his annual performance bonus for the year in which his termination occurs; and (4) one year of continued health and welfare benefits for the executive and his family. Certain of these termination payments and benefits are subject to the executive’s execution of a general release of claims against us or our waiver of such release.

The employment agreements provide that, to the extent that any of the payments to be made under the employment agreements or the change in control agreements discussed below constitutes an “excess parachute payment” under certain tax laws, rules and regulations, we will pay to the executive such additional cash amounts as are necessary to put him in the same after-tax position as he would have been in had such payments (excluding any units or awards granted or vested pursuant to any performance unit agreement with us or any equity awards granted under any of our outperformance award plans or supplemental equity plans, if applicable) not given rise to any applicable excise tax, penalties or interest. Each executive is also entitled to a similar “gross-up” payment regarding any excise tax, penalties or interest to which he is subject under Section 409A of the Internal Revenue Code. The employment agreements also contain a two-year confidentiality covenant regarding our proprietary information, a two-year non-solicitation covenant and other provisions generally designed to ensure compliance with Section 409A of the Internal Revenue Code. Mr. Hurwitz is also subject to a one-year noncompetition covenant that covers the four largest real estate investment trusts (excluding us) based on market capitalization that focus primarily on neighborhood and community shopping centers (subject to a one percent public equity ownership exception).

Additionally, Mr. Wolstein’s employment agreement provides that:

•	Mr. Wolstein is entitled to the personal airplane use perquisite described above in the Compensation Discussion and Analysis;

•	Any transition by Mr. Wolstein to service as a non-executive Chairman of the Board will not have an impact on the vesting and exercise provisions of any prior or subsequent equity awards made by us; and

•	If Mr. Wolstein is terminated other than by us for cause or by reason of his death, he will be entitled to continued use of office space, office support and secretarial services at our expense until the earliest of his death, the date he begins other employment, or the third anniversary of his termination date.

Our employment agreements with Messrs. Schafer, Oakes and Bruce were last amended in December 2008 to bring such agreements into compliance with Section 409A of the Internal Revenue Code, but no material changes were made to their agreements at that time. Each of the employment agreements with Messrs. Schafer, Oakes and Bruce contains an “evergreen” provision that provides for an automatic extension of the agreement for an additional year at the end of each fiscal year, subject to the parties’ termination rights. The agreements can be terminated by us by giving 90 days’ prior written notice prior at any time. The agreements provide for minimum base salaries as disclosed in the Compensation Discussion and Analysis above, subject to increases approved by the Committee. Messrs. Schafer and Oakes are entitled to the payment by us of regular membership fees, assessments, and dues for a local country club. In addition, the employment agreements for each of our named executive officers provide for participation in health, life, disability and other insurance plans, sick leave, reasonable vacation time and other customary fringe benefits. Attributed costs of these benefits for the named executive officers for 2008 are included in the 2008 Summary Compensation Table above.

Pursuant to their employment agreements, each of Messrs. Schafer, Oakes and Bruce is entitled to annual performance bonuses equal to a percentage of his base salary as approved by the Committee. See the Compensation Discussion and Analysis under “— Annual Compensation” for a discussion of the methods used to determine these annual performance bonuses and each named executive officer’s threshold, target and maximum annual performance bonus opportunity. If the named executive officer’s employment is terminated by us without cause, or by the named executive officer for good reason, he is entitled to receive a payment equal to his annual salary plus a pro rata portion

(through the date of termination) of the annual performance bonus he would have earned based on actual results for the applicable year and continued life, disability and medical insurance for a period of one year following such termination.

In the cases of Messrs. Schafer, Oakes and Bruce, the agreements also provide that to the extent that any of the payments to be made under the employment agreements or the change in control agreements discussed below (together with all other payments of cash or property, whether pursuant to the agreements or otherwise, but excluding any units or awards granted or vested pursuant to his Outperformance Long-Term Incentive Plan Agreement or Performance Unit Agreement with us) constitutes “excess parachute payments” under certain tax laws, we will pay to the executive officer such additional amounts as are necessary to cause him to receive the same after-tax compensation that he would have received but for the application of such tax laws.

Outstanding Equity Awards at 2008 Fiscal Year-End Table

	Option Awards						Stock Awards
				Equity						Equity
				Incentive					Equity	Incentive
				Plan					Incentive	Plan Awards:
				Awards:					Plan Awards:	Market or
		Number of	Number of	Number of			Number of	Market Value	Number of	Payout Value
		Securities	Securities	Securities			Shares or	of Shares	Unearned	of Unearned
		Underlying	Underlying	Underlying			Units of	or Units	Shares, Units	Shares, Units
		Unexercised	Unexercised	Unexercised	Option	Option	Stock That	That	or Other Rights	or Other Rights
	Grant	Options (#)	Options (#)	Unearned	Exercise	Expiration	Have Not	Have Not	That Have	That Have Not
Name	Date	Exercisable	Unexercisable(1)	Options (#)	Price ($)	Date	Vested (#)	Vested ($)	Not Vested	Vested ($)
(a)	(b1)	(b2)	(c)	(d)	(e)	(f)	(g)(2)	(h)(3)	(i)(4)	(j)(3)

Scott A. Wolstein	2/24/2004	55,243	—	—	$36.32	2/24/2014	—	—	—	—
	2/24/2005	90,668	—	—	$41.37	2/24/2015	—	—	—	—
	2/23/2006	44,256	22,128	—	$50.81	2/23/2016	—	—	—	—
	2/23/2007	19,256	38,514	—	$66.75	2/23/2017	—	—	—	—
	2/21/2008	—	161,724	—	$37.69	2/21/2018	—	—	—	—
	—	—	—	—	—	—	271,019	$1,322,573	—	—

William H. Schafer	2/25/2003	4,500	—	—	$23.00	2/25/2013	—	—	—	—
	2/24/2004	15,036	—	—	$36.32	2/24/2014	—	—	—	—
	2/24/2005	12,669	—	—	$41.37	2/24/2015	—	—	—	—
	2/23/2006	3,934	1,967	—	$50.81	2/23/2016	—	—	—	—
	2/23/2007	1,573	3,146	—	$66.75	2/23/2017	—	—	—	—
	2/21/2008	—	13,011	—	$37.69	2/21/2018	—	—	—	—
	—	—	—	—	—	—	5,592	$27,289	12,850	$62,708

Daniel B. Hurwitz	2/24/2004	17,342	—	—	$36.32	2/24/2014	—	—	—	—
	2/24/2005	48,789	—	—	$41.37	2/24/2015	—	—	—	—
	2/23/2006	17,779	8,890	—	$50.81	2/23/2016	—	—	—	—
	2/23/2007	7,603	15,206	—	$66.75	2/23/2017	—	—	—	—
	2/21/2008	—	88,785	—	$37.69	2/21/2018	—	—	—	—
	—	—	—	—	—	—	122,290	$596,775	—	—

David J. Oakes	4/16/2007	33,333	66,667	—	$64.60	4/16/2017	—	—	—	—
	2/21/2008	—	45,438	—	$37.69	2/21/2018	—	—	—	—
	—	—	—	—	—	—	29,752	$145,190	—	—

Timothy J. Bruce	9/09/2002	61,896	—	—	$22.89	9/09/2012	—	—	—	—
	2/25/2003	2,080	—	—	$23.00	2/25/2013	—	—	—	—
	2/24/2004	10,672	—	—	$36.32	2/24/2014	—	—	—	—
	2/24/2005	13,395	—	—	$41.37	2/24/2015	—	—	—	—
	2/23/2006	5,254	2,627	—	$50.81	2/23/2016	—	—	—	—
	2/23/2007	902	1,804	—	$66.75	2/23/2017	—	—	—	—
	2/21/2008	—	13,875	—	$37.69	2/21/2018	—	—	—	—
	—	—	—	—	—	—	5,620	$27,426	15,400	$75,152

(1)	Each grant of options vests at a rate of 33 1/3% per year over the first three years of the ten-year option term. The following table sets forth the vesting dates of the options held by the named executive officers:

Date	Wolstein	Schafer	Hurwitz	Oakes	Bruce

2/21/2009	53,908	4,337	29,595	15,146	4,625
2/23/2009	41,385	3,540	16,493	—	3,529
4/16/2009	—	—	—	33,333	—
2/21/2010	53,908	4,337	29,595	15,146	4,625
2/23/2010	19,257	1,573	7,603	—	902
4/16/2010	—	—	—	33,334	—
2/21/2011	53,908	4,337	29,595	15,146	4,625

(2)	Each grant of restricted shares vests at a rate of 20% per year over a period of four years beginning on the date of grant (except for Mr. Oakes’ April 16, 2007 grant, which vests at a rate of 20% per year over a period of five years beginning on the first anniversary of the date of grant). The following table sets forth the vesting dates of the restricted shares held by the named executive officers:

Date	Wolstein	Schafer	Hurwitz	Oakes	Bruce

1/01/2009	68,000	—	22,667	—	—
2/21/2009	8,677	698	4,764	2,438	745
2/23/2009	10,061	860	4,009	—	845
2/24/2009	7,318	682	2,625	—	721
4/16/2009	—	—	—	5,000	—
1/01/2010	68,000	—	22,666	—	—
2/21/2010	8,677	698	4,764	2,438	745
2/23/2010	10,061	860	4,009	—	845
4/16/2010	—	—	—	5,000	—
1/01/2011	34,000	—	22,667	—	—
2/21/2011	8,677	698	4,764	2,438	745
2/23/2011	4,871	398	1,924	—	229
4/16/2011	—	—	—	5,000	—
1/01/2012	34,000	—	22,667	—	—
2/21/2012	8,677	698	4,764	2,438	745
4/16/2012	—	—	—	5,000	—

(3)	These amounts were calculated based upon the closing price of our common shares on December 31, 2008 of $4.88.

(4)	Reflects shares available to the named executive officer if the shareholder return metrics are met with respect to the 2005 Outperformance Award Plan. The 2005 Outperformance Award Plan is more fully described in the Compensation Discussion and Analysis above.

The information in the Outstanding Equity Awards at 2008 Fiscal Year-End Table above is provided as of December 31, 2008. As further described above in Compensation Discussion and Analysis, on April 9, 2009, our shareholders approved the Otto transaction. As a result, all outstanding unvested stock options became fully exercisable, all restrictions on unvested restricted shares lapsed, and all outperformance awards became vested (which means that each outperformance award holder’s right to receive a payment if the performance criteria are met is no longer subject to forfeiture upon a termination of the holder’s employment). The outperformance awards will still be earned depending on our performance against the targets established under the outperformance awards for the performance period (which generally ends on December 31, 2009).

2008 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards(1)
	Number of Shares		Number of Shares
	Acquired on	Value Realized on	Acquired on Vesting	Value Realized on
Name	Exercise (#)	Exercise ($)	(#)	Vesting ($)
(a)	(b)	(c)	(d)	(e)(2)

Scott A. Wolstein	—	—	174,311	$6,706,838
William H. Schafer	—	—	2,961	$114,565
Daniel B. Hurwitz	—	—	72,517	$2,790,007
David J. Oakes	—	—	7,438	$299,238
Timothy J. Bruce	—	—	3,055	$118,169

(1)	Reflects shares received in the first quarter of 2008 pursuant to the equity incentive awards for the 2004-2008 grants to such named executive officer.

(2)	Computed as the number of shares acquired on vesting using the market price as of the date of vesting. For Messrs. Wolstein and Hurwitz, 68,000 and 22,666 shares vested on January 1, 2008, at $38.29 and 71,919 and 35,960 shares vested on March 1, 2008 at $38.56. The remaining shares acquired on vesting occurred in February 2008 at prices ranging from $37.69 to $39.00 and for Mr. Oakes in April 2008 at $41.47.

2008 Nonqualified Deferred Compensation Table(1)

	Executive	Registrant	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Aggregate Balance at
	in Last FY	in Last FY	in Last FY	Distributions	Last FYE
Name	($)	($)	($)	($)	($)
(a)	(b)(2)	(c)(3)	(d)(4)	(e)	(f)(5)(6)

Elective Deferred Compensation Plan:
Scott A. Wolstein	$89,781	—	$(3,045,291)	$(7,808,705)	$285,808
William H. Schafer	$28,694	$6,808	$(88,206)	—	$144,828
Daniel B. Hurwitz	$27,200	$13,600	$(113,109)	$(169,532)	$171,107
David J. Oakes	$35,000	$15,070	$722	—	$50,792
Timothy J. Bruce	$53,481	$9,144	$7,467	—	$226,390
Equity Deferred Compensation Plan:
Scott A. Wolstein	—	—	$(11,225,023)	$(11,921,244)	—
William H. Schafer	—	—	$(116,334)	—	$16,992
Daniel B. Hurwitz	$2,678,806	—	$(4,608,143)	—	$671,205
David J. Oakes	$299,238	—	$(262,941)	—	$36,297
Timothy J. Bruce	$118,169	—	$(345,550)	—	$50,298

(1)	Our nonqualified deferred compensation plans, which include the elective deferred compensation plan and the equity deferred compensation plan, are described more fully in the Compensation Discussion and Analysis under “Other Benefits” above. For information about the impact of the Otto transaction described above on our equity deferred compensation plan, see the Compensation Discussion and Analysis above under “Other Benefits.”

(2)	In accordance with the transition rules under Section 409A of the Code, Messrs. Wolstein and Hurwitz each elected to have his deferrals to the elective deferred compensation plan for 2005, 2006 and 2007 distributed to him in 2008, and Mr. Wolstein elected to have certain restricted shares deferred to the equity deferred compensation plans during 2007 distributed to him in 2008. The amounts reported for our named executive officers in this column are reported under the “Salary” column of the 2008 Summary Compensation Table above.

(3)	The amounts reported for our named executive officers in this column are fully reported as part of the other compensation for each named executive officer in the “All Other Compensation” column of the 2008 Summary Compensation Table.

(4)	None of the amounts reported for our named executive officers in this column are reported in the 2008 Summary Compensation Table.

(5)	The amounts reported for our named executive officers in this column have been previously reported as deferred compensation in our 2006 or 2007 Summary Compensation Tables included in prior years’ proxy statements, except for Mr. Oakes, for whom none of these amounts have been previously reported.

(6)	The amounts reported in this column for the equity deferred compensation plan do not include the following amounts for deferred restricted shares that were unvested at December 31, 2008: Mr. Wolstein, $1,322,573; Mr. Hurwitz, $236,768; Mr. Oakes, $145,190; and Mr. Bruce, $27,426. These deferrals, which are included as unvested restricted shares in the Outstanding Equity Awards at 2008 Fiscal Year-End Table above, are expected to vest in connection with the Otto transaction as described above under “Compensation Discussion and Analysis — Analysis of 2008 Executive Compensation Program — Other Benefits.”

Potential Payments Upon Termination or Change in Control

We have entered into certain agreements and we maintain certain plans that will require us to provide compensation and other benefits to the named executive officers in the event of a termination of employment or a change in control of the company. The amount of compensation payable to each named executive officer in each situation is listed in the tables below. Based on a hypothetical termination or change in control occurring on December 31, 2008, the following tables describe the potential payments upon such termination or change in control for each named executive officer:

Scott A. Wolstein

			Involuntary		Involuntary
			Not for		or Good
	Retirement		Cause		Reason
	or Other		or Good		Termination
Executive Benefits and Payments	Voluntary		Reason	For Cause	(Change in
Upon Termination	Termination		Termination	Termination	Control)	Disability		Death

Compensation:
Cash Severance(1)	$0		$5,000,000	$0	$5,000,000	$2,520,000		$0
Long-term Incentives:
Unvested and Accelerated Restricted Shares(2)	$0	(3)	$1,322,573	$0	$1,322,573	$1,322,573		$1,322,573
Unvested and Accelerated Stock Options	$0		$0	$0	$0	$0		$0
Benefits & Perquisites:
Post-Termination Health, Welfare and Outplacement Benefits(4)	$0		$20,000	$0	$135,000	$20,000		$20,000
Life Insurance Proceeds	$0		$0	$0	$0	$0		$400,000
Disability Insurance Proceeds	$0		$0	$0	$0	$3,327,800	(5)	$0
280G Gross-Up(6)	$0		$0	$0	$0	$0		$0
Accrued Vacation(7)	$0		$0	$0	$0	$0		$0
Post Termination Office and Secretarial Services(4)	$420,000		$420,000	$0	$0	$420,000		$0

TOTAL:	$420,000		$6,762,573	$0	$6,457,573	$7,610,373		$1,742,573

(1)	Amounts calculated pursuant to the terms of Mr. Wolstein’s employment agreement or change in control agreement, as applicable.

(2)	Includes 204,000 restricted shares granted pursuant to the conversion of performance unit awards.

(3)	Pursuant to the plans under which restricted shares were awarded, the Committee may, in its discretion, accelerate the vesting of unvested restricted shares in the event of Mr. Wolstein’s retirement.

(4)	Estimated present value of benefits calculated assuming a 6.5% discount rate and an assumed rate of cost increase of 6.5%.

(5)	The estimated payments for long-term disability utilize a present value calculation that takes into account (i) the executive’s age and total payments over the benefit term assuming that the disability occurs on December 31, 2008, and (ii) a discount rate based on the rate for the Treasury security with a similar term. In general, benefits are available until age 65.

(6)	While Mr. Wolstein’s change in control agreement provides for a gross-up payment with respect to excess parachute payments under Section 280G, based on the assumed hypothetical change in control, the gross-up payment would not have been triggered because no excess parachute payments would have been made.

(7)	Assumes all vacation was either used during the fiscal year or forfeited at year-end pursuant to our vacation policy.

William H. Schafer

			Involuntary		Involuntary
			Not for		or Good
	Retirement		Cause		Reason
	or Other		or Good		Termination
Executive Benefits and	Voluntary		Reason	For Cause	(Change in
Payments Upon Termination	Termination		Termination	Termination	Control)	Disability		Death

Compensation:
Cash Severance(1)	$0		$427,000	$0	$732,000	$427,000		$427,000
Long-term Incentives:
Unvested and Accelerated Restricted Shares	$0	(2)	$0	$0	$27,289	$27,289		$27,289
Unvested and Accelerated Stock Options	$0		$0	$0	$0	$0		$0
Outperformance Units(3)	$0		$0	$0	$0	$0		$0
Benefits & Perquisites:
Post-Termination Health, Welfare and Outplacement Benefits(4)	$0		$20,000	$0	$85,750	$20,000		$20,000
Life Insurance Proceeds	$0		$0	$0	$0	$0		$400,000
Disability Insurance Proceeds	$0		$0	$0	$0	$3,470,391	(5)	$0
280G Gross-Up(6)	$0		$0	$0	$0	$0		$0
Accrued Vacation(7)	$0		$0	$0	$0	$0		$0

TOTAL:	$0		$447,000	$0	$845,039	$3,944,680		$874,289

(1)	Amounts calculated pursuant to the terms of Mr. Schafer’s employment agreement or change in control agreement, as applicable.

(2)	Pursuant to the plans under which restricted shares were awarded, the Committee may, in its discretion, accelerate the vesting of unvested restricted shares in the event of Mr. Schafer’s retirement.

(3)	Amounts calculated pursuant to the terms of Mr. Schafer’s outperformance long-term incentive agreement. For the hypothetical change in control on December 31, 2008 and the hypothetical without cause, death or disability termination on December 31, 2008 scenarios, it was assumed that none of the metrics would have been achieved during the applicable measurement period.

(4)	Estimated present value of benefits calculated assuming a 6.5% discount rate and an assumed rate of cost increase of 6.5%.

(5)	The estimated payments for long-term disability utilize a present value calculation that takes into account (i) the executive’s age and total payments over the benefit term assuming that the disability occurs on December 31, 2008, and (ii) a discount rate based on the rate for the Treasury security with a similar term. In general, benefits are available until age 65.

(6)	While Mr. Schafer’s change in control agreement provides for gross-up protection with respect to excess parachute payments under Section 280G, based on the assumed hypothetical termination, the gross-up payment would not be triggered because no excess parachute payments would be made.

(7)	Assumes all vacation was either used during the fiscal year or forfeited at year-end pursuant to our vacation policy.

Daniel B. Hurwitz

			Involuntary		Involuntary
			Not for		or Good
	Retirement		Cause		Reason
	or Other		or Good		Termination
Executive Benefits and	Voluntary		Reason	For Cause	(Change in
Payments Upon Termination	Termination		Termination	Termination	Control)	Disability		Death

Compensation:
Cash Severance(1)	$0		$3,000,000	$0	$3,000,000	$1,971,200		$2,500,000
Long-term Incentives:
Unvested and Accelerated Restricted Shares(2)	$0	(3)	$596,775	$0	$596,775	$596,775		$596,775
Unvested and Accelerated Stock Options	$0		$0	$0	$0	$0		$0
Benefits & Perquisites:
Post-Termination Health, Welfare and Outplacement Benefits(4)	$0		$20,000	$0	$110,000	$20,000		$20,000
Life Insurance Proceeds	$0		$0	$0	$0	$0		$400,000
Disability Insurance Proceeds	$0		$0	$0	$0	$4,647,961	(5)	$0
280G Gross-Up(6)	$0		$0	$0	$0	$0		$0
Accrued Vacation(7)	$0		$0	$0	$0	$0		$0

TOTAL:	$0		$3,616,775	$0	$3,706,775	$7,235,936		$3,516,775

(1)	Amounts calculated pursuant to the terms of Mr. Hurwitz’s employment agreement or change in control agreement, as applicable.

(2)	Includes 90,667 restricted shares granted pursuant to the conversion of performance unit awards.

(3)	Pursuant to the plans under which restricted shares were awarded, the Committee may, in its discretion, accelerate the vesting of unvested restricted shares in the event of Mr. Hurwitz’s retirement.

(4)	Estimated present value of benefits calculated assuming a 6.5% discount rate and an assumed rate of cost increase of 6.5%.

(5)	The estimated payments for long-term disability utilize a present value calculation that takes into account (i) the executive’s age and total payments over the benefit term assuming that the disability occurs on December 31, 2008, and (ii) a discount rate based on the rate for the Treasury security with a similar term. In general, benefits are available until age 65.

(6)	While Mr. Hurwitz’s employment agreement provides for gross-up protection with respect to excess parachute payments under Section 280G, based on the assumed hypothetical termination, the gross-up payment would not be triggered because no excess parachute payments would be made.

(7)	Assumes all vacation was either used during the fiscal year or forfeited at year-end pursuant to our vacation policy.

David J. Oakes

			Involuntary		Involuntary
			Not for		or Good
	Retirement		Cause		Reason
	or Other		or Good		Termination
Executive Benefits and	Voluntary		Reason	For Cause	(Change in
Payments Upon Termination	Termination		Termination	Termination	Control)	Disability		Death

Compensation:
Cash Severance(1)	$0		$728,000	$0	$1,638,000	$728,000		$728,000
Long-term Incentives:
Unvested and Accelerated Restricted Shares	$0	(2)	$0	$0	$145,190	$145,190		$145,190
Unvested and Accelerated Stock Options	$0		$0	$0	$0	$0		$0
Benefits & Perquisites:
Post-Termination Health, Welfare and Outplacement Benefits(3)	$0		$20,000	$0	$94,600	$20,000		$20,000
Life Insurance Proceeds	$0		$0	$0	$0	$0		$400,000
Disability Insurance Proceeds	$0		$0	$0	$0	$2,719,166	(4)	$0
280G Gross-Up	$0		$0	$0	$784,549	$0		$0
Accrued Vacation(5)	$0		$0	$0	$0	$0		$0

TOTAL:	$0		$748,000	$0	$2,662,339	$3,612,356		$1,293,190

(1)	Amounts calculated pursuant to the terms of Mr. Oakes’ employment agreement or change in control agreement, as applicable.

(2)	Pursuant to the plans under which restricted shares were awarded, the Committee may, in its discretion, accelerate the vesting of unvested restricted shares in the event of Mr. Oakes’ retirement.

(3)	Estimated present value of benefits calculated assuming a 6.5% discount rate and an assumed rate of cost increase of 6.5%.

(4)	The estimated payments for long-term disability utilize a present value calculation that takes into account (i) the executive’s age and total payments over the benefit term assuming that the disability occurs on December 31, 2008, and (ii) a discount rate based on the rate for the Treasury security with a similar term. In general, benefits are available until age 65.

(5)	Assumes all vacation was either used during the fiscal year or forfeited at year-end pursuant to our vacation policy.

Timothy J. Bruce

			Involuntary		Involuntary
			Not for		or Good
	Retirement		Cause		Reason
	or Other		or Good		Termination
Executive Benefits and	Voluntary		Reason	For Cause	(Change in
Payments Upon Termination	Termination		Termination	Termination	Control)	Disability		Death

Compensation:
Cash Severance(1)	$0		$489,190	$0	$836,380	$489,190		$489,190
Long-term Incentives:
Unvested and Accelerated Restricted Shares	$0	(2)	$0	$0	$27,426	$27,426		$27,426
Unvested and Accelerated Stock Options	$0		$0	$0	$0	$0		$0
Outperformance Units(3)	$0		$0	$0	$0	$0		$0
Benefits & Perquisites:
Post-Termination Health, Welfare and Outplacement Benefits(4)	$0		$20,000	$0	$93,250	$20,000		$20,000
Life Insurance Proceeds	$0		$0	$0	$0	$0		$400,000
Disability Insurance Proceeds	$0		$0	$0	$0	$1,512,231	(5)	$0
280G Gross-Up(6)	$0		$0	$0	$0	$0		$0
Accrued Vacation(7)	$0		$0	$0	$0	$0		$0

TOTAL:	$0		$509,190	$0	$957,056	$2,048,847		$936,616

(1)	Amounts calculated pursuant to the terms of Mr. Bruce’s employment agreement or change in control agreement, as applicable.

(2)	Pursuant to the plans under which restricted shares were awarded, the Committee may, in its discretion, accelerate the vesting of unvested restricted shares in the event of Mr. Bruce’s retirement.

(3)	Amounts calculated pursuant to the terms of Mr. Bruce’s outperformance long-term incentive agreement. For the hypothetical change in control on December 31, 2008 and the hypothetical without cause, death or disability termination on December 31, 2008 scenarios, it was assumed that none of the metrics would have been achieved during the applicable measurement period.

(4)	Estimated present value of benefits calculated assuming a 6.5% discount rate and an assumed rate of cost increase of 6.5%.

(5)	The estimated payments for long-term disability utilize a present value calculation that takes into account (i) the executive’s age and total payments over the benefit term assuming that the disability occurs on December 31, 2008, and (ii) a discount rate based on the rate for the Treasury security with a similar term. In general, benefits are available until age 65.

(6)	While Mr. Bruce’s employment agreement provides for gross-up protection with respect to excess parachute payments under Section 280G, based on the assumed hypothetical termination, the gross-up payment would not be triggered because no excess parachute payments were made.

(7)	Assumes all vacation was either used during the fiscal year or forfeited at year-end pursuant to our vacation policy.

The change in control agreements for Messrs. Wolstein and Hurwitz were last amended in October 2008 in connection with the changes made to their employment agreements. Under the revised change in control agreements, the following payments and benefits are payable by us to Messrs. Wolstein and Hurwitz if a Triggering Event occurs: (1) accrued but unpaid base salary and his prior year’s annual performance bonus to the extent not paid; (2) for Mr. Wolstein, a lump sum amount equal to the greater of (A) $5 million or (B) the sum of his base salary plus his prior year’s annual performance bonus, and for Mr. Hurwitz, a lump sum amount equal to the greater of (X) $3 million or (Y) the sum of his base salary plus his prior year’s annual performance bonus; (3) three years of continued health and welfare benefits for him and his family; (4) immediate accelerated vesting of his non-performance-based equity awards (specifically excluding awards made under any outperformance award plans and supplemental equity award plans); and (5) outplacement services at an aggregate cost of up to $75,000 for

Mr. Wolstein and up to $50,000 for Mr. Hurwitz for no more than two years after the year in which the Triggering Event occurs. Additionally, we will be deemed to have waived any requirement for a general release of claims against us. Each change in control agreement for Messrs. Wolstein and Hurwitz will be terminated if the executive ceases to be a Board-elected officer, appointed officer or our key employee prior to a change in control.

The terms “Change in Control” and “Triggering Event” are defined in the change in control agreements. Change in Control generally means certain events including Board or shareholder approval of a merger or consolidation in which we are not the surviving entity, a sale of substantially all of our assets, or a liquidation or dissolution of the Company, certain significant changes in the ownership of our outstanding securities or in the composition of the Board, or the establishment of a record date in connection with shareholder approval of certain proposed mergers or consolidations in which we are not the surviving or continuing entity, sales of all or substantially all of our assets or a dissolution of us. For Mr. Wolstein, a Triggering Event means certain situations specified in the change in control agreement in which, within three years after a change in control, Mr. Wolstein is terminated or terminates his employment as a result of certain material and adverse impacts on his position with us or compensation. For Mr. Hurwitz, a Triggering Event means certain situations specified in the change in control agreement in which, within two years after a change in control, Mr. Hurwitz is terminated or terminates his employment as a result of certain material and adverse impacts on his position with us or compensation.

The change in control agreements for the other executive officers, including Messrs. Schafer, Oakes and Bruce, were last amended in December 2008 to bring such agreements into compliance with Section 409A of the Internal Revenue Code, but no material changes were made to those agreements at that time. Under the change in control agreements, for Messrs. Schafer, Oakes and Bruce, benefits are payable by us if a “Triggering Event” occurs within two years after a “Change in Control.” Payments are only triggered if a change in control occurs and the officer is terminated or effectively terminated, or actions are taken that materially and adversely impact the officer’s position with us or his compensation. A “Triggering Event” occurs if within two years after a change in control:

•	we terminate the employment of the named executive officer, other than in the case of a “Termination For Cause” (as defined in the applicable change in control agreement);

•	we reduce the named executive officer’s title, responsibilities, power or authority in comparison with his title, responsibilities, power or authority at the time of the change in control;

•	we assign the named executive officer duties that are inconsistent with the duties assigned to the named executive officer on the date on which the change in control occurred and which duties we persist in assigning to the named executive officer despite the prior written objection of that officer;

•	we (1) reduce the named executive officer’s base salary, his annual performance-based cash bonus percentages of salary, his group health, life, disability or other insurance programs (including any such benefits provided to the named executive officer’s family), his pension, retirement or profit-sharing benefits or any benefits provided by our equity-based award plans or any substitute therefore, (2) exclude him from any plan, program or arrangement in which our other executive officers are included, (3) establish criteria and factors to be achieved for the payment of annual performance bonus compensation that are substantially different than the criteria and factors established for our other similar executive officers, or (4) fail to pay the named executive officer any annual performance bonus compensation to which the named executive officer is entitled through the achievement of the criteria and factors established for the payment of such bonus; or

•	we require the named executive officer to be based at or generally work from any location more than 50 miles from the geographical center of Cleveland, Ohio.

A “Change in Control” occurs if:

•	any person or group of persons, acting alone or together with any of its affiliates or associates, acquires a legal or beneficial ownership interest, or voting rights, in 20% or more of the outstanding common shares;

•	at any time during a period of two years, individuals who were our directors at the beginning of the period no longer constitute a majority of the members of the Board unless the election, or the nomination for election by our shareholders, of each director who was not a director at the beginning of the period is approved by at least a majority of the directors who are in office at the time of the election or nomination and were directors at the beginning of the period;

•	a record date is established for determining our shareholders entitled to vote upon (1) a merger or consolidation with another real estate investment trust, partnership, corporation or other entity in which we are not the surviving or continuing entity or in which all or a substantial part of the outstanding shares are to be converted into or exchanged for cash, securities, or other property, (2) a sale or other disposition of all or substantially all of our assets, or (3) the dissolution of the company; or

•	the Board or our shareholders approve a consolidation or merger in which we are not the surviving corporation, the sale of substantially all of our assets, or the liquidation or dissolution of the company.

Within five business days after the occurrence of a Triggering Event, we must pay the named executive officer an amount equal to the sum of two times the then-effective annual salary and the annual performance bonus at the maximum level payable to the officer. In addition, we agreed to provide continued insurance benefits that are comparable to or better than those provided to the named executive officer at the time of the Change in Control until the earlier of two years from the date of the Triggering Event and the date the named executive officer becomes eligible to receive comparable or better benefits from a new employer and outplacement services for a period of up to one year.

Each change in control agreement provides that to the extent that any of the payments to be made to the named executive officer (together with all other payments of cash or property, whether pursuant to the agreement or otherwise, other than pursuant to a performance unit plan or an outperformance award) constitutes “excess parachute payments” under certain tax laws, we will pay the named executive officer such additional amounts as are necessary to cause him to receive the same after-tax compensation that he would have but for the application of such tax laws. For information about the impact of the Otto transaction described above on our change in control agreements, see the Compensation Discussion and Analysis above under “Change in Control Agreements.”

Compensation of Directors

2008 Director Compensation Table

	Fees Earned or	Stock
Name	Paid in Cash	Awards	Total
(a)	(b)($)(1)	(c)($)(2)	(h)($)

Dean Adler	$100,000	—	$100,000
Terrance R. Ahern	$155,000	—	$155,000
Robert H. Gidel	—	$100,055	$100,055
Victor B. MacFarlane	$100,000	—	$100,000
Craig Macnab	$115,000	—	$115,000
Scott D. Roulston	$120,000	—	$120,000
Barry A. Sholem	—	$100,055	$100,055
William B. Summers, Jr.	$50,000	$50,049	$100,049

(1)	All or a portion of the fees listed for Messrs. Adler, Ahern, MacFarlane, Macnab and Roulston were deferred into the Directors’ Deferred Compensation Plan.

(2)	The amounts reported in column (c) reflect the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with FAS 123(R) for stock awards granted in such year. The non-employee directors had option awards outstanding as of December 31, 2008 for the following number of shares: Mr. Ahern, 15,000; Mr. MacFarlane, 10,000 and Mr. Sholem, 6,000. None of the non-employee directors had unvested stock awards outstanding as of December 31, 2008. The grant date fair value of the stock awards issued to each non-employee director in fiscal year 2008 is reflected in this column.

Our non-employee directors receive an annual fee of $100,000, and they must either receive not less than 50% of such fee in the form of common shares or defer not less than 50% of such fee pursuant to our director’s deferred compensation plan. Pursuant to our directors’ deferred compensation plan, deferred fees are converted into units that are the equivalent of common shares, although the units do not have voting rights. Fees are paid to directors in quarterly installments. The number of common shares (or common share equivalents under the directors’ deferred compensation plan) to be issued quarterly is determined by converting one-fourth of the value of the director’s annual fees that such director elected to receive in the form of common shares (or deferred under the directors’ deferred compensation plan) into common shares (or common share equivalents under the directors’ deferred compensation plan) based on the fair market value of the common shares on the business day preceding the date of the issuance.

Persons who chair the Audit Committee, the Executive Compensation Committee and the Nominating and Corporate Governance Committee are entitled to receive additional compensation of $20,000, $20,000 and $15,000, respectively, as a fee for services rendered as chair of these committees. The lead director is entitled to receive additional compensation of $35,000, as a fee for services rendered as lead director. Directors receiving this additional compensation must either receive not less than 50% of such fee in the form of common shares or defer not less than 50% of such fee pursuant to our directors’ deferred compensation plan. Fees are paid to the Committee Chairman and lead director in quarterly installments, and the number of common shares (or common share equivalents) received is determined in the same manner as the annual fee. Each non-employee director is also reimbursed for expenses incurred in attending meetings because we view meeting attendance as integrally and directly related to the performance of the non-employee directors’ duties.

Directors’ Deferred Compensation Plan.  Non-employee directors have the right to defer all or a portion of the cash portion of their fees pursuant to our directors’ deferred compensation plan. Our directors deferred compensation plan is an unsecured, general obligation of the company. Participants’ contributions are converted to units, based on the market value of the common shares, so that each unit is the economic equivalent of one common share without voting rights. Settlement of units is made in cash at a date determined by the participant at the time a deferral election is made. We have established a “rabbi” trust, which holds our common shares, to satisfy our payment obligations under the plans. Common shares equal to the number of units credited to participants’ accounts under the plans are contributed to the “rabbi” trust. In the event of our insolvency, the assets of the “rabbi” trust are available to general creditors. Messrs. Adler, Ahern, MacFarlane, Macnab and Roulston elected to defer certain of their 2008 fees pursuant to our directors’ deferred compensation plan. During their terms as directors, Messrs. Adler, Ahern, MacFarlane, Macnab and Roulston have deferred compensation represented by the following number of units:

	Number of
	Units under the	Value of Units as of
	Directors’ Deferred	the Year Ended
	Compensation Plan as of	December 31,
Name	December 31, 2008	2008 ($)

Dean S. Adler	24,212	$118,156
Terrance R. Ahern	26,207	$127,890
Victor B. MacFarlane	16,278	$79,435
Craig Macnab	15,679	$76,514
Scott D. Roulston	8,102	$39,537

Equity Deferred Compensation Plan.  Prior to 2006, directors received a portion of their fees in restricted shares and a portion of their fees in cash. Directors had the right to defer the vesting of the restricted shares pursuant to the equity deferred compensation plan. In addition, for compensation earned prior to December 31, 2004, directors had the right to defer the gain otherwise recognizable upon the exercise of options in accordance with the terms of the equity deferred compensation plan. During their terms as directors, Messrs. Adler, Ahern, MacFarlane and Macnab have deferred compensation into the equity deferred compensation plans represented by the following number of units:

	Number of Units	Value of Units as of
	under the	the Year Ended
	Equity Deferred	December 31,
Name	Compensation Plan	2008 ($)

Dean S. Adler	1,029	$5,022
Terrance R. Ahern	1,362	$6,647
Victor B. MacFarlane	1,029	$5,022
Craig Macnab	695	$3,392

As described above, if the Investors collectively become the beneficial owners of 20% or more of our outstanding common shares in connection with the Otto transaction, a change in control will be deemed to have occurred under our equity deferred compensation plan in which some of our directors participate. Under the original equity deferred compensation plan and the new equity deferred compensation plan, in the event of a change in control, all unvested deferred stock units held for each participant would become vested and no longer subject to forfeiture upon a termination of employment. Vested deferred stock units under the original equity deferred compensation plan would be distributed to participants on a one-for-one basis in the form of our common shares at the time of the change in control. Vested deferred stock units under the new equity deferred compensation plan would not be distributed to participants until the end of the deferral period selected by each participant.

CERTAIN TRANSACTIONS

Purchase of Membership Interest, Lease of Corporate Headquarters and Rental of Conference Facilities

In July 2008, we purchased a 25.2525% membership interest in RO & SW Realty LLC, a Delaware limited liability company, or ROSW, from Wolstein Business Enterprises, L.P., or WBE, a limited partnership established for the benefit of the children of Scott A. Wolstein, our CEO, and a 50% membership interest in Central Park Solon LLC, an Ohio limited liability company, or Central Park, from Mr. Wolstein, for $10.0 million. The acquired interests in both ROSW and Central Park are referred to herein as the Membership Interests. ROSW is a real estate company that owns 11 properties, which we refer to as the Properties. Central Park is a real estate company that owns the development rights relating to a large-scale mixed use project in Solon, Ohio, which we refer to as the Project. We had identified a number of development projects located near the Properties as well as several value-add opportunities relating to the Properties, including the Project. In October 2008, we assumed Mr. Wolstein’s obligation under a promissory note that funded the pre-development expenses of the Project. Mr. Wolstein and his 50% partner, who also holds the remaining membership interest in each of Central Park and ROSW, were jointly and severally liable for the obligations under the promissory note, and they agreed to indemnify each other for 50% of such obligations. The balance of the promissory note was $2.5 million at the effective date of assumption in July 2008, of which we are responsible for 50%.

Our purchase of the Membership Interests, including the assumption of the promissory note obligations, were approved by a special committee of our disinterested directors who were appointed and authorized by the Nominating and Corporate Governance Committee of our Board of Directors to review and approve the terms of the acquisition and assumption.

We lease space at our former corporate headquarters in Moreland Hills, Ohio, which is owned by Mrs. Bert Wolstein, the mother of Mr. Wolstein. General and administrative rental expense associated with this office space aggregated $0.6 million in 2008. The lease expires on December 31, 2009.

In 2008, we paid The Bertram Inn and Conference Center approximately $0.2 million for the use of its conference facilities. The Bertram Inn and Conference Center is owned by the trust of Bert Wolstein, deceased founder of the Company and Mr. Wolstein’s father.

As described under “Proposal One,” on February 23, 2009, we entered into the Otto Stock Purchase Agreement with Mr. Alexander Otto to issue and sell 30,000,000 common shares and warrants to purchase 10,000,000 common shares to the Investors, including Mr. Otto. Mr. Otto is currently the Chairman of the Executive Board of ECE Projektmanagement G.m.b.H. & Co. KG, or ECE, which is a fully integrated international developer, owner and manager of shopping centers. In May 2007, DDR and ECE formed a joint venture to fund investments in new retail developments to be located in western Russia and Ukraine. DDR contributed 75% of the equity of the joint venture, and ECE contributed the remaining 25% of the equity. Dr. Kraft is the Investors’ nominee pursuant to the investor rights agreement that we entered into with Mr. Otto pursuant to the terms of the Otto Stock Purchase Agreement, and is a director of ECE Projektmanagement International G.m.b.H., one of the limited partners in the ECE/DDR joint venture, where he is responsible for commercial real estate project management in Central and Eastern Europe, and is also a Managing Director of ECE Investment International G.m.b.H. with responsibility for the development of an institutional real estate fund management platform in Europe.

Review, Approval or Ratification of Transactions with Related Persons

We have a written policy regarding the review and approval of related party transactions. A proposed transaction between us and certain parties enumerated in the policy must be submitted to the Executive Vice President-Corporate Transactions and Governance. The policy applies to our directors, nominees for directors, officers and employees; subsidiaries and joint venture partners; significant shareholders (generally holding as a beneficial owner 5% or more of our voting securities) or of our subsidiaries or joint venture partners; family members (such as spouse, parent, stepparent, children, stepchildren, sibling, mother or father-in-law, son or daughter-in-law or sister or brother-in-law of such person or anyone residing in such person’s home) and close friends of directors, nominees for directors, officers, employees or significant shareholders; entities in which a director, nominee for director, officer or employee (or a family member or close friend of such person) has a significant interest or holds an employment, management or board position; provided, however, ownership of less than 1% of a publicly-traded entity will not be deemed a significant interest; trusts for the benefit of employees, such as profit-sharing, deferred compensation or retirement fund trusts, that are managed by or under the trusteeship of management; or any other party who directly or indirectly controls, is controlled by or under common control with us (or its subsidiaries) (“control” means the power to direct or cause the direction of the management and policies of an entity through ownership, contract or otherwise). The relationship of the parties and the terms of the proposed transaction are reviewed by the Board’s Nominating and Corporate Governance Committee to determine if the proposed transaction would constitute a related party transaction. If the committee determines that the proposed transaction would be a related party transaction, it will make a recommendation to the Board of Directors. All related party transactions, whether or not those transactions must be disclosed under federal securities laws, are approved by the Board pursuant to the policy and reviewed annually with the Audit Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and owners of more than 10% of a registered class of our equity securities, to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of our common shares and other equity securities. Executive officers, directors and owners of more than 10% of our common shares are required by SEC regulations to furnish us with copies of all forms they file pursuant to Section 16(a).

To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2008, all officers, directors, and greater than 10% beneficial owners filed the required reports on a timely basis with the following exceptions: (i) Barry Sholem filed a late Form 4 that covered one late transaction; (ii) William B. Summers, Jr. filed a late Form 4 that covered one late transaction; (iii) Robert H. Gidel filed a late Form 4 that covered one late transaction; (iv) Scott A. Wolstein filed a late Form 4 that covered one late transaction; (v) Christa A. Vesy filed a late Form 4 that covered one late transaction; (vi) Terrance R. Ahern filed four late Form 4s that covered a total of 20 late transactions; and (vii) John S. Kokinchak filed a late Form 3 that covered six holdings.

PROPOSAL TWO: APPROVAL OF AN AMENDMENT TO OUR SECOND AMENDED AND
RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED
COMMON SHARES FROM 300,000,000 TO 500,000,000, WHICH RESULTS IN AN INCREASE IN
THE TOTAL NUMBER OF AUTHORIZED SHARES FROM 311,000,000 TO 511,000,000

Our Board of Directors has unanimously approved and recommended that our shareholders approve an amendment to our Articles to increase the number of authorized common shares from 300,000,000 to 500,000,000, which will result in an increase in the total number of authorized shares from 311,000,000 to 511,000,000. Currently, we have 300,000,000 authorized common shares. As of May 11, 2009, there were 153,657,392 common shares issued and outstanding, and 187,632 treasury shares. We also had the following reserved common shares as of May 11, 2009: 1,948,435 common shares reserved for issuance in connection with our outstanding convertible senior notes; 2,004,014 common shares reserved for future issuance under our equity-based award plans; 3,567,911 common shares reserved for issuance in settlement of outstanding equity awards; and 5,000,000 common shares reserved in connection with the warrants issued under the Otto Stock Purchase Agreement.

In addition, we are obligated to issue additional common shares pursuant to the terms and conditions of the Otto Stock Purchase Agreement. Pursuant to the terms of the Otto Stock Purchase Agreement, we are required to issue and sell an additional 15,000,000 common shares and a warrant to purchase 5,000,000 common shares to the Investors on or before October 9, 2009. We are also required to issue common shares to the Investors representing any dividends that we declare after the date of the Otto Stock Purchase Agreement and prior to the purchase of the Purchased Shares to which the Investors would have been entitled had the Purchased Shares been outstanding on the record dates for any such dividends, which entitles the Investors to at least 1,071,428 common shares.

On May 11, 2009, we issued 16,071,428 common shares and a warrant to purchase 5,000,000 common shares pursuant to the terms and conditions of the Otto Stock Purchase Agreement. Based on the number of outstanding and reserved common shares and obligations to issue common shares described above, we had approximately 112,750,820 common shares available for issuance as of May 11, 2009.

We may also issue additional common shares in connection with stock dividends. In order to retain capital and enhance financial flexibility amid the challenging capital markets environment, and to comply with REIT distribution requirements, we decided that our first quarter 2009 common stock dividend would be paid in a combination of cash and common shares. In accordance with recently issued Internal Revenue Service guidance, shareholders could elect to receive their dividend either in cash or common shares. However, the cash component could not exceed 10% of the aggregate dividend and, to the extent more than 10% cash was elected by all shareholders in the aggregate, then the cash portion was prorated. Shareholders who did not make an election received 90% in common shares and 10% in cash. On April 21, 2009, we issued approximately 8,300,000 common shares in connection with the first quarter dividend. The value of the shares distributed in the dividend were based upon the volume weighted average trading prices of the Company’s common shares over a three-day period.

Our Board of Directors believes that the proposed increase in authorized common shares is desirable to enhance our flexibility in taking possible future actions, such as equity financings, corporate mergers, acquisitions, stock splits, stock dividends, equity compensation awards or other corporate purposes. The proposed amendment will enable us to accomplish these objectives in a timely manner. Our Board of Directors determines whether, when and on what terms to issue authorized common shares, without further shareholder approval except as may be required by law, regulation or the rules of any national securities exchange on which the common shares are then traded. There are currently no plans or arrangements for the use of the additional authorized common shares.

The full text of Article Fourth of the Articles, as it is proposed to be amended, is set forth below, marked to show changes from the current provision contained in the Articles:

FOURTH:  The authorized number of shares of the Corporation is 511,000,000, consisting of 500,000,000 common shares, $0.10 par value per share (hereinafter called “Common Shares”), 750,000 Class A Cumulative Preferred Shares, without par value (hereinafter called “Class A Shares”), 750,000 Class B Cumulative Preferred Shares, without par value (hereinafter called “Class B Shares”), 750,000 Class C Cumulative Preferred Shares, without par value (hereinafter called “Class C Shares”), 750,000 Class D Cumulative Preferred Shares, without par value (hereinafter called “Class D Shares”), 750,000 Class E Cumulative Preferred Shares, without par value (hereinafter called “Class E Shares”), 750,000 Class F Cumulative Preferred Shares, without par value (hereinafter called “Class F Shares”), 750,000 Class G Cumulative Preferred Shares, without par value (hereinafter called

“Class G Shares”), 750,000 Class H Cumulative Preferred Shares, without par value (hereinafter called “Class H Shares”), 750,000 Class I Cumulative Preferred Shares, without par value (hereinafter called “Class I Shares”), 750,000 Class J Cumulative Preferred Shares, without par value (hereinafter called “Class J Shares”), 750,000 Class K Cumulative Preferred Shares, without par value (hereinafter called “Class K Shares”), 750,000 Noncumulative Preferred Shares, without par value (hereinafter called “Noncumulative Shares”), and 2,000,000 Cumulative Voting Preferred Shares, without par value (hereinafter called “Voting Preferred Shares”). The Class A Shares, Class B Shares, Class C Shares, Class D Shares, Class E Shares, Class F Shares, Class G Shares, Class H Shares, Class I Shares, Class J Shares, Class K Shares and Voting Preferred Shares are sometimes collectively referred to herein as the “Cumulative Shares.”

The additional common shares to be authorized will have rights identical to our currently outstanding common shares. The proposed amendment will not affect any series of our preferred shares.

Our Articles provide that shareholders do not have preemptive rights to subscribe to additional securities which we may issue. If we issue additional common shares or other securities convertible into common shares in the future, it could dilute the voting rights, equity, earnings per share and book value per share attributable to present shareholders. The increase in authorized common shares could also discourage or hinder efforts by other parties to obtain control of us, thereby having an anti-takeover effect. The increase in authorized common shares is not proposed in response to any known attempt to acquire control of us.

The Board of Directors Recommends That Shareholders Vote FOR the Amendment to Our Second Amended and Restated Articles of Incorporation to Increase the Number of Authorized Common Shares from 300,000,000 to 500,000,000, Which Results in an Increase in the Total Number of Authorized Shares from 311,000,000 to 511,000,000.

PROPOSAL THREE: APPROVAL OF THE AMENDED AND RESTATED 2008 DEVELOPERS
DIVERSIFIED REALTY CORPORATION EQUITY-BASED AWARD PLAN

The 2008 Developers Diversified Realty Corporation Equity-Based Award Plan (the “2008 Plan”) was adopted by our Board of Directors on November 1, 2007 and approved by our shareholders on May 13, 2008. The 2008 Plan provides an opportunity for our employees and directors to receive equity or equity-based awards that increase their proprietary interest in our business and enhance their personal interest in our success. Certain of our employees have been granted awards under the 2008 Plan.

In April 2009, our Board of Directors approved, subject to shareholder approval, an amendment and restatement of the 2008 Plan in the form of the Amended and Restated 2008 Developers Diversified Realty Corporation Equity-Based Award Plan (the “Amended and Restated 2008 Plan”). The 2008 Plan was amended and restated primarily to make an additional 4,500,000 common shares, par value $0.10 per share, available under the 2008 Plan. Certain other changes have been made to the 2008 Plan, and a summary of those material changes contained in the Amended and Restated 2008 Plan is set forth below under “Summary of Changes,” followed by a summary description of the entire Amended and Restated 2008 Plan. The full text of the Amended and Restated 2008 Plan is attached to this proxy statement as Appendix A, and the following summaries and descriptions are qualified in their entirety by reference to Appendix A.

Section 162(m)

The Internal Revenue Code, or Code, limits to $1 million per year the deduction allowed for federal income tax purposes for compensation paid to the Chief Executive Officer and certain other highly compensated executive officers of a public company (the “Deduction Limit”). The Deduction Limit applies to compensation that does not qualify for any of a limited number of exceptions (the “Non-Qualified Compensation”). The Deduction Limit does not apply to compensation paid under a shareholder-approved plan that meets certain requirements for “performance-based compensation.” Compensation attributable to a stock option or a stock appreciation right is deemed to satisfy the “performance-based compensation” requirement if:

•	the grant is made by a committee of directors that meets certain criteria;

•	the shareholder-approved plan under which the award is granted states a maximum number of shares with respect to which options or rights may be granted to any individual during a specified period of time; and

•	the amount of compensation the individual could receive under the option or right is based solely on the increase in the value of the shares after the date of grant.

Although we are generally not subject to federal income tax because of our real estate investment trust status, we intend to structure stock options and stock appreciation rights granted under the Amended and Restated 2008 Plan that are intended to qualify as “performance-based compensation” to satisfy the requirements for the performance-based compensation exception to the Deduction Limit in the event we become subject to federal income tax in the future. We are asking our shareholders for approval of the Amended and Restated 2008 Plan for purposes of the Deduction Limit.

Summary of Changes

Available Common Shares.  Under the 2008 Plan, the total aggregate number of common shares reserved and available for awards was 2,900,000 common shares. As of May 11, 2009, 585,798 of these common shares had been issued, 924,905 common shares were subject to outstanding awards and 1,389,297 common shares were available for future awards under the 2008 Plan. The Amended and Restated 2008 Plan increases the total aggregate number of common shares reserved and available for awards by 4,500,000 common shares to 7,400,000 common shares. The available common shares under both the 2008 Plan and the Amended and Restated 2008 Plan are subject to adjustment in certain circumstances as further described in the plans. The Amended and Restated 2008 Plan also provides that the following common shares will not be added back to the common shares reserved and available for awards:

•	common shares tendered or withheld in payment of a stock option’s exercise price or in satisfaction of tax withholding obligations;

•	common shares subject to a share appreciation right (“SAR”) that are not actually issued when the SAR is settled in stock; or

•	common shares repurchased in the open market or otherwise with the cash received from a stock option holder in payment of the stock option’s exercise price.

Incentive Stock Options.  The Amended and Restated 2008 Plan clarifies that incentive stock options may only be granted to employees that meet the requirements for such awards under the Code, and that, subject to adjustment in certain circumstances as further described in the Amended and Restated 2008 Plan, we will not issue more than an aggregate of 7,400,000 common shares upon the exercise of incentive stock options.

Individual Annual Award Limits.  Under the 2008 Plan, no participant may be granted awards during any calendar year for more than an aggregate of 500,000 common shares, subject to adjustment in certain circumstances as further described in the 2008 Plan. The Amended and Restated 2008 Plan increases this annual aggregate individual award limit by 500,000 common shares to 1,000,000 common shares per calendar year, subject to adjustment in certain circumstances as further described in the Amended and Restated 2008 Plan.

Transfer of Awards for Value.  The Amended and Restated 2008 Plan provides that in no event will any award granted under the Amended and Restated 2008 Plan be transferred for value.

Repricing.  The Amended and Restated 2008 Plan clarifies that, without shareholder approval, we will not engage in the following “repricing” activities with respect to stock options or SARs:

•	amend the terms of outstanding stock options or SARs to reduce the applicable option price; and

•	except in connection certain corporate transactions or events described in the Amended and Restated 2008 Plan, cancel any outstanding stock options or SARs in exchange for:

-	other awards granted under the Amended and Restated 2008 Plan;

-	stock options or SARs with an applicable option price that is less than the original option price; or

-	cash.

This prohibition is not intended to prohibit certain adjustments or payments provided for under the Amended and Restated 2008 Plan, but this prohibition may not be amended without approval by our shareholders.

Dividends and Dividend Equivalents.  The Amended and Restated 2008 Plan provides that:

•	dividend equivalent rights, dividends, dividend equivalents and other distributions will not be granted with respect to or paid on stock options or SARs; and

•	to the extent that performance-based restricted shares, deferred shares, other share-based awards and dividend equivalent rights have not been earned, dividends or other distributions on such unearned performance-based restricted shares, deferred shares, other share-based awards and dividend equivalent rights must be deferred and deemed reinvested in additional performance-based awards until the underlying performance-based awards have either been earned or forfeited.

Change in Control and Potential Change in Control Definitions.  The Amended and Restated 2008 Plan eliminates the concept and definition of a “Potential Change in Control” and revises the definition of “Change in Control” as follows:

•	The “Change in Control” definition in the 2008 Plan provides that a change in control of the company will have occurred for purposes of the 2008 Plan upon, among other things, Board or shareholder approval of certain corporate events such as a consolidation or merger in which the company does not survive, the sale of substantially all of the company’s assets, or the company’s liquidation or dissolution. The Amended and Restated 2008 Plan revises this provision to state that a change in control occurs upon the consummation of a consolidation, merger, sale of assets or liquidation or dissolution; and

•	The “Change in Control” definition in the 2008 Plan would be triggered by a turn-over of the majority of our Board of Directors within any two-year period. While this trigger was intended to not be tripped by newly-elected directors approved by two-thirds of the directors serving at the beginning of such period, a change in control could nevertheless occur if in certain circumstances just one newly-elected director was not so approved. Under the Amended and Restated 2008 Plan, a change in control occurs if individuals who were directors at the beginning of any two-year period cease to constitute a majority of the Board during the two-year period. However, for purposes of this provision, except as described in the following sentence, any person becoming a director during the two-year period whose election or nomination is approved by two-thirds of the directors who were (or are treated as) directors at the beginning of the two-year period will be considered to have been a director at the beginning of the two-year period. The preceding sentence, though, will not apply to any person whose initial assumption of office as a director occurs as a result of an actual or threatened election contest or other actual or threatened solicitation of proxies or consents; those persons will not be considered as directors at the beginning of the two-year period in any event.

Summary of the Amended and Restated 2008 Plan

The Amended and Restated 2008 Plan provides for the grant to employees and directors of the company, its subsidiaries and affiliates of: options to purchase our common shares, or stock options; rights to receive the appreciation in value of common shares, or SARs; awards of common shares subject to vesting and restrictions on transfer, or restricted shares; awards of common shares issuable in the future upon satisfaction of certain conditions, or deferred shares; rights to purchase common shares, or share purchase rights; and other awards based on common shares, or other share-based awards; all of which we refer to collectively as awards. Under the terms of the Amended and Restated 2008 Plan, awards may be granted with respect to an aggregate of not more than 7,400,000 common shares, no participant may be granted awards with respect to an aggregate of more than 1,000,000 common shares during any calendar year and we will not issue more than an aggregate of 7,400,000 common shares upon the exercise of incentive stock options. These share limits are subject to adjustment as described below.

Common shares tendered or withheld in payment of a stock option’s exercise price or in satisfaction of tax withholding obligations, common shares subject to a SAR that are not actually issued when the SAR is settled in stock and common shares repurchased in the open market or otherwise with the cash received from a stock option holder in payment of the stock option’s exercise price will not be added back to the common shares reserved and available for awards under the Amended and Restated 2008 Plan. Except in limited circumstances, shares subject to any award that is forfeited or expires without the issuance of those shares will be available for future awards under the Amended and Restated 2008 Plan. The maximum number of common shares that may be granted as future awards under the Amended and Restated 2008 Plan is approximately 4.3% of the 137,585,964 common shares outstanding as of April 29, 2009.

As of May 11, 2009, we also had 398,701 operating partnership units outstanding that are exchangeable, under certain circumstances and at our option, into an equivalent number of our common shares or for an equivalent amount of cash. We had an aggregate 137,585,964 common shares outstanding as of April 29, 2009, which was the record date. As of May 11, 2009, we had 1,900,314 common shares reserved for issuance and available for future grant under our equity-based award plans, including 1,389,297 common shares under the 2008 Plan, 480,901 common shares reserved for issuance and available for future grant under the 2004 Developers Diversified Realty Corporation Equity-Based Award Plan and 30,116 common shares reserved for issuance and available for future grant under the 2002 Developers Diversified Realty Corporation Equity-Based Award Plan. As of May 11, 2009, we had 3,567,911 options outstanding under our equity-based award plans or otherwise issued to our directors with a weighted average exercise price of $28.06 per option and a weighted average term to expiration of 7.7 years. As of May 11, 2009, the 3,567,911 awards outstanding under our equity-based award plans or otherwise issued to our directors did not include 365,704 unvested deferred stock units (which units were originally granted as performance shares or restricted shares but have since been deferred under our equity deferred compensation plan) and 103,700 shares reserved for our outperformance awards. Shares subject to outstanding deferred stock units were issued under our equity-based award plans and are included as outstanding shares listed above. Shares subject to future deferred stock units will be issued under our equity-based award plans from shares available for future grants. The closing price of our common shares on the NYSE on May 11, 2009 was $5.48. At that time, the aggregate market value of the additional 4,500,000 common shares proposed to be reserved for purposes of the Amended and Restated 2008 Plan was $24,660,000.

The purpose of the Amended and Restated 2008 Plan is to enable us to attract, retain and reward participating employees and directors and strengthen the mutuality of interests between our employees and directors and our shareholders by offering such employees and directors equity or equity-based incentives. In addition, equity-based awards are part of the total compensation package provided to employees and, consequently, awards are tied to job performance. The Committee, in its sole and exclusive discretion, designates the officers, other employees and directors who may participate in the Amended and Restated 2008 Plan. Awards granted to directors, including members of the Committee, must be approved and granted by the Board, and incentive stock options may only be granted to employees that meet the requirements for such awards under the Code. Currently, there are approximately 775 employees and nine non-management directors eligible to participate in the Amended and Restated 2008 Plan.

The Amended and Restated 2008 Plan is administered by the Executive Compensation Committee, which we refer to as the Committee. The Committee has full power to interpret and administer the Amended and Restated 2008 Plan and full authority to select participants to whom awards will be granted. The Committee also has full authority to determine the type and amount of awards to be granted to each participant, the terms and conditions of granted awards and the terms and conditions of the agreements evidencing awards to be entered into with participants. As to the selection and grant of awards to participants who are not executive officers or non-employee directors, or subject to Section 16(b) of the Securities Exchange Act of 1934, the Committee may delegate its responsibilities to members of our management consistent with applicable law.

Subject to any shareholder approval requirement of the NYSE or applicable law, the Committee has the authority to adopt, alter and repeal such rules, guidelines and practices governing the Amended and Restated 2008 Plan as it may, from time to time, deem advisable; to interpret the terms and provisions of the Amended and Restated 2008 Plan and any award issued under the Amended and Restated 2008 Plan (and any agreements relating thereto); and otherwise to supervise the administration of the Amended and Restated 2008 Plan.

The Committee’s interpretation or administration of the Amended and Restated 2008 Plan, and all actions and determinations of the Committee, shall be final, binding and conclusive on us, our shareholders, subsidiaries and affiliates, all participants in the Amended and Restated 2008 Plan, their respective legal representatives, successors and assigns, and all persons claiming under or through any of them. No member of the Committee shall incur any liability for any action taken or omitted, or any determination made, in good faith in connection with the Amended and Restated 2008 Plan. In the case of 409A awards (as defined in the Amended and Restated 2008 Plan), the Committee has the authority to include terms in the case of any such award that are intended to comply with Code Section 409A.

Terms of Stock Options

The Committee may grant stock options that either (1) qualify as incentive stock options under Section 422 of the Code, (2) do not qualify as incentive stock options or (3) both. To qualify as an incentive stock option, an option must meet certain requirements set forth in the Code. All stock options will be evidenced by a stock option agreement in a form approved by the Committee.

The option price per common share under a stock option will be determined by the Committee at the time of grant and will be not less than 100% of the fair market value of the common shares at the date of grant, or with respect to incentive stock options, 110% of the fair market value of the common shares at the date of grant in the case of a participant who, at the date of grant, owns shares possessing more than 10% of the total combined voting power of all classes of our stock. Once granted, the option price of stock options may not be reduced, or “repriced,” without shareholder approval, except in connection certain corporate transactions or events described in the Amended and Restated 2008 Plan.

In general, stock options may be exercised when accompanied by payment in full of the option price, which forms of payment may include, as determined by the Committee: cash; check or wire transfer; other common shares (subject to certain conditions and limitations); the withholding of issuable common shares; and other forms of payment as permitted by applicable law. Common shares will not be issued upon exercise of a stock option until full payment has been made, and no grant of stock options may be accompanied by a tandem award of dividend equivalent rights or provide for dividends, dividend equivalents or other distributions to be paid on such stock options.

The term of each stock option will be determined by the Committee and may not exceed ten years from the date the stock option is granted or, with respect to incentive stock options, five years in the case of a participant who, at the date of grant, owns shares possessing more than 10% of the total combined voting power of all classes of our stock.

Subject to Section 409A of the Code and certain conditions and limitations, the Committee will determine the time or times at which and the conditions under which each stock option may be exercised. Generally, options will not be exercisable prior to six months and one day following the date of grant, unless otherwise determined by the Committee. No stock options are transferable by the participant other than (1) by will or by the laws of descent and distribution or (2) pursuant to a qualified domestic order. If permitted by the applicable stock option agreement, a participant may transfer stock options, other than incentive stock options, during the participant’s lifetime under certain circumstances (1) to one or more members of the participant’s family, to one or more trusts for the benefit of one or more members of the participant’s family or to a partnership or partnerships of members of the participant’s family or (2) to charitable organizations. However, in no event will any stock option be transferred for value.

If a participant’s employment with us terminates by reason of disability or death, a stock option becomes immediately and automatically vested and exercisable and may be exercised for a period of two years from the time of death or termination due to disability (one year in the case of incentive stock options, or for such other period as specified by the Committee) (but not after the expiration date of the stock option).

Unless otherwise determined by the Committee, subject to certain conditions and limitations, at or after the time of grant, if a participant’s employment with us terminates for cause, any unvested stock options will be forfeited and terminated immediately and any vested stock options may be exercised for a period of 30 days from the time of termination of employment for cause (but not after the expiration date of the stock option).

Unless otherwise determined by the Committee, subject to certain conditions and limitations, at the time of grant, if a participant’s employment with us terminates for any other reason, all stock options will terminate 90 days after the date employment terminates (or on the expiration date of the stock option if sooner).

Incentive stock options may be exercised only in accordance with the Code and as provided for in the Amended and Restated 2008 Plan. Subject to the Amended and Restated 2008 Plan’s provisions regarding repricing and certain other conditions, stock options may be bought out for a payment of cash, common shares, deferred shares or restricted shares on terms and conditions established by the Committee shall establish and agree upon with the participant.

Terms of Share Appreciation Rights

The Committee will determine the participants to whom and the time or times at which grants of SARs will be made and the other terms and conditions thereof. Any SAR granted under the Amended and Restated 2008 Plan will be in such form as the Committee may from time to time approve, and will be granted in connection with all or any part of a stock option. In the case of a non-qualified stock option, a SAR may be granted either at or after the time of the grant of the related non-qualified stock option. In the case of an incentive stock option, a SAR may be granted in connection with the incentive stock option at the time the incentive stock option is granted and exercised at such times and under such conditions as may be specified by the Committee in the participant’s stock option agreement.

Each SAR generally entitles the holder to receive an amount in cash or common shares (as determined by the Committee) equal in value to the excess of the fair market value of a common share on the date of exercise of the SAR over the per share option price of the related stock option. Underlying stock options may provide that SARs will be payable solely in cash. The Committee may limit the amount that the participant will be entitled to receive upon exercise of any SAR. No SAR grant may be accompanied by a tandem award of dividend equivalent rights or provide for dividends, dividend equivalents or other distributions to be paid on the SARs.

Upon exercise of a SAR and surrender of the related portion of the underlying stock option, the related stock option is deemed to have been exercised. SARs will be exercisable only to the extent that the stock options to which they relate are exercisable and only when the fair market value of the common shares covered by each SAR exceeds the option price of the underlying stock option; provided, that a SAR granted to a participant who is subject to Section 16(b) of the Securities Exchange Act of 1934 will not be exercisable at any time within the first six months after it is awarded, unless otherwise determined by the Committee.

SARs will be exercisable to the same extent and under the same conditions as the underlying stock option. SARs will expire no later than the expiration date of the underlying stock option. In no event will any SAR be transferred for value, and SARs may not be “repriced” without shareholder approval, as described above, except in connection certain corporate transactions or events described in the Amended and Restated 2008 Plan.

Terms of Awards of Restricted Shares

The Committee may grant restricted share awards and determine when and to whom such grants will be made, the number of shares to be awarded, the date or dates upon which restricted share awards will vest, the time or times within which such awards may be subject to forfeiture, and all other terms and conditions of such awards. The Committee may condition restricted share awards on the attainment of performance goals or such other factors as the Committee may determine.

Subject to the provisions of the Amended and Restated 2008 Plan and the applicable restricted share award agreement, during a period set by the Committee commencing with the date of the award, the participant will not be permitted to sell, transfer, pledge, assign or otherwise encumber such restricted shares, except (1) by will or by the laws of descent and distribution or (2) pursuant to a qualified domestic order. If permitted by the applicable restricted share award agreement, a participant may transfer restricted shares during the participant’s lifetime under certain circumstances (1) to one or more members of the participant’s family, to one or more trusts for the benefit of one or more members of the participant’s family or to a partnership or partnerships of members of the participant’s family or (2) to charitable organizations. In no event will any restricted share award be transferred for value.

Except with respect to a limited number of shares as provided for in the Amended and Restated 2008 Plan, the restriction period for restricted share awards will be not less than three years (including on a ratable basis) for non-performance-based restricted shares and not less than one year for performance-based restricted shares, which is the minimum restriction period. Subject to the minimum restriction period, the Committee, may permit restrictions to lapse in installments within the restriction period or, subject to a limited number of shares for which vesting may be accelerated, may accelerate or waive restrictions in whole or in part, based on service, performance or such other factors and criteria as the Committee may determine. Subject to certain exceptions described in the Amended and Restated 2008 Plan, prior to the lapse of the restrictions on the Restricted Shares, the participant will have all rights of a shareholder with respect to the shares, including voting and dividend rights; provided, that to the extent that performance-based restricted shares have not been earned, dividends or other distributions on such unearned performance-based restricted shares must be deferred and deemed reinvested in additional performance-based restricted shares until the underlying performance-based awards have either been earned or forfeited. The Committee may permit or require the payment of cash dividends to be deferred and reinvested in additional restricted shares or otherwise reinvested. Unless the Committee or the Board determines otherwise, share dividends issued with respect to restricted shares will be treated as additional restricted shares subject to the same restrictions and other terms and conditions that apply to the restricted shares with respect to which such dividends are issued.

Unless otherwise determined by the Committee at or after the time of grant, if a participant’s employment with us terminates by reason of death or disability, any restricted shares held by such participant will vest and any restrictions will lapse.

Subject to certain conditions and limitations, unless otherwise determined by the Committee at or after the time of grant, in the event that employment of a participant who holds Restricted Shares is terminated for any other reason, the participant will forfeit such shares that are unvested or subject to restrictions.

Terms of Awards of Deferred Shares

The Committee may grant awards of deferred shares under the Amended and Restated 2008 Plan, which will be evidenced by an agreement between the Company and the participant. The Committee determines when and to whom deferred shares will be awarded and the other terms and conditions of the deferred shares award, including the number of shares to be awarded, and the duration of the period during which, and the conditions under which, receipt of shares will be deferred. The Committee may condition an award of deferred shares on the attainment of specified performance goals or such other factors as the Committee may determine.

Deferred shares awards generally may not be sold, assigned or transferred other than (1) by will or by the laws of descent and distribution or (2) pursuant to a qualified domestic order. If permitted by the applicable deferred shares agreement, a participant may transfer deferred shares during the participant’s lifetime under certain circumstances (1) to one or more members of the participant’s family, to one or more trusts for the benefit of one or more members of the participant’s family or to a partnership or partnerships of members of the participant’s family or (2) to charitable organizations. In no event will any deferred shares award be transferred for value. Except with respect to a limited number of shares as provided for in the Amended and Restated 2008 Plan, the deferral period for deferred share award will be not less than three years (including on a ratable basis) for non-performance-based deferred share awards and not less than one year for performance-based deferred share awards, which is the minimum deferral period. At the expiration of the deferral period, share certificates will be delivered to the participant in a number equal to the shares covered by the deferred shares award.

The Committee will determine at the time of the grant whether dividends declared with respect to deferred shares will be paid in cash, deferred or reinvested as additional deferred shares that are subject to the same restrictions and other terms and conditions that apply to the deferred shares with respect to which such dividends are issued; provided, that to the extent that performance-based deferred shares have not been earned, dividends or other distributions on such unearned performance-based deferred shares must be deferred and deemed reinvested in additional performance-based deferred shares until the underlying performance-based awards have either been earned or forfeited.

Unless otherwise determined by the Committee at the time of grant, if a participant’s employment with us terminates by reason of death or disability, any deferred shares held by such participant will vest and any restriction will lapse, and the participant or the participant’s representative will be issued the deferred shares in one lump sum event within ten business days following such death or disability.

Subject to certain conditions and limitations, unless otherwise determined by the Committee, if a participant’s employment with us is terminated for any other reason, the deferred shares that are unvested or subject to restriction will thereupon be forfeited. Subject to certain conditions and limitations, the Committee may accelerate the vesting of any deferred shares award, in whole or in part, based on service, performance or such other factors and criteria as the Committee may determine, subject in all cases to a minimum deferral period requirement.

Terms of Awards of Share Purchase Rights

The Committee may grant share purchase rights that will enable a participant to purchase common shares (1) at the fair market value of such shares on the date of grant or (2) at 85% of such fair market value on such date if the grant of share purchase rights is made in lieu of cash compensation. The Committee determines when and to whom share purchase rights will be made and the other terms and conditions of the share purchase rights, including the number of shares that may be purchased. The Committee may also impose such deferral, forfeiture or other terms and conditions as it determines on such share purchase rights or the exercise thereof. Each share purchase rights award will be confirmed by, and be subject to the terms of, a share purchase rights agreement.

Share purchase rights may contain such additional terms and conditions as the Committee deems desirable and will generally be exercisable for such period as is determined by the Committee. However, share purchase rights granted to a participant who is subject to Section 16(b) of the Securities Exchange Act of 1934 will not become exercisable earlier than six months and one day after the grant date, unless otherwise determined by the Committee. Share purchase rights will not be transferable by a participant other than by will or by the laws of descent and distribution, but in no event will any share purchase rights award be transferred for value.

Terms of Other Share-Based Awards

The Committee may grant common shares or other share-based awards, including dividend equivalent rights, that are valued in whole or in part by reference to, or that are otherwise based on, common shares (including, without limitation, performance shares, convertible preferred shares, convertible debentures, exchangeable securities and common share awards or options valued by reference to book value or subsidiary performance). Other share-based awards may be granted alone, in addition to or in tandem with other awards granted under the Amended and Restated 2008 Plan or cash or equity-based awards made outside the Amended and Restated 2008 Plan. The Committee determines when and to whom common shares or other share-based awards will be awarded and the other terms and conditions of the other share-based awards, including the number of shares to be used in computing an award or that are to be awarded pursuant to an award. The Committee may settle such other share-based awards in common shares, in restricted shares or in cash in an amount equal to the fair market value of the common shares or other share-based awards at the time of settlement.

Generally, common shares awarded pursuant to other share-based awards may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance, holding or deferral period or requirement is satisfied or lapses.

Except with respect to a limited number of shares as provided for in the Amended and Restated 2008 Plan, unless otherwise determined by the Committee at or after grant, shares or other share-based awards will be subject to a minimum holding period (including any applicable restriction, performance and/or deferral periods) of three years (which may lapse on a ratable basis) for non-performance-based other share-based awards and one year for performance-based other share-based awards, which is the minimum holding period. In addition, the recipient of such an award will usually be entitled to receive, currently or on a deferred basis, interest or dividends or interest or dividend equivalents with respect to the number of shares covered by the award, as determined at the time of the award by the Committee, and the Committee may provide that such amounts (if any) will be deemed to have been reinvested in additional common shares or otherwise reinvested; provided, that to the extent that performance-based other share-based awards and dividend equivalent rights have not been earned, dividends, dividend equivalents or other distributions on such unearned performance-based other share-based awards and dividend equivalent rights must be deferred and deemed reinvested in additional performance-based awards until the underlying performance-based awards have either been earned or forfeited. Subject to any applicable minimum holding period, other share-based awards and common shares covered by any such award will vest or be forfeited to the extent so provided in the award agreement, as determined by the Committee. Generally, in the event of the participant’s disability or death or, subject to certain conditions and limitations, in cases of special circumstances, the Committee may waive any or all of the remaining limitations with respect to part or all of any other share-based awards.

Dividend equivalent rights may not be granted, either directly or indirectly, in connection with, with respect to or as a component of stock options or SARs. Dividend equivalent rights will be settled in cash or common shares, or a combination thereof, in a single installment or installments, as determined by the Committee. Interest equivalents may be provided with respect to the cash settlement of awards under the Amended and Restated 2008 Plan. Generally, a participant’s rights in all dividend equivalent rights or interest equivalents will terminate when the participant’s employment with us terminates other than for death or disability. Accrued but unpaid dividend equivalent rights or interest equivalents will be paid in a lump sum amount within 90 days after the participant’s termination of employment with us.

Each other share-based award will be confirmed by, and subject to the terms of, an agreement or other document between the participant and us. Other share-based awards granted as derivative securities to a participant who is subject to Section 16(b) of the Securities Exchange Act of 1934 will not be transferable other than by will or by the laws of descent and distribution. In no event will any other share-based award be transferred for value. Common shares (including securities convertible into common shares) issued on a bonus basis as other share-based awards will be issued for no cash consideration. Common shares (including securities convertible into common shares) purchased pursuant to other share-based awards will bear a price of at least 85% of the fair market value of the common shares on the date of grant.

Change in Control

Certain acceleration and valuation provisions take effect with respect to awards upon the occurrence of a change in control or a 409A change in control, as defined in the Amended and Restated 2008 Plan.

In the event of a change in control or a 409A change in control, any stock options, SARs, restricted shares, deferred shares, share purchase rights and other share-based awards awarded under the Amended and Restated 2008 Plan will become fully vested and/or exercisable and applicable restrictions will lapse on the date of the change in control or 409A change in control, as the case may be. Except as provided for in the section entitled “Adjustments for Stock Dividends, Mergers, Etc.” set forth below, (1) unless otherwise determined by the Committee at or after grant but prior to any change in control, each outstanding and vested award (other than an award subject to Code Section 409A) will be cashed out (and the award terminated) based on the amount, if any, by which the change in control price (as defined in the Amended and Restated 2008 Plan) as of the date of such change in control exceeds the exercise price or other purchase price, if any, payable by the participant with respect to such award or (2) upon any 409A change in control, each outstanding and vested 409A award (as defined in the Amended and Restated 2008 Plan) will be cashed out (and such 409A award terminated) based on the amount, if any, by which the change in control price as of the date of such 409A change in control exceeds the exercise price or other purchase price, if any, payable by the participant with respect to such 409A award.

A change in control is generally defined as (1) the consummation of certain corporate transactions, such as a consolidation or merger in which we are not the surviving corporation, the sale of substantially all of our assets or our liquidation or dissolution, (2) when any person other than certain entities affiliated with us purchases our shares in a tender or exchange offer without prior Board consent or becomes the beneficial owner of 20% or more of the voting power of our outstanding securities or (3) when, during any two-year period, our directors serving on the Board at the beginning of the period (or their replacements approved under certain conditions) cease to constitute a majority of the Board. A 409A change in control is generally defined as the date on which (1) any one person or a group (as determined under Code Section 409A) acquires (or has acquired during a 12-month period) 30% or more of the total voting power of our stock or acquires, together with their previously-owned stock, more than 50% of the total fair market value or voting power of our stock, (2) during any 12-month period, a majority of directors have been replaced by directors not endorsed by a majority of the Board or (3) any one person or a group (as determined under Code Section 409A) acquires (or has acquired during a 12-month period) our assets having a total gross fair market value equal to or more than 40% of the total gross fair market value of all our assets.

Adjustments for Stock Dividends, Mergers, Etc.

In the event of any merger, reorganization, consolidation, recapitalization, stock split, stock dividend, combination of shares or other change in corporate structure affecting the common shares, a substitution or adjustment will be made in the aggregate number of shares reserved and available for awards under the Amended and Restated 2008 Plan, in the incentive stock option limit and individual annual aggregate award limits described above, in the number and option price of shares subject to outstanding stock options, in the number and purchase price of shares subject to outstanding share purchase rights and in the number of shares subject to other outstanding awards under the Amended and Restated 2008 Plan. The Committee, in its sole discretion, will determine the substitution or adjustment made. Any fractional shares issuable in connection with a substitution or adjustment will be eliminated. Additionally, subject to certain conditions and limitations described in the Amended and Restated 2008 Plan, awards are subject to certain vesting acceleration limits and certain minimum restriction, minimum deferral and minimum holding periods, except for an exempt amount of up to 370,000 shares.

Termination and Amendment of the Amended and Restated 2008 Plan

Awards may be granted under the Amended and Restated 2008 Plan at any time until and including November 1, 2017, on which date the Amended and Restated 2008 Plan will expire except as to awards then outstanding. Awards outstanding at that time will remain in effect until they have been exercised or have expired. If the Amended and Restated 2008 Plan is not approved by our shareholders within 12 months after it was adopted by the Board, the 2008 Plan will remain in full force and effect.

The Board may at any time amend, alter or discontinue the Amended and Restated 2008 Plan, but no such amendment, alteration or discontinuation will be made that (1) impairs the rights of a participant under an award theretofore granted without the participant’s consent or (2) requires shareholder approval under any applicable law or regulation (including any applicable regulation of an exchange on which the shares are traded), unless such shareholder approval is received. We will submit to our shareholders, for their approval, any amendments required pursuant to Section 162(m) of the Code or any material revisions to the Amended and Restated 2008 Plan provided that such approval is required by law or regulations (including any applicable regulation of an exchange on which the common shares are traded). The Committee may amend the terms of any award, but no amendment will impair the rights of a participant under a granted award without his or her consent.

Federal Income Tax Consequences

The following is a brief summary of some of the federal income tax consequences of certain transactions under the Amended and Restated 2008 Plan based on federal income tax laws in effect on January 1, 2009. This summary is not intended to be complete and does not describe state or local tax consequences. It is not intended as tax guidance to participants under the Amended and Restated 2008 Plan.

Tax Consequences to Participants

Non-Qualified Stock Options.  In general, (1) no income will be recognized by an optionee at the time a non-qualified stock option is granted, (2) at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise, and (3) at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options.  No income generally will be recognized by an optionee upon the grant or exercise of incentive stock options. The exercise of an incentive stock option, however, may result in alternative minimum tax liability. If our common shares are issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the exercise price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If our common shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

SARs.  No income will be recognized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted common shares received on the exercise.

Restricted Shares.  The recipient of restricted shares generally will be subject to tax at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the participant for such restricted shares) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code, which we refer to as the restrictions. However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the restrictions) over the purchase price, if any, of such restricted shares. If a Section 83(b) election has not been made, any unrestricted dividends received with respect to restricted shares that are subject to the restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

Deferred Shares.  No income generally will be recognized upon the award of deferred shares. The recipient of a deferred shares award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such deferred shares), and the capital gains/loss holding period for such shares will also commence on such date.

Share Awards and Other Share-Based Awards.  Upon payment in cash or unrestricted common shares pursuant to an other share-based award, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted common shares received.

Tax Consequences to the Company

To the extent that a participant recognizes ordinary income in the circumstances described above, we or the subsidiary or affiliate for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the Deduction Limit.

Vote Required for Approval

Assuming a quorum is present at the Annual Meeting, the proposal to approve the Amended and Restated 2008 Plan requires the affirmative vote of the holders of a majority our common shares having voting power present at the meeting in person or by proxy and entitled to vote on the proposal. Broker non-votes will have no effect on the outcome of Proposal Three, but abstentions will have the same effect as a vote against Proposal Three.

Plan Benefits

It is not possible to determine specific amounts and types of awards that may be awarded in the future under the Amended and Restated 2008 Plan because the grant and actual payout of awards under the Amended and Restated 2008 Plan will be discretionary.

Equity Compensation Plan Information
(As of December 31, 2008)

	Number of			Number of Securities
	Securities To Be			Remaining Available for
	Issued Upon		Weighted-Average	Future Issuance Under
	Exercise of		Exercise Price of	Equity Compensation
	Outstanding		Outstanding	Plans (Excluding
	Options, Warrants		Options, Warrants	Securities Reflected in
Plan Category	and Rights		and Rights	Column (a))
	(a)		(b)	(c)

Equity compensation plans approved by security holders(1)	2,185,708	(2)	$42.32	3,883,908
Equity compensation plans not approved by security holders(3)	31,666		$17.70	N/A

Total	2,217,374		$41.97	3,883,908

(1)	Includes information related to our 1992 Employee’s Share Option Plan, 1996 Equity-Based Award Plan, Amended and Restated 1998 Equity-Based Award Plan, 2002 Equity-Based Award Plan, 2004 Equity-Based Award Plan and 2008 Equity-Based Award Plan.

(2)	Does not include 590,489 restricted shares, as these shares have been reflected in our total shares outstanding. Does not include 103,700 shares reserved for issuance under outperformance unit agreements.

(3)	Represents options issued to our directors. The options granted to the directors were at the fair market value at the date of grant and are fully vested.

The Board of Directors Recommends That Shareholders Vote FOR the Amended and Restated 2008 Developers Diversified Realty Corporation Equity-Based Award Plan.

PROPOSAL FOUR: RATIFICATION OF THE SELECTION OF
PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT ACCOUNTANTS
FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2009

PricewaterhouseCoopers LLP served as our independent registered public accounting firm in 2008 and is expected to be retained to do so in 2009. The Board of Directors has directed that management submit the selection of the independent registered public accounting firm for ratification by the shareholders at the Annual Meeting. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement, if desired.

Shareholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our Code of Regulations or otherwise. However, the Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders do not ratify the selection, the Audit Committee will reconsider whether to retain the firm. In such event, the Audit Committee may retain PricewaterhouseCoopers LLP, notwithstanding the fact that the shareholders did not ratify the selection, or select another nationally recognized accounting firm without re-submitting the matter to the shareholders. Even if the selection is ratified, the Audit Committee reserves the right in its discretion to select a different nationally recognized accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Fees Paid to PricewaterhouseCoopers LLP.  The following table presents fees for services rendered by PricewaterhouseCoopers LLP for the years ended December 31, 2008 and 2007.

	2008	2007

Audit fees(1)	$1,606,469	$1,644,319
Audit-related fees(2)	$1,218,654	$930,499
Tax fees(3)	$631,028	$429,824
All other fees(4)	$1,616	$52,878
Total	$3,457,767	$3,057,520

(1)	Audit fees consisted principally of fees for the audit of our financial statements, as well as audit-related tax services, registration statement related services and acquisition audits performed pursuant to SEC filing requirements. Of these amounts, the registration-related services were $74,032 and $173,121 for 2008 and 2007, respectively. In addition, of the audit fees paid in 2008, $195,399 was for services related to additional auditing services provided to us in 2007 but not billed by PricewaterhouseCoopers LLP until 2008. Similarly, of the audit fees paid in 2007, $151,266 was for services related to additional auditing services provided to us in 2006 but not billed by PricewaterhouseCoopers LLP until 2007.

(2)	Audit-related fees consisted of fees billed for assurance and related services by PricewaterhouseCoopers LLP that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” Such audit-related fees consisted solely of fees for separate entity and joint venture audits and reviews. Of the aggregate amount of audit-related fees paid in 2008, $619,432 was for audit-related services provided to us in 2007 but not billed by PricewaterhouseCoopers LLP until 2008. Of the aggregate amount of audit-related fees paid in 2007, $388,233 was for audit-related services provided to us in 2006 but not billed by PricewaterhouseCoopers LLP until 2007. Several of our joint venture agreements require the engagement of an independent registered public accounting firm to perform audit-related services because the joint venture investments have separate financial statement reporting requirements.

(3)	Tax fees consisted of fees billed for professional services rendered by PricewaterhouseCoopers LLP for tax compliance and tax consulting services, $507,468 and $293,786 of which consisted of tax compliance services for 2008 and 2007, respectively. Such tax compliance fees consisted solely of fees for separate entity and joint venture tax reviews.

(4)	All other fees consisted of fees billed for other products and services provided by PricewaterhouseCoopers LLP. The fees billed in 2008 relate primarily to software licensing for accounting and professional standards and the fees paid in 2007 relate primarily to due diligence procedures performed on our behalf in connection with certain of our transactions.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors.  The Audit Committee has not established a policy for the pre-approval of audit and permissible non-audit services. However, the Audit Committee pre-approves, on an individual basis, all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. None of the services rendered by PricewaterhouseCoopers LLP under the categories “Audit-related fees,” “Tax fees” and “All other fees” described above were approved by the Audit Committee after services were rendered pursuant to the de minimis exception established by SEC regulations.

Auditor Independence.  The Audit Committee believes that the non-audit services provided by PricewaterhouseCoopers LLP are compatible with maintaining PricewaterhouseCoopers LLP’s independence.

The Board of Directors Recommends That Shareholders Vote FOR Ratification of the Selection of PricewaterhouseCoopers LLP As Our Independent Accountants for Our Fiscal Year Ending December 31, 2009.

SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

Any shareholder proposals intended to be presented at our 2010 annual meeting of shareholders must be received by our Secretary at 3300 Enterprise Parkway, Beachwood, Ohio 44122, on or before January 20, 2010, for inclusion in our proxy statement and form of proxy relating to the 2010 annual meeting of shareholders. As to any proposal that a shareholder intends to present to shareholders other than by inclusion in our proxy statement for our 2010 annual meeting of shareholders, the proxies named in management’s proxy for that meeting will be entitled to exercise their discretionary voting authority on that proposal unless we receive notice of the matter to be proposed not later than April 5, 2010. Even if proper notice is received on or prior to April 5, 2010, the proxies named in our proxy for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising shareholders of that proposal and how they intend to exercise their discretion to vote on such matter, unless the shareholder making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(2) under the Securities Exchange Act of 1934.

HOUSEHOLDING

The SEC permits a single set of annual reports and proxy statements to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing costs. A number of brokerage firms have instituted householding. Only one copy of this proxy statement and the attached annual report will be sent to certain beneficial shareholders who share a single address, unless any shareholder residing at that address gave contrary instructions.

If any beneficiary shareholder residing at such an address desires at this time to receive a separate copy of this proxy statement and the attached annual report or if any such shareholder wishes to receive a separate proxy statement and annual report in the future, the shareholder should provide such instructions to us by calling Thomas Morabito, Senior Director of Investor Relations, at (216) 755-5500, or by writing to Developers Diversified Realty Corporation, Investor Relations at 3300 Enterprise Parkway, Beachwood, Ohio 44122.

OTHER MATTERS

Shareholders and other interested parties may send written communications to the Board of Directors or the non-management directors as a group by mailing them to the Board of Directors, c/o Finance Department, Developers Diversified Realty Corporation, 3300 Enterprise Parkway, Beachwood, Ohio 44122. All communications will be forwarded to the Board of Directors or the non-management directors as a group, as applicable.

Shareholders may vote either by completing, properly signing and returning the accompanying proxy card via mail, by telephone or over the Internet, or by attending and voting at the Annual Meeting. If you properly complete and timely return your proxy card or properly and timely follow the telephone or Internet voting instructions described below, your proxy (meaning one of the individuals named in the proxy card) will vote your shares as you have directed. If you sign and return the proxy card but do not indicate specific choices as to your vote, your proxy will vote your shares as recommended by our Board of Directors: (i) to elect Dean S. Adler, Terrance R. Ahern,

Robert H. Gidel, Daniel B. Hurwitz, Volker Kraft, Victor B. MacFarlane, Craig Macnab, Scott D. Roulston, Barry A. Sholem, William B. Summers, Jr. and Scott A. Wolstein as directors, (ii) to approve an amendment to our Articles to increase the number of authorized common shares from 300,000,000 to 500,000,000 which results in an increase in the total number of authorized shares of the Company from 311,000,000 to 511,000,000; (iii) to approve the Amended and Restated 2008 Developers Diversified Realty Corporation Equity-Based Award Plan and (iv) to ratify the selection of PricewaterhouseCoopers LLP as our independent accountants for our fiscal year ending December 31, 2009. For information on how to obtain directions to be able to attend the Annual Meeting and vote in person, please contact Thomas Morabito, Senior Director of Investor Relations, at (216) 755-5500 or at 3300 Enterprise Parkway, Beachwood, Ohio 44122.

If any other matter is presented at the Annual Meeting, your proxy will vote your shares in accordance with his or her best judgment. As of the date of this proxy statement, we are not aware of any matter to be acted on at the Annual Meeting other than those matters described in this proxy statement.

By order of the Board of Directors,

Joan U. Allgood
Secretary

Dated: May 20, 2009

Appendix A

AMENDED AND RESTATED 2008
DEVELOPERS DIVERSIFIED REALTY CORPORATION
EQUITY-BASED AWARD PLAN

Section 1.  Purpose; Definitions.

The purpose of the Amended and Restated 2008 Developers Diversified Realty Corporation Equity-Based Award Plan (the “Plan”) is to enable Developers Diversified Realty Corporation (the “Company”) and its Subsidiaries (as defined below) to attract, retain and reward employees and directors of the Company, its Subsidiaries and Affiliates designated by the Company’s Board of Directors or the Executive Compensation Committee of the Board and strengthen the mutuality of interests between those employees and directors and the Company’s shareholders by offering the employees and directors equity or equity-based incentives thereby increasing their proprietary interest in the Company’s business and enhancing their personal interest in the Company’s success.

For purposes of the Plan, the following terms are defined as follows:

(a) “409A Award” means an Award that provides for a deferral of compensation from the date of grant, as determined under Code Section 409A and the regulations promulgated thereunder.

(b) “409A Change in Control” has the meaning set forth in Section 12(b)(2).

(c) “Affiliate” means any entity (other than the Company and any Subsidiary) that is designated by the Board as a participating employer under the Plan.

(d) “Award” means any award of Stock Options, Share Appreciation Rights, Restricted Shares, Deferred Shares, Share Purchase Rights or Other Share-Based Awards under the Plan.

(e) “Award Agreement” means an agreement between the Company and a participant evidencing an Award.

(f) “Board” means the Board of Directors of the Company.

(g) “Cause” means, unless otherwise provided by the Committee, (i) “Cause” as defined in any Individual Agreement to which the participant is a party, or (ii) if there is no such Individual Agreement or if it does not define Cause: (A) conviction of the participant for committing a felony under federal law or in the law of the state in which such action occurred, (B) dishonesty in the course of fulfilling the participant’s employment duties, (C) willful and deliberate failure on the part of the participant to perform the participant’s employment duties in any material respect, or (D) prior to a Change in Control, such other events as shall be determined by the Committee. The Committee shall, unless otherwise provided in an Individual Agreement with the participant, have the sole discretion to determine whether “Cause” exists, and its determination shall be final.

(h) “Change in Control” has the meaning set forth in Section 12(b)(1).

(i) “Change in Control Price” has the meaning set forth in Section 12(c).

(j) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(k) “Committee” means the Executive Compensation Committee of the Board of the Company or any other committee or subcommittee authorized by the Board to administer the Plan.

(l) “Company” means Developers Diversified Realty Corporation, an Ohio corporation, or any successor corporation.

(m) “Deferral Period” has the meaning set forth in Section 8(a).

(n) “Deferred Shares” means an Award of the right to receive Shares at the end of a specified deferral period granted pursuant to Section 8.

(o) “Disability” means a permanent and total disability as defined in Section 22(e)(3) of the Code.

(p) “Dividend Equivalent” means a right, granted to a participant under Section 10 hereof, to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.

(q) “Elective Deferral Period” has the meaning set forth in Section 8(b)(9).

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s) “Fair Market Value” means, as of a given date (in order of applicability): (i) the closing price of a Share on the principal exchange on which the Shares are then trading, if any, on such date, or if Shares were not traded on such date, then on the next preceding trading day during which a sale occurred; (ii) if Shares are not then traded on an exchange, the mean between the closing representative bid and asked prices for Shares on such date as reported by a national quotation system; or (iii) if Shares are not traded on an exchange and not quoted on a national quotation system, the mean between the closing bid and asked prices for Shares, on such date, as determined in good faith by the Committee; or (iv) if Shares are not publicly traded, the fair market value established by the Committee acting in good faith and in accordance with the applicable requirements of Code Section 409A and the regulations promulgated thereunder.

(t) “Incentive Stock Option” means any Stock Option intended to be and designated as, and that otherwise qualifies as, an “Incentive Stock Option” within the meaning of Section 422 of the Code or any successor section thereto.

(u) “Individual Agreement” means an employment or similar agreement between a participant and the Company or one of its Subsidiaries or Affiliates.

(v) “Minimum Deferral Period” has the meaning set forth in Section 8(b)(1).

(w) “Minimum Holding Period” has the meaning set forth in Section 10(b)(1).

(x) “Minimum Restriction Period” has the meaning set forth in Section 7(b)(5).

(y) “Non-Employee Director” has the meaning set forth under Rule 16b-3 under the Exchange Act.

(z) “Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(aa) “Option Agreement” has the meaning set forth in Section 5(b).

(bb) “Other Share-Based Awards” means an Award granted pursuant to Section 10 that is valued, in whole or in part, by reference to, or is otherwise based on, Shares.

(cc) “Outside Director” has the meaning set forth in Section 162(m) of the Code and the regulations promulgated thereunder.

(dd) “Plan” means the Amended and Restated 2008 Developers Diversified Realty Corporation Equity-Based Award Plan, as amended from time to time.

(ee) “Restricted Shares” means an Award of Shares that is granted pursuant to Section 7 and is subject to restrictions.

(ff) “Restriction Period” has the meaning set forth in Section 7(b)(5).

(gg) “Section 16 Participant” means a participant under the Plan who is subject to Section 16 of the Exchange Act.

(hh) “Separation from Service” has the meaning set forth in Section 11(b)(1)(C).

(ii) “Share Appreciation Right” means an Award of a right to receive an amount from the Company that is granted pursuant to Section 6.

(jj) “Shares” means the Common Shares of the Company.

(kk) “Specified Employee” has the meaning set forth in Section 11(b)(1)(D).

(ll) “Stock Option” or “Option” means any option to purchase Shares (including Restricted Shares and Deferred Shares, if the Committee so determines) that is granted pursuant to Section 5.

(mm) “Share Purchase Right” means an Award of the right to purchase Shares that is granted pursuant to Section 9.

(nn) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in that chain.

Section 2.  Administration.

The Plan shall be administered by the Committee. The Committee shall consist of not less than three directors of the Company. It is intended that all members of the Committee shall be independent directors, Outside Directors and Non-Employee Directors; provided, however, that the formation and establishment of the Committee and all actions taken by the Committee (or by any subcommittee or any Committee member) shall be valid and effective even if it is determined that one or more members of the Committee or any subcommittee does not or may not qualify as an independent director, Outside Director or a Non-Employee Director. Those directors shall be appointed by the Board and shall serve as the Committee at the pleasure of the Board. The functions of the Committee specified in the Plan shall be exercised by the Board if and to the extent that no Committee exists that has the authority to so administer the Plan.

The Committee shall have full power to interpret and administer the Plan and full authority to select the individuals to whom Awards will be granted and to determine the type and amount of any Award to be granted to each participant, the consideration, if any, to be paid for any Award, the timing of each Award, the terms and conditions of any Award granted under the Plan, and the terms and conditions of the related agreements that will be entered into with the participant. As to the selection of and grant of Awards to participants who are not executive officers or non-employee directors of the Company, or Section 16 Participants, the Committee may delegate its responsibilities to members of the Company’s management in any manner consistent with applicable law.

The Committee shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto); to direct employees of the Company or other advisors to prepare such materials or perform such analyses as the Committee deems necessary or appropriate; and otherwise to supervise the administration of the Plan.

Any interpretation or administration of the Plan by the Committee, and all actions and determinations of the Committee, shall be final, binding and conclusive on the Company, its shareholders, Subsidiaries, Affiliates, all participants in the Plan, their respective legal representatives, successors and assigns, and all persons claiming under or through any of them. No member of the Board or of the Committee shall incur any liability for any action taken or omitted, or any determination made, in good faith in connection with the Plan.

Section 3.  Shares Subject to the Plan.

(a) Aggregate Shares Subject to the Plan.  Subject to adjustment as provided in Section 3(c), the total number of Shares reserved and available for Awards under the Plan is 7,400,000 Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares. Notwithstanding anything to the contrary contained in the Plan, the following Shares shall not be added to the Shares reserved and available for Awards under this Section 3(a) of the Plan: (i) Shares tendered by a participant or withheld by the Company in payment of the option price of a Stock Option or to satisfy any tax withholding obligation with respect to Awards; (ii) Shares subject to a Share Appreciation Right that are not issued in connection with stock settlement on exercise of the Share Appreciation Right; and (iii) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Stock Options.

(b) Forfeiture or Termination of Awards of Shares.  If any Shares subject to any Award granted hereunder are forfeited or an Award otherwise terminates or expires without the issuance of Shares, the Shares subject to that Award shall again be available for future Awards under the Plan as set forth in Section 3(a), unless the participant who had been awarded those forfeited Shares or the expired or terminated Award has theretofore received dividends or other benefits of ownership with respect to those Shares. For purposes hereof, a participant shall not be deemed to have received a benefit of ownership with respect to those Shares by the exercise of voting rights, or by the accumulation of dividends that are not realized because of the forfeiture of those Shares or the expiration or termination of the related Award without issuance of those Shares.

(c) Adjustment.  In the event of any merger, reorganization, consolidation, recapitalization, share dividend, share split, combination of shares or other change in corporate structure of the Company affecting the Shares, a substitution or adjustment shall be made in the aggregate number of Shares reserved and available for Awards under the Plan, in the aggregate number of Shares that may be issued by the Company upon the exercise of Incentive Stock Options, in the maximum number of Shares that may be subject to Awards made under the Plan to any participant during any calendar year, in the number and option price of Shares subject to outstanding Options granted under the Plan, in the number and purchase price of Shares subject to outstanding Share Purchase Rights granted under the Plan, in the number of Share Appreciation Rights granted under the Plan, in the number of Shares underlying any Dividend Equivalent Rights granted under the Plan, and in the number of Shares subject to Restricted Share Awards, Deferred Share Awards and any other outstanding Awards granted under the Plan, but the number of Shares subject to any Award shall always be a whole number. The Committee, in its sole discretion, shall determine the kind of securities or other property substituted and the amount of any substitution or adjustment made, and the Committee’s determination shall be final, binding and conclusive. Any fractional Shares otherwise issuable in connection with such substitution or adjustment shall be eliminated. Notwithstanding the foregoing, no substitution or adjustment shall be made which will result in an Award becoming subject to the terms and conditions of Code Section 409A, unless agreed upon by the Committee and the participant.

(d) Annual Award Limit.  No participant may be granted Stock Options or other Awards under the Plan with respect to an aggregate of more than 1,000,000 Shares (subject to adjustment as provided in Section 3(c) hereof) during any calendar year.

(e) Incentive Stock Option Limit.  Subject to adjustment as provided in Section 3(c) of the Plan, the aggregate number of Shares actually issued by the Company upon the exercise of Incentive Stock Options will not exceed 7,400,000 Shares.

Section 4.  Eligibility.

Grants may be made from time to time to those officers, employees and directors of the Company, a Subsidiary or an Affiliate who are designated by the Committee in its sole and exclusive discretion. Eligible persons may include, but shall not necessarily be limited to, officers and directors of the Company and any Subsidiary or Affiliate; however, Stock Options intended to qualify as Incentive Stock Options shall be granted only to individuals who are at the time of grant “employees” (under Section 3401(c) of the Code) of the Company or a subsidiary of the Company (under Section 424 of the Code). The Committee may grant more than one Award to the same eligible person. No Award shall be granted to any eligible person during any period of time when such eligible person is on a leave of absence. Awards to be granted to directors, which may include members of the Committee, must be approved and granted by the Board.

Section 5.  Stock Options.

(a) Grant.  Stock Options may be granted alone, in addition to or in tandem with other Awards granted under the Plan or cash or other awards made outside the Plan. The Committee shall determine the individuals to whom, and the time or times at which, grants of Stock Options will be made, the number of Shares purchasable under each Stock Option, and the other terms and conditions of the Stock Options in addition to those set forth in Sections 5(b) and 5(c).

Stock Options granted under the Plan may be of two types, which shall be indicated on their face: (i) Incentive Stock Options or (ii) Non-Qualified Stock Options. Subject to Section 5(c), the Committee shall have the authority to grant to any participant Incentive Stock Options, Non-Qualified Stock Options or both types of Stock Options.

(b) Terms and Conditions.  A Stock Option under the Plan shall be evidenced by an agreement (an “Option Agreement”), shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall determine:

(1) Option Price.  The option price per share of Shares purchasable under a Non-Qualified Stock Option or an Incentive Stock Option shall be determined by the Committee at the time of grant and shall be not less than 100% of the Fair Market Value of the Shares at the date of grant (or, with respect to an Incentive Stock Option, 110% of the Fair Market Value of the Shares at the date of grant in the case of a participant who at the date of grant owns Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or Subsidiary corporations (as determined under Sections 424(d), (e) and (f) of the Code)).

(2) Option Term.  The term of each Stock Option shall be determined by the Committee, but may not exceed ten years from the date the Option is granted (or, with respect to an Incentive Stock Option, five years in the case of a participant who at the date of grant owns Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or Subsidiary corporations (as determined under Sections 424(d), (e) and (f) of the Code)).

(3) Exercise.  Stock Options shall be exercisable at such time or times and shall be subject to such terms and conditions as shall be determined by the Committee at or after grant and permitted by Code Section 409A or agreed upon in writing by the Committee and the participant; but, except as provided in Section 5(b)(6) and Section 12, unless otherwise determined by the Committee at or after grant, no Stock Option shall be exercisable prior to six months and one day following the date of grant. If any Stock Option is exercisable only in installments or only after specified exercise dates, subject to Section 15(a), the Committee may waive, in whole or in part, such installment exercise provisions, and may accelerate any exercise date or dates, at any time at or after grant, based on such factors as the Committee shall determine in its sole discretion; provided, however, the Committee may not waive, without the participant’s consent, such installment exercise provisions or accelerate any exercise dates with respect to a 409A Award if doing so would result in any adverse tax consequences for the optionee under Code Section 409A and the regulations promulgated thereunder.

(4) Method of Exercise.  Subject to any installment exercise provisions that apply with respect to any Stock Option, Code Section 409A and the regulations promulgated thereunder, and Section 5(b)(3), a Stock Option may be exercised in whole or in part, at any time during the Option period, by the holder thereof giving to the Company written notice of exercise specifying the number of Shares to be purchased.

That notice shall be accompanied by payment in full of the Option price of the Shares for which a Stock Option is exercised, and the Committee shall determine the acceptable form of consideration for exercising a Stock Option, including the method of payment, either through the terms of the Option Agreement or at the time of exercise of a Stock Option. Acceptable forms of consideration may include:

(A) cash;

(B) check or wire transfer (denominated in U.S. Dollars);

(C) subject to any conditions or limitations established by the Committee, other Shares which (A) in the case of Shares acquired from the Company (whether upon the exercise of a Stock Option or otherwise), have been owned by the participant for more than six months on the date of surrender (unless this condition is waived by the Committee), and (B) have a Fair Market Value on the date of surrender equal to or greater than the aggregate option price of the Shares as to which said Stock Option is being exercised (it being agreed that the excess of the Fair Market Value over the aggregate option price shall be refunded to the participant in cash);

(D) subject to any conditions or limitations established by the Committee, the Company withholding shares otherwise issuable upon exercise of a Stock Option;

(E) consideration received by the Company under a broker-assisted sale and remittance program acceptable to the Committee;

(F) such other consideration and method of payment for the issuance of Shares to the extent permitted by applicable law; or

(G) any combination of the foregoing methods of payment.

No Shares shall be issued upon exercise of an Option until full payment has been made. No grant of Stock Options may be accompanied by a tandem award of Dividend Equivalent Rights or provide for dividends, dividend equivalents or other distributions to be paid on such Stock Options.

(5) Non-Transferability of Options.  No Stock Option shall be transferable by any participant other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code or the Employee Retirement Income Security Act of 1974, as amended) except that, if so provided in the Option Agreement, the participant may transfer the Option, other than an Incentive Stock Option, during the participant’s lifetime to one or more members of the participant’s family, to one or more trusts for the benefit of one or more of the participant’s family, or to a partnership or partnerships of members of the participant’s family, or to a charitable organization as defined in Section 501(c)(3) of the Code, provided that the transfer would not result in the loss of any exemption under Rule 16b-3 of the Exchange Act with respect to any Option. The transferee of an Option will be subject to all restrictions, terms and conditions applicable to the Option prior to its transfer, except that the Option will not be further transferable by the transferee other than by will or by the laws of descent and distribution.

(6) Termination of Employment

(i) Termination by Death.  Subject to Sections 5(b)(3) and 5(c), if any participant’s employment with the Company or any Subsidiary or Affiliate terminates by reason of death, any Stock Option held by that participant shall become immediately and automatically vested and exercisable. If termination of a participant’s employment is due to death, then any Stock Option held by that participant may thereafter be exercised for a period of two years (or with respect to an Incentive Stock Option, for a period of one year) (or such other period as the Committee may specify at or after grant) from the date of death. Notwithstanding the foregoing, in no event will any Stock Option be exercisable after the expiration of the option period of such Option. The balance of the Stock Option shall be forfeited if not exercised within two years (or one year with respect to Incentive Stock Options).

(ii) Termination by Reason of Disability.  Subject to Sections 5(b)(3) and 5(c), if a participant’s employment with the Company or any Subsidiary or Affiliate terminates by reason of Disability, any Stock Option held by that participant shall become immediately and automatically vested and exercisable. If termination of a participant’s employment is due to Disability, then any Stock Option held by that participant may thereafter be exercised by the participant or by the participant’s duly authorized legal representative if the participant is unable to exercise the Option as a result of the participant’s Disability, for a period of two years (or with respect to an Incentive Stock Option, for a period of one year) (or such other period as the Committee may specify at or after grant) from the date of such termination of employment; and if the participant dies within that two year period (or such other period as the Committee may specify at or after grant), any unexercised Stock Option held by that participant shall thereafter be exercisable by the estate of the participant (acting through its fiduciary) for the duration of the two-year period from the date of that termination of employment. Notwithstanding the foregoing, in no event will any Stock Option be exercisable after the expiration of the option period of such Option. The balance of the Stock Option shall be forfeited if not exercised within two years (or one year with respect to Incentive Stock Options).

(iii) Termination for Cause.  Unless otherwise determined by the Committee (subject to Section 15(a)) at or after the time of granting any Stock Option, if a participant’s employment with the Company or any Subsidiary or Affiliate terminates for Cause, any unvested Stock Options will be forfeited and terminated immediately upon termination and any vested Stock Options held by that participant shall terminate 30 days after the date employment terminates. Notwithstanding the foregoing, in no event will any Stock Option be exercisable after the expiration of the option period of such Option. The balance of the Stock Option shall be forfeited if not exercised within 30 days.

(iv) Other Termination.  Unless otherwise determined by the Committee (subject to Section 15(a)) at or after the time of granting any Stock Option, if a participant’s employment with the Company or any Subsidiary or Affiliate terminates for any reason other than death, Disability, or for Cause all Stock Options held by that participant shall terminate 90 days after the date employment terminates. Notwithstanding the foregoing, in no event will any Stock Option be exercisable after the expiration of the option period of such Option. The balance of the Stock Option shall be forfeited if not exercised within 90 days.

(v) Leave of Absence.  In the event a participant is granted a leave of absence by the Company or any Subsidiary or Affiliate to enter military service or because of sickness, the participant’s employment with the Company or such Subsidiary or Affiliate will not be considered terminated, and the participant shall be deemed an employee of the Company or such Subsidiary or Affiliate during such leave of absence or any extension thereof granted by the Company or such Subsidiary or Affiliate. Notwithstanding the foregoing, in the case of an Incentive Stock Option, a leave of absence of more than 90 days will be viewed as a termination of employment unless continued employment is guaranteed by contract or statute.

(c) Incentive Stock Options.  Notwithstanding Sections 5(b)(5) and (6), an Incentive Stock Option shall be exercisable by (i) a participant’s authorized legal representative (if the participant is unable to exercise the Incentive Stock Option as a result of the participant’s Disability) only if, and to the extent, permitted by Section 422 of the Code and (ii) by the participant’s estate, in the case of death, or authorized legal representative, in the case of Disability, no later than 10 years from the date the Incentive Stock Option was granted (in addition to any other restrictions or limitations that may apply). Anything in the Plan to the contrary notwithstanding, no term or provision of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the participants affected, to disqualify any Incentive Stock Option under that Section 422 or any successor Section thereto.

(d) Buyout Provisions.  Subject to Section 13(b) of the Plan, the Committee may at any time buy out for a payment in cash, Shares, Deferred Shares or Restricted Shares, an Option previously granted, based on such terms and conditions as the Committee shall establish and agree upon with the participant, but no such transaction involving a Section 16 Participant shall be structured or effected in a manner that would result in any liability on the part of the participant under Section 16(b) of the Exchange Act or the rules and regulations promulgated thereunder. Further, any such buy out shall comply with the requirements of Code Section 409A and the regulations promulgated thereunder, unless otherwise agreed upon in writing by the Committee and the participant.

Section 6.  Share Appreciation Rights.

(a) Grant.  Share Appreciation Rights may be granted in connection with all or any part of an Option, either concurrently with the grant of the Option or, if the Option is a Non-Qualified Stock Option, by an amendment to the Option at any time thereafter during the term of the Option. Share Appreciation Rights may be exercised in whole or in part at such times and under such conditions as may be specified by the Committee in the participant’s Option Agreement; provided, that no Share Appreciation Right granted in connection with all or any part of an Option shall be exercisable for less than the Fair Market Value of the underlying Shares as of the date of the original grant of the Option unless such Share Appreciation Right or Option is a 409A Award, as provided for in the applicable Award Agreement.

(b) Terms and Conditions.  The following terms and conditions will apply to all Share Appreciation Rights that are granted in connection with Options:

(1) Rights.  Share Appreciation Rights shall entitle the participant, upon exercise of all or any part of the Share Appreciation Rights, to surrender to the Company, unexercised, that portion of the underlying Option relating to the same number of Shares as is covered by the Share Appreciation Rights (or the portion of the Share Appreciation Rights so exercised) and to receive in exchange from the Company an amount equal to the excess of (x) the Fair Market Value, on the date of exercise, of the Shares covered by the surrendered portion of the underlying Option over (y) the option price of the Shares covered by the surrendered portion of the underlying Option. The Committee may limit the amount that the participant will be entitled to receive upon exercise of the Share Appreciation Right, as provided for in the applicable Award Agreement. No grant of Share Appreciation Rights may be accompanied by a tandem award of Dividend Equivalent Rights or provide for dividends, dividend equivalents or other distributions to be paid on such Share Appreciation Rights.

(2) Surrender of Option.  Upon the exercise of the Share Appreciation Right and surrender of the related portion of the underlying Option, the Option, to the extent surrendered, will not thereafter be exercisable. The underlying Option may provide that such Share Appreciation Rights will be payable solely in cash.

(3) Exercise.  In addition to any further conditions upon exercise that may be imposed by the Committee, the Share Appreciation Rights shall be exercisable only to the extent that the related Option is exercisable, except that, unless otherwise determined by the Committee at or after grant, in no event will a Share Appreciation Right held by a Section 16 Participant be exercisable within the first six months after it is awarded even though the related Option is or becomes exercisable, and each Share Appreciation Right will expire no later than the date on which the related Option expires. A Share Appreciation Right may be exercised only at a time when the Fair Market Value of the Shares covered by the Share Appreciation Right exceeds the option price of the Shares covered by the underlying Option.

(4) Method of Exercise.  Share Appreciation Rights may be exercised by the participant giving written notice of the exercise to the Company, stating the number of Share Appreciation Rights the participant has elected to exercise and surrendering the portion of the underlying Option relating to the same number of Shares as the number of Share Appreciation Rights elected to be exercised.

(5) Payment.  The manner in which the Company’s obligation arising upon the exercise of the Share Appreciation Right will be paid will be determined by the Committee and shall be set forth in the participant’s Option Agreement. The Committee may provide for payment in Shares or cash, or a fixed combination of Shares or cash, or the Committee may reserve the right to determine the manner of payment at the time the Share Appreciation Right is exercised. Shares issued upon the exercise of a Share Appreciation Right will be valued at their Fair Market Value on the date of exercise.

Section 7.  Restricted Shares.

(a) Grant.  Restricted Shares may be issued alone, in addition to or in tandem with other Awards under the Plan or cash or other awards made outside the Plan. The Committee shall determine the individuals to whom, and the time or times at which, grants of Restricted Shares will be made, the number of Restricted Shares to be awarded to each participant, the price (if any) to be paid by the participant (subject to Section 7(b)), the date or dates upon which Restricted Share Awards will vest, the period or periods within which those Restricted Share Awards may be subject to forfeiture, and the other terms and conditions of those Awards in addition to those set forth in Section 7(b).

The Committee may condition the grant of Restricted Shares upon the attainment of specified performance goals or such other factors as the Committee may determine in its sole discretion.

(b) Terms and Conditions.  Restricted Shares awarded under the Plan shall be subject to the following terms and conditions and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable. A participant who receives a Restricted Share Award shall not have any rights with respect to that Award, unless and until the participant has executed an agreement evidencing the Award in the form approved from time to time by the Committee, has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of that Award.

(1) The purchase price (if any) for Restricted Shares shall be determined by the Committee at the time of grant.

(2) Awards of Restricted Shares must be accepted by executing a Restricted Share Award Agreement and paying the price (if any) that is required under Section 7(b)(1).

(3) Each participant receiving a Restricted Share Award shall be issued a stock certificate in respect of those Restricted Shares. The certificate shall be registered in the name of the participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to the Award.

(4) The Committee shall require that the stock certificates evidencing the Restricted Shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Shares Award, the participant shall have delivered to the Company a stock power, endorsed in blank, relating to the Shares covered by that Award.

(5) Subject to the provisions of this Plan and the Restricted Share Award Agreement, during a period set by the Committee commencing with the date of any Award (the “Restriction Period”), the participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber the Restricted Shares covered by that Award. Subject to Section 15(a), the Restriction Period shall not be less than three years in duration with respect to a non-performance-based Restricted Share Award or less than a one year performance period with respect to a performance-based Restricted Share Award (“Minimum Restriction Period”). For clarification, if a Restricted Share Award vests in installments, the duration of the Restriction Period shall be measured from the date of grant of the Restricted Share Award until the date of vesting of the last installment. Subject to Section 15(a), a non-performance- based Restricted Share Award can vest no more favorably than one-third of the Restricted Share Award each year, and a performance-based Restricted Share Award can vest no earlier than expiration of the one year performance period. Subject to these limitations and the Minimum Restriction Period requirement, the Committee, in its sole discretion, may provide for the lapse of restrictions in installments and, subject to Section 15(a), may accelerate or waive restrictions, in whole or in part, based on service, performance or such other factors and criteria as the Committee may determine in its sole discretion.

(6) Except as provided in this Section 7(b)(6) and Sections 7(b)(5) and 7(b)(7), the participant shall have, with respect to the Restricted Shares awarded, all of the rights of a shareholder of the Company, including the right to vote the Shares and the right to receive any dividends; provided, however, that to the extent performance-based Restricted Shares have not yet been earned as a result of the achievement of applicable performance goals, dividends or other distributions on such unearned performance-based Restricted Shares shall be deferred and deemed reinvested in additional performance-based Restricted Shares until the achievement of the applicable performance goals. The Committee, in its sole discretion, as determined at the time of Award, may permit or require the payment of cash dividends to be deferred and subject to forfeiture and, if the Committee so determines, reinvested, subject to Section 15(g), in additional Restricted Shares to the extent Shares are available under Section 3, or otherwise reinvested. Unless the Committee or Board determines otherwise, Share dividends issued with respect to Restricted Shares shall be treated as additional Restricted Shares that are subject to the same restrictions and other terms and conditions that apply to the Shares with respect to which such dividends are issued.

(7) No Restricted Shares shall be transferable by a participant other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code or the Employee Retirement Income Security Act of 1974, as amended) except that, if so provided in the Restricted Shares Agreement, the participant may transfer the Restricted Shares, during the participant’s lifetime to one or more members of the participant’s family, to one or more trusts for the benefit of one or more of the participant’s family, to a partnership or partnerships of members of the participant’s family, or to a charitable organization as defined in Section 501(c)(3) of the Code, provided that the transfer would not result in the loss of any exemption under Rule 16b-3 of the Exchange Act with respect to any Restricted Shares. The transferee of Restricted Shares will be subject to all restrictions, terms and conditions applicable to the Restricted Shares prior to its transfer, except that the Restricted Shares will not be further transferable by the transferee other than by will or by the laws of descent and distribution.

(8) Unless otherwise determined by the Committee at or after the time of granting any Restricted Shares, if a participant’s employment with the Company or any Subsidiary or Affiliate terminates by reason of death, any Restricted Shares held by that participant shall thereafter vest and any restriction shall lapse.

(9) Unless otherwise determined by the Committee at or after the time of granting any Restricted Shares, if a participant’s employment with the Company or any Subsidiary or Affiliate terminates by reason of Disability, any Restricted Shares held by that participant shall thereafter vest and any restriction shall lapse.

(10) Subject to Section 15(a), unless otherwise determined by the Committee at or after the time of granting any Restricted Shares, if a participant’s employment with the Company or any Subsidiary or Affiliate terminates for any reason other than death or Disability, the Restricted Shares held by that participant that are unvested or subject to restriction at the time of termination shall thereupon be forfeited.

(c) Minimum Value.  In order to better ensure that Award payments actually reflect the performance of the Company and service of the participant, the Committee may provide, in its sole discretion, for a tandem performance-based or other Award designed to guarantee a minimum value, payable in cash or Shares, to the recipient of a Restricted Share Award, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee.

Section 8.  Deferred Shares.

(a) Grant.  Deferred Shares may be awarded alone, in addition to or in tandem with other Awards granted under the Plan or cash or other awards made outside the Plan. The Committee shall determine the individuals to whom, and the time or times at which, Deferred Shares shall be awarded, the number of Deferred Shares to be awarded to any participant, the duration of the period (the “Deferral Period”) during which, and the conditions under which, receipt of the Shares will be deferred, and the other terms and conditions of the Award in addition to those set forth in Section 8(b).

The Committee may condition the grant of Deferred Shares upon the attainment of specified performance goals or such other factors as the Committee shall determine in its sole discretion.

(b) Terms and Conditions.  Deferred Share Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(1) The purchase price for Deferred Shares shall be determined at the time of grant by the Committee. Subject to the provisions of the Plan and the Award Agreement referred to in Section 8(b)(10), Deferred Share Awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period. At the expiration of the Deferral Period (or the Elective Deferral Period referred to in Section 8(b)(9), where applicable), share certificates shall be delivered to the participant, or the participant’s legal representative, for the Shares covered by the Deferred Share Award. Subject to Section 15(a), the Deferral Period applicable to any Deferred Share Award shall not be less than three years in duration with respect to a non-performance-based Deferred Share Award or less than a one year performance period with respect to a performance-based Deferred Share Award (“Minimum Deferral Period”). For clarification, if a Deferred Share Award vests in installments, the duration of the Deferral Period shall be measured from the date of grant of the Deferred Share Award until the date of vesting of the last installment. Subject to Section 15(a), a non-performance-based Deferred Share Award can vest no more favorably than one-third of the Deferred Share Award each year, and a performance-based Deferred Share Award can vest no earlier than expiration of the one year performance period.

(2) To the extent a Deferred Share Award is a 409A Award, the Committee will grant the Award in a manner as to comply with the requirements of Code Section 409A and the regulations promulgated thereunder and in accordance with Section 11(b).

(3) Amounts equal to any dividends declared during the Deferral Period with respect to the number of Shares covered by a Deferred Share Award will be paid to the participant in cash, deferred or deemed to be reinvested in additional Deferred Shares that are subject to the same restrictions and other terms and conditions that apply to the Deferred Shares with respect to which such dividends are issued, all as determined by the Committee, in its sole discretion, at the time of the Award; provided, however, that to the extent performance-based Deferred Shares have not yet been earned as a result of the achievement of applicable performance goals, dividends or other distributions on such unearned performance-based Deferred Shares shall be deferred and deemed reinvested in additional performance-based Deferred Shares until the achievement of the applicable performance goals.

(4) No Deferred Shares shall be transferable by a participant other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code or the Employee Retirement Income Security Act of 1974, as amended) except that, if so provided in the Deferred Shares Agreement, the participant may transfer the Deferred Shares during the participant’s lifetime to one or more members of the participant’s family, to one or more trusts for the benefit of one or more of the participant’s family, to a partnership or partnerships of members of the participant’s family, or to a charitable organization as defined in Section 501(c)(3) of the Code, provided that the transfer would not result in the loss of any exemption under Rule 16b-3 of the Exchange Act with respect to any Deferred Shares. The transferee of Deferred Shares will be subject to all restrictions, terms and conditions applicable to the Deferred Shares prior to their transfer, except that the Deferred Shares will not be further transferable by the transferee other than by will or by the laws of descent and distribution.

(5) Unless otherwise determined by the Committee at the time of granting any Deferred Shares, if a participant’s employment by the Company or any Subsidiary or Affiliate terminates by reason of death, any Deferred Shares held by such participant shall thereafter vest or any restriction shall lapse, and the participant’s representative shall receive the Deferred Shares in one lump sum within 10 business days following such death; provided, however, that the participant’s representative must first provide satisfactory proof of death to the Committee.

(6) Unless otherwise determined by the Committee at the time of granting any Deferred Shares, if a participant’s employment by the Company or any Subsidiary or Affiliate terminates by reason of Disability, any Deferred Shares held by such participant shall thereafter vest or any restriction lapse, and the participant or the participant’s representative shall be issued the Deferred Shares in one lump sum within 10 business days following such Disability. A determination of Disability shall be made by the Committee.

(7) Subject to Section 15(a), unless otherwise determined by the Committee at or after the time of granting any Deferred Share Award, if a participant’s employment by the Company or any Subsidiary or Affiliate terminates for any reason other than death or Disability, all Deferred Shares held by such participant which are unvested or subject to restriction shall thereupon be forfeited.

(8) Based on service, performance or such other factors or criteria as the Committee may determine and subject to Section 15(a), the Committee may, at or after grant, accelerate the vesting of all or any part of any Deferred Share Award, subject in all cases to the Minimum Deferral Period requirement.

(9) A participant may elect to further defer receipt of a Deferred Share Award (or an installment of an Award) for a specified period or until a specified event (the “Elective Deferral Period”), subject in each case to the Committee’s approval, the terms of this Section 8, such other terms as are determined by the Committee, all in its sole discretion, and in compliance with the terms and conditions of Code Section 409A and the regulations promulgated thereunder. Subject to any exceptions approved by the Committee, such election must be made at least 12 months prior to the date the Deferral Period is set to expire and the Elective Deferral Period must be for a period of at least five years from the date the Deferral Period is set to expire, except to the extent the holder of a Deferred Share becomes entitled to receive the underlying Shares due to death or Disability.

(10) Each such Award shall be confirmed by, and subject to the terms of, a Deferred Share Award Agreement evidencing the Award in the form approved from time to time by the Committee.

(c) Minimum Value Provisions.  In order to better ensure that Award payments actually reflect the performance of the Company and service of the participant, the Committee may provide, in its sole discretion, for a tandem performance-based or other Award designed to guarantee a minimum value, payable in cash or Shares to the recipient of a Deferred Share Award, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee.

Section 9.  Share Purchase Rights.

(a) Grant.  Share Purchase Rights may be granted alone, in addition to or in tandem with other Awards granted under the Plan or cash or other awards made outside the Plan. The Committee shall determine the individuals to whom, and the time or times at which, grants of Share Purchase Rights will be made, the number of Shares which may be purchased pursuant to the Share Purchase Rights, and the other terms and conditions of the Share Purchase Rights in addition to those set forth in Section 9(b). The Shares subject to the Share Purchase Rights may be purchased, as determined by the Committee at the time of grant:

(1) at the Fair Market Value of such Shares on the date of grant; or

(2) at 85% of the Fair Market Value of such Shares on the date of grant if the grant of Share Purchase Rights is made in lieu of cash compensation.

Subject to Section 9(b) hereof, the Committee may also impose such deferral, forfeiture or other terms and conditions as it shall determine, in its sole discretion, on such Share Purchase Rights or the exercise thereof.

Each Share Purchase Right Award shall be confirmed by, and be subject to the terms of, a Share Purchase Rights Agreement, which shall be in form approved by the Committee.

(b) Terms and Conditions.  Share Purchase Rights may contain such additional terms and conditions not inconsistent with the terms of the Plan as the Committee shall deem desirable, and shall generally be exercisable for such period as shall be determined by the Committee. However, unless otherwise determined by the Committee at or after grant, Share Purchase Rights granted to Section 16 Participants shall not become exercisable earlier than six months and one day after the grant date. Share Purchase Rights shall not be transferable by a participant other than by will or by the laws of descent and distribution.

Section 10.  Other Share-Based Awards.

(a) Grant.  Other Awards of Shares and other Awards that are valued, in whole or in part, by reference to, or are otherwise based on, Shares, including, without limitation, performance shares, convertible preferred shares, convertible debentures, exchangeable securities, dividend equivalent rights and Share Awards or options valued by reference to book value or Subsidiary performance, may be granted alone, in addition to or in tandem with other Awards granted under the Plan or cash or other awards made outside the Plan.

At the time the Shares or Other Share-Based Awards are granted, the Committee shall determine the individuals to whom and the time or times at which such Shares or Other Share-Based Awards shall be awarded, the number of Shares to be used in computing an Award or which are to be awarded pursuant to such Awards, the consideration, if any, to be paid for such Shares or Other Share-Based Awards, and all other terms and conditions of the Awards in addition to those set forth in Section 10(b). The Committee will also have the right, at its sole discretion, to settle such Awards in Shares, Restricted Shares or cash in an amount equal to the Fair Market Value of the Shares or Other Share-Based Awards at the time of settlement.

The provisions of Other Share-Based Awards need not be the same with respect to each participant.

(b) Terms and Conditions.  Other Share-Based Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(1) Subject to the provisions of this Plan and the Award Agreement referred to in Section 10(b)(5) below, Shares awarded or subject to Awards made under this Section 10 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the Shares are issued, or, if later, the date on which any applicable restriction, performance, holding or deferral period or requirement is satisfied or lapses. Subject to Section 15(a), unless otherwise determined by the Committee at or after grant, all Shares or Other Share-Based Awards granted under this Section 10 shall be subject to a minimum holding period (including any applicable restriction, performance and/or deferral periods) of three years in duration with respect to a non-performance-based Other Share-Based Award or a minimum one year performance period with respect to a performance-based Other Share-Based Award (the “Minimum Holding Period”). For clarification, if an Other Share-Based Award vests in installments, the duration of the Minimum Holding Period shall be measured from the date of grant of the Other Share-Based Award until the date of vesting of the last installment. Subject to Section 15(a), a non-performance-based Other Share-Based Award can vest no more favorably than one-third of the Other Share-Based Award each year, and a performance-based Other Share-Based Award can vest no earlier than expiration of the one year performance period.

(2) Subject to the provisions of this Plan and the Award Agreement and unless otherwise determined by the Committee at the time of grant, the recipient of an Other Share-Based Award shall be entitled to receive, currently or on a deferred basis, interest or dividends or interest or dividend equivalents with respect to the number of Shares covered by the Award, as determined at the time of the Award by the Committee, in its sole discretion, subject, if applicable, to the provisions of Code Section 409A and the regulations promulgated thereunder, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested; provided, however, that to the extent performance-based Other Share-Based Awards have not yet been earned as a result of the achievement of applicable performance goals, dividends, dividend equivalents or other distributions on such unearned performance-based Other Share-Based Awards shall be deferred and deemed reinvested in additional performance-based Shares or Other Share-Based Awards until the achievement of the applicable performance goals.

(3) Subject to the Minimum Holding Period, any Other Share-Based Award and any Shares covered by any such Award shall vest or be forfeited to the extent, at the times and subject to the conditions, if any, provided in the Award Agreement, as determined by the Committee in its sole discretion.

(4) In the event of the participant’s Disability or death, or, subject to Section 15(a), in cases of special circumstances, the Committee may, in its sole discretion, waive, in whole or in part, any or all of the remaining limitations imposed hereunder or under any related Award Agreement (if any) with respect to any part or all of any Award under this Section 10. Notwithstanding the foregoing, the Committee may not waive, in whole or in part, any remaining limitations imposed with respect to any Award if such waiver results in an Award’s failure to comply with the requirements of Code Section 409A and the regulations promulgated thereunder, unless agreed upon in writing by the Committee and Participant.

(5) Each Award shall be confirmed by, and subject to the terms of, an agreement or other instrument evidencing the Award in the form approved from time to time by the Committee, the Company and the participant.

(6) Shares (including securities convertible into Shares) issued under this Section 10 on a bonus basis may be issued for no cash consideration. Shares (including securities convertible into Shares) purchased pursuant to a purchase right awarded under this Section 10 shall bear a price of at least 85% of the Fair Market Value of the Shares on the date of grant. The purchase price of such Shares, and of any Other Share-Based Award granted hereunder, or the formula by which such price is to be determined, shall be fixed by the Committee at the time of grant.

(7) In the event that any “derivative security,” as defined in Rule 16a-1(c) (or any successor thereto) promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, is awarded pursuant to this Section 10 to any Section 16 Participant, such derivative security shall not be transferable other than by will or by the laws of descent and distribution.

(c) Dividend Equivalent Rights.  A Dividend Equivalent Right is an Award entitling the participant to receive credits based on cash distributions that would have been paid on the Shares specified in the Dividend Equivalent Right (or other Award to which it relates) if such Shares had been issued to and held by the participant. A Dividend Equivalent Right may be granted hereunder to any participant as a component of another Award or as a freestanding award; provided, however, that Dividend Equivalent Rights may not be granted, either directly or indirectly, in connection with, with respect to or as a component of Stock Options or Share Appreciation Rights.

(1) Terms and Conditions.  In addition to the terms and conditions set forth in Section 10(b), Dividend Equivalent Rights shall be subject to the following additional terms and conditions. Dividend Equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional Shares, which may thereafter accrue additional Dividend Equivalent Rights; provided, however, that to the extent performance-based Dividend Equivalent Rights have not yet been earned as a result of the achievement of applicable performance goals, dividends, dividend equivalents or other distributions on such unearned performance-based Dividend Equivalent Rights shall be deferred and deemed reinvested in additional performance-based Dividend Equivalent Rights until the achievement of the applicable performance goals. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Committee. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award.

(2) Interest Equivalents.  Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the Award Agreement for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

(3) Termination of Employment.  Except as may otherwise be provided by the Committee either in the Award Agreement or in writing after the Award Agreement is issued, a participant’s rights in all Dividend Equivalent Rights or interest equivalents (other than any accrued but unpaid Dividend Equivalent Rights or interest equivalents) shall automatically terminate upon the date that a participant’s employment with the Company or any Subsidiary or Affiliate terminates for any reason other than death or Disability. Any accrued but unpaid Dividend Equivalent Rights or interest equivalents shall be paid in one lump sum amount by the Company within 90 days after the termination of the participant’s employment with the Company or any Subsidiary or Affiliate.

Section 11.  Form and Timing of Payment under Awards; Deferrals.

(a) Form and Timing of Payment.  Subject to the terms of the Plan and any applicable Award Agreement (as may be amended pursuant to Section 13 hereof), payments to be made by the Company, a Subsidiary or Affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Shares, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis; provided, however that settlement in other than Shares or payment on a deferred basis must be authorized by the applicable Award Agreement. The settlement of any Award may be accelerated and cash paid in lieu of Shares in connection with such settlement; provided, however that settlement in cash must be authorized by the applicable Award Agreement. The acceleration of any Award that does not result in a cash settlement must also be authorized by the applicable Award Agreement. Installment or deferred payments may be required by the Committee or permitted at the election of the participant on terms and conditions approved by the Committee, including without limitation the ability to defer awards pursuant to any deferred compensation plan maintained by the Company, a Subsidiary or Affiliate. Payments may include, without limitation, provisions for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Shares.

(b) Certain Limitations on Awards to Ensure Compliance with Code Section 409A.

(1) 409A Awards and Deferrals.  Other provisions of the Plan notwithstanding, the terms of any 409A Award, including any authority of the Company or the Committee and rights of the participant with respect to the 409A Award, shall be limited to those terms permitted under Code Section 409A and the regulations promulgated thereunder. The following rules will apply to 409A Awards:

(A) If a participant is permitted to elect to defer an Award or any payment under an Award, such election shall be permitted only at times in compliance with Code Section 409A and the regulations promulgated thereunder;

(B) The Company shall have no authority to accelerate or delay distributions relating to 409A Awards in excess of the authority permitted under Code Section 409A and the regulations promulgated thereunder;

(C) Any distribution of a 409A Award triggered by a Participant’s termination of employment shall be made only at the time that the Participant has had a “Separation from Service” within the meaning of Code Section 409A (or at such earlier time preceding a termination of employment that there occurs another event triggering a distribution under the Plan or the applicable Award Agreement in compliance with Code Section 409A and the regulations promulgated thereunder);

(D) Any distribution of a 409A Award to a “Specified Employee,” as determined under Code Section 409A, after Separation from Service, shall occur at the expiration of the six-month period following said Specified Employee’s Separation from Service. In the case of installment payments, this six-month delay shall not affect the timing of any installment otherwise payable after the six-month delay period; and

(E) In the case of any distribution of a 409A Award, the time and form of payment for such distribution will be specified in the Award Agreement; provided that, if the time and form of payment for such distribution is not otherwise specified in the Plan or an Award Agreement or other governing document, the distribution shall be made in one lump sum amount on or about March 10 (and not later than March 15) in the calendar year following the calendar year at which the settlement of the Award is specified to occur, any applicable restriction lapses, or there is no longer a substantial risk of forfeiture applicable to such amounts.

(2) Distribution upon Vesting.  In the case of any Award providing for a distribution upon the lapse of a substantial risk of forfeiture, the time and form of payment for such distribution will be specified in the Award Agreement; provided that, if the timing and form of payment of such distribution is not otherwise specified in the Plan or an Award Agreement or other governing document, the distribution shall be made in one lump sum amount on March 15 of the calendar year following the calendar year in which the substantial risk of forfeiture lapses.

(3) Scope and Application of this Provision.  For purposes of the Plan, references to a term or event (including any authority or right of the Company, the Committee or a participant) being “permitted” under Code Section 409A means that the term or event will not cause the participant to be deemed to be in constructive receipt of compensation relating to the 409A Award prior to the distribution of cash, shares or other property or to be liable for payment of interest or a tax penalty under Code Section 409A.

(4) Interpretation.  If and to the extent that any provision of an Award is required or intended to comply with Code Section 409A, such provision shall be administered and interpreted in a manner consistent with the requirements of Code Section 409A. If and solely to the extent that any such provision of an Award as currently written would conflict with or result in adverse consequences to a participant under Code Section 409A, the Committee shall have the authority, without the consent of the participant, to administer such provision and to amend the Award with respect to such provision to the extent the Committee deems necessary for the purposes of avoiding any portion of the Shares or amounts to be delivered to the participant being subject to additional income or other taxes under Code Section 409A.

Section 12.  Change in Control Provision.

(a) Impact of Event.  Notwithstanding any other provisions hereof or in any agreement to the contrary, in the event of: (1) a “Change in Control” as defined in Section 12(b)(1) or (2) a “409A Change in Control” as defined in Section 12(b)(2), the following provisions shall apply:

(1) Any Stock Options awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested;

(2) Any Share Appreciation Rights shall become immediately exercisable;

(3) The restrictions applicable to any Restricted Share Awards, Deferred Shares, Share Purchase Rights and Other Share-Based Awards shall lapse and such Shares and Awards shall be deemed fully vested; and

(4) Subject to Section 3(c) and Section 13(b), (A) unless otherwise determined by the Committee in its sole discretion at or after grant but prior to any Change in Control , each outstanding Award (other than a 409A Award), in each case to the extent vested, shall be cashed out (and such Award terminated) by paying the participant an amount equal to the excess, if any, of the “Change in Control Price” as defined in Section 12(d) as of the date such Change in Control is determined to have occurred over the option price or other purchase price, if any, payable by the participant with respect to such Award or (B) upon any 409A Change in Control, each outstanding 409A Award, in each case to the extent vested, shall be cashed out (and such 409A Award terminated) by paying the participant an amount equal to the excess, if any, of the Change in Control Price as of the date such 409A Change in Control is determined to have occurred over the option price or other purchase price, if any, payable by the participant with respect to such 409A Award. A 409A Award may be cashed out upon a Change in Control that does not constitute a 409A Change in Control only with the written consent of the Company and the participant.

(b) Definition of Change in Control.

(1) A “Change in Control” means the occurrence of any of the following: (i) consummation of a consolidation or merger in which the Company is not the surviving corporation, the sale of substantially all of the assets of the Company, or the liquidation or dissolution of the Company; (ii) any person or other entity (other than the Company or a Subsidiary or any Company employee benefit plan (including any trustee of any such plan acting in its capacity as trustee)) purchases any Shares (or securities convertible into Shares) pursuant to a tender or exchange offer without the prior consent of the Board, or becomes the beneficial owner of securities of the Company representing 20% or more of the voting power of the Company’s outstanding securities; or (iii) during any two-year period, individuals who at the beginning of such period constitute the entire Board cease to constitute a majority of the Board; provided, that any person becoming a director of the Company during such two-year period whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the directors who at the beginning of such period constituted the entire Board (either by a specific vote or by approval of the Company’s proxy statement in which such person is named as a nominee of the Company for director), but excluding for this purpose any person whose initial assumption of office as a director of the Company occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors of the Company or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or person other than the Board, shall be, for purposes of this Section 12(b)(1)(iii), considered as though such person was a member of the Board at the beginning of such period.

(2) A “409A Change in Control” means the date on which any one of the following occurs: (i) any one person, or more than one person acting as a group (as determined under Code Section 409A and the regulations promulgated thereunder), acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company; or (ii) a majority of members of the Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors before the date of such appointment or election; or (iii) any one person, or more than one person acting as a group (as determined under Code Section 409A and the regulations promulgated thereunder), acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; or (iv) any one person, or more than one person acting as a group (as determined under Code Section 409A and the regulations thereunder), acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company before such acquisition or acquisitions. For this purpose, “gross fair market value” means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

(c) Change in Control Price.  For purposes of this Section 12, “Change in Control Price” means the highest price per share paid in any transaction reported on the New York Stock Exchange Composite Index (or, if the Shares are not then traded on the New York Stock Exchange, the highest price paid as reported for any national exchange on which the Shares are then traded) or paid or offered in any bona fide transaction related to a Change in Control or a 409A Change in Control of the Company, at any time during the 30-day period immediately preceding the occurrence of the Change in Control or 409A Change in Control, in each case as determined by the Committee.

Section 13.  Amendments and Termination.

(a) The Board may at any time, amend, alter or discontinue the Plan, but no such amendment, alteration or discontinuation shall be made that would (i) impair the rights of a participant under an Award theretofore granted, without the participant’s consent or (ii) require shareholder approval under any applicable law or regulation (including any applicable regulation of an exchange on which the Shares are traded), unless such shareholder approval is received. The Company shall submit to the shareholders of the Company, for their approval, any amendments to the Plan required pursuant to Section 162(m) of the Code or any material revisions to the Plan so long as such approval is required by law or regulation (including any applicable regulation of an exchange on which the Shares are traded).

(b) The Committee may at any time, in its sole discretion, amend the terms of any Award, but (i) no such amendment shall be made that would impair the rights of a participant under an Award theretofore granted, without the participant’s consent; (ii) no such amendment shall be made that would make the applicable exemptions provided by Rule 16b-3 under the Exchange Act unavailable to any Section 16 Participant holding the Award without the participant’s consent and (iii) notwithstanding anything to the contrary contained in the Plan, the terms of outstanding Stock Options or Share Appreciation Rights may not be amended to reduce the option price of outstanding Stock Options (including Stock Options underlying Share Appreciation Rights), and, except in connection with a corporate transaction or event described in Section 3(c) or Section 12 of the Plan, no outstanding Stock Options or Share Appreciation Rights may be cancelled in exchange for other Awards, or cancelled in exchange for Stock Options or Share Appreciation Rights with an option price that is less than the option price of the original Stock Options (including Stock Options underlying the original Share Appreciation Rights) or cancelled in exchange for cash, without shareholder approval. Section 13(b)(iii) is intended to prohibit (without shareholder approval) the repricing of “underwater” Stock Options and Share Appreciation Rights and will not be construed to prohibit the adjustments or payments provided for in Section 3(c) or Section 12 of the Plan. Notwithstanding any provision of the Plan to the contrary, this Section 13(b)(iii) may not be amended without approval by the Company’s shareholders.

(c) Subject to the above provisions, the Board shall have all necessary authority to amend the Plan, clarify any provision or to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

Section 14.  Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payment not yet made to a participant by the Company, nothing contained herein shall give that participant any rights that are greater than those of a general creditor of the Company.

Section 15.  General Provisions.

(a) Except in connection with the death, Disability or retirement of participants or in connection with a Change in Control or a 409A Change in Control, the Committee may not accelerate the exercise date or vesting of, or waive any installment provision, limitation or restriction with respect to, Awards that represent in the aggregate a number of Shares greater than (i) 370,000 Shares (subject to adjustment as provided in Section 3(c)) less (ii) the number of Shares applied against the Restriction Limit (as hereinafter defined) based upon their restriction period, deferral period or holding period (the “Acceleration Limit”). The Committee may accelerate the exercise date or vesting of, or waive any installment provision, limitation or restriction with respect to, an Award upon a participant’s death, Disability or retirement or in connection with a Change in Control or a 409A Change in Control, and the Shares covered by such acceleration or waiver shall not count against the Acceleration Limit. The Committee may not establish a restriction period, deferral period or holding period less than the Minimum Restriction Period, Minimum Deferral Period or Minimum Holding Period, respectively, with respect to Awards that represent in the aggregate a number of Shares greater than (i) 370,000 Shares (subject to adjustment as provided in Section 3(c)) less (ii) the number of Shares subject to Awards applied against the Acceleration Limit as a result of acceleration or waiver (the “Restriction Limit”). In addition, without regard to the Acceleration Limit or the Restriction Limit, the Committee may (i) accelerate the exercise date or vesting of, or waive any installment provision, limitation or restriction with respect to, an Award or (ii) grant Shares with less than the Minimum Restriction Period or Minimum Holding Period, to the extent the Company is obligated to do so under an agreement or plan entered into prior to the date of adoption of this Plan by the Company’s shareholders.

(b) The Committee may require each participant acquiring Shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that the participant is acquiring the Shares without a view to distribution thereof. The certificates for any such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

All Shares or other securities delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any certificate for any such Shares to make appropriate reference to those restrictions.

(c) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

(d) Neither the adoption of the Plan, nor its operation, nor any document describing, implementing or referring to the Plan, or any part thereof, shall confer upon any participant under the Plan any right to continue in the employ, or as a director, of the Company or any Subsidiary or Affiliate, or shall in any way affect the right and power of the Company or any Subsidiary or Affiliate to terminate the employment, or service as a director, of any participant under the Plan at any time with or without assigning a reason therefor, to the same extent as the Company or any Subsidiary or Affiliate might have done if the Plan had not been adopted.

(e) For purposes of this Plan, a transfer of a participant between the Company and any Subsidiary or Affiliate shall not be deemed a termination of employment.

(f) No later than the date as of which an amount first becomes includable in the gross income of the participant for federal income tax purposes with respect to any Award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state or local taxes or other items of any kind required by law to be withheld with respect to that amount. Subject to the following sentence, unless otherwise determined by the Committee, withholding obligations may be settled with Shares, including unrestricted Shares previously owned by the participant or Shares that are part of the Award that gives rise to the withholding requirement. Notwithstanding the foregoing, any right by a Section 16 Participant to elect to settle any tax withholding obligation with Shares that are part of an Award must be set forth in the agreement evidencing that Award or be approved by the Committee in its sole discretion. The obligations of the Company under the Plan shall be conditional on those payments or arrangements and the Company and its Subsidiaries and Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise payable to the participant.

(g) The actual or deemed reinvestment of dividends or dividend equivalents in additional Restricted Shares (or in Deferred Shares or other types of Awards) at the time of any dividend payment shall be permissible only if sufficient Shares are available under Section 3 for reinvestment (taking into account then outstanding Stock Options).

(h) The Plan, all Awards made and actions taken thereunder and any agreements relating thereto shall be governed by and construed in accordance with the laws of the State of Ohio.

(i) All agreements entered into with participants pursuant to the Plan shall be subject to the Plan.

(j) The provisions of Awards need not be the same with respect to each participant.

(k) Notwithstanding anything to the contrary contained in this Plan, in no event will any Award granted under the Plan be transferred for value.

Section 16.  Shareholder Approval; Effective Date of Plan.

The Plan was adopted by the Board on April 28, 2009 and is subject to approval by the holders of the Company’s outstanding Shares, in accordance with applicable law. If the Plan is not so approved within twelve (12) months after the date the Plan is adopted by the Board of Directors, the Plan and any Grants made hereunder shall be null and void, in which case the 2008 Developers Diversified Realty Corporation Equity-Based Award Plan will remain in full force and effect. However, if the Plan is so approved, no further shareholder approval shall be required with respect to the granting of Awards pursuant to the Plan.

Section 17.  Term of Plan.

No Award shall be granted pursuant to the Plan on or after November 1, 2017, but Awards granted prior to that date may extend beyond that date.

C/O NATIONAL CITY BANK SHAREHOLDER SERVICES OPERATIONS LOCATOR 5352 P.O. BOX 94509 CLEVELAND, OH 44101-4509
Vote by Telephone
Have your proxy card available when you call Toll-Free 1-888-693-8683 using a touch-tone phone and follow the simple instructions to record your vote.
Vote by Internet
Have your proxy card available when you access the website www.cesvote.com and follow the simple instructions to record your vote.
Vote by Mail
Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: National City Bank, P.O. Box 535600, Pittsburgh, PA 15253.

Vote by Telephone	Vote by Internet	Vote by Mail
Call Toll-Free using a touch-tone telephone: 1-888-693-8683	Access the Website and cast your vote: www.cesvote.com	Return your proxy in the postage-paid envelope provided
Vote 24 hours a day, 7 days a week.
Your telephone or Internet vote must be received by 11:59 p.m., eastern time, on June 24, 2009 in order to be counted in the final tabulation.
If you vote by telephone or Internet, please do not send your proxy by mail.
è
Proxy card must be signed and dated below.
â Please fold and detach card at perforation before mailingâ

DEVELOPERS DIVERSIFIED REALTY CORPORATION
This Proxy is Solicited on Behalf of the Board of Directors
The undersigned hereby appoints Joan U. Allgood and William H. Schafer, and each of them, the attorneys and proxies of the undersigned with full power of substitution to vote, as indicated herein, all of the common shares of Developers Diversified Realty Corporation held of record by the undersigned on April 29, 2009, at the Annual Meeting of Shareholders to be held on June 25, 2009, or any adjournment thereof, with all of the powers the undersigned would possess if then and there personally present. Receipt of Notice of Annual Meeting of Shareholders and the related Proxy Statement is hereby acknowledged.

Dated: ____________, 2009
________________________________________________
Signature
________________________________________________
Signature, if held jointly
Please date and sign exactly as your name appears hereon. If shares are held jointly, each shareholder should sign. Agents, executors, administrators, guardians, trustees, etc. should use their full title, and, if more than one, all should sign. If the shareholder is a corporation, please sign full corporate name by the president or another authorized officer. If a partnership, please sign in partnership name by an authorized person.
(Continued on reverse side)

YOUR VOTE IS IMPORTANT
If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to Corporate Election Services, P.O. Box 535600, Pittsburgh, PA 15253, so your shares may be represented at the Annual Meeting. It you vote by telephone or Internet, it is not necessary to return this proxy card.
Proxy card must be signed and dated on the reverse side.
â Please fold and detach card at perforation before mailing. â

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PROXY
This proxy, when properly executed, will be voted as specified by the shareholder. If no specifications are made, the proxy will be voted FOR the nominees described in proposal 1, and FOR proposals 2, 3 and 4.
1.	Election of Directors.

Nominees:	(01) Dean S. Adler	(02) Terrance R. Ahern	(03) Robert H. Gidel	(04) Daniel B. Hurwitz
	(05) Volker Kraft	(06) Victor B. MacFarlane	(07) Craig Macnab	(08) Scott D. Roulston
	(09) Barry A. Sholem	(10) William B. Summers, Jr.	(11) Scott A. Wolstein

☐ FOR all nominees listed above (except as marked to the contrary)	☐ WITHHOLD AUTHORITY to vote for all nominees listed above
INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name above.

	FOR	AGAINST	ABSTAIN
2. To amend the Company’s Second Amended and Restated Articles of Incorporation to increase the number of authorized Common Shares from 300,000,000 to 500,000,000, which results in an increase in the total number of authorized shares of the Company from 311,000,000 to 511,000,000.
	☐	☐	☐

3. To approve the Amended and Restated 2008 Developers Diversified Realty Corporation Equity-Based Award Plan.	☐	☐	☐

4. To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants for the Company’s fiscal year ending December 31, 2009.	☐	☐	☐

5. In their discretion, to vote upon such other business as may properly come before the meeting.